SUBLEASE

BETWEEN

ORACLE USA, INC.

AND

ACTUATE CORPORATION

2207 Bridgepointe Parkway,
San Mateo, California
("Bridgepointe Building 3")

Fourth and Fifth Floors

SUBLEASE

THIS SUBLEASE ("Sublease") is entered into as of __________, 2007, by and between ORACLE USA, INC., a Colorado corporation ("Sublandlord") and ACTUATE CORPORATION, a Delaware corporation ("Subtenant"), with reference to the following facts:

A. Pursuant to that certain Lease dated as of June 11, 1999 (the "Original Master Lease"), as the same has been amended by that certain First Amendment to Lease dated as of September 23, 2000 (the "First Amendment") and by that certain Second Amendment to Lease dated as of August 11, 2006 (the "Second Amendment") (the Original Master Lease, as amended by the First Amendment and the Second Amendment, being referred to herein as the "Master Lease"), Sobrato Interests III ("Landlord"), as Landlord, leases to Sublandlord (successor in interest to Siebel Systems, Inc.), as tenant, certain space (the "Master Lease Premises") consisting of the entire 167,505 rentable square foot building (the "Building" or "Building 3") located at 2207 Bridgepointe Parkway in the City of San Mateo ("City"), State of California. The Building, together with (i) the 141,496 rentable square foot building located at 2215 Bridgepointe Parkway ("Building 1") and (ii) the 141,496 rentable square foot building located at 2211 Bridgepointe Parkway ("Building 2") comprise the "Project," as more particularly defined in the Master Lease. Pursuant to separate leases, Sublandlord has leased all of Building 1 and all of Building 2.

B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, a portion of the Master Lease Premises containing approximately 75,311 rentable square feet consisting of the entire fourth (4th) and fifth (5th) floors of the Building, said space being more particularly identified and described on the floor plan attached hereto as **Exhibits A-1** and **A-2** and incorporated herein by reference (the "Subleased Premises").

C. Concurrently with the parties' mutual execution and delivery of this Sublease, Sublandlord and Subtenant are also entering into that certain Sublease of even date herewith pursuant to which Subtenant will sublease from Sublandlord approximately 8,018 rentable square feet of space located in Building 2 (the "Building 2 Sublease").

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated by reference into this Sublease, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

1. Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises.

2. Term.

2.1 Generally. The term of this Sublease ("Term") shall commence on the date (the "Commencement Date") that is the earlier to occur of (i) August 1, 2007 (the "Target Commencement Date") and (ii) the date upon which Sublandlord occupies any portion of the Subleased Premises for the purpose of transacting Subtenant's business operations therein

(as opposed to the construction of the Subtenant's Initial Alterations (defined in Section 15.2(a) below; provided, that in no event will the Commencement Date occur prior to the date upon which Sublandlord procures Landlord's consent to this Sublease (the "Consent", and the date upon which Sublandlord procures the Consent being the "Effective Date"). The Term will end on July 31, 2012 (the "Expiration Date"), unless sooner terminated pursuant to any provision hereof. Upon the determination of the Commencement Date, Sublandlord and Subtenant will enter into a letter agreement in the form of **Exhibit B** attached hereto.

2.2 Early Access. Subtenant and Subtenant's representatives shall have the right to enter the Subleased Premises during the period, if any, commencing on the Effective Date and ending on the day immediately preceding the Commencement Date (the date upon which Subtenant first has such access to the Subleased Premises being referred to herein as the "Early Access Date") for the sole purposes of installation of the Initial Subtenant Alterations, Subtenant's personal property and the testing of equipment, furniture, fixtures and voice and data cabling, all subject to the terms, conditions and requirements of this Sublease. All of the rights and obligations of the parties under this Sublease (other than Subtenant's obligation to pay Base Rent and Operating Costs, but expressly including, without limitation, Subtenant's obligation to pay excess utility charges, Subtenant's obligation to carry insurance, Subtenant's indemnification obligations, and/or Subtenant's liability for damages, costs and expenses incurred by Sublandlord by reason of any default by Subtenant or failure on Subtenant's part to comply with the terms of this Sublease) shall commence upon the Early Access Date, and Subtenant shall be deemed to occupy the Subleased Premises from and after the Early Access Date. Subtenant shall be liable for any damages to the Subleased Premises caused by Subtenant's activities at the Subleased Premises from and after the Early Access Date and, prior to entering the Subleased Premises, Subtenant shall obtain all insurance it is required to obtain hereunder and shall provide certificates of such insurance to Sublandlord. Subtenant shall coordinate such entry with Sublandlord, and such entry shall be made in compliance with all terms and conditions of this Sublease, the Master Lease and the rules and regulations attached to the Master Lease.

2.3 Subtenant's Termination Right. The parties acknowledge that, pursuant to the provisions of Section 2.3 of the Building 2 Sublease, Subtenant has a right to terminate the Building 2 Sublease, and to concurrently terminate this Sublease, in the event that Landlord refuses to allow Subtenant to construct Lab Space (as said term is defined in the Building 2 Sublease) within the premises demised under the Building 2 Sublease. In the event of Subtenant's exercise of such termination right, this Sublease shall terminate concurrently with the termination of the Building 2 Sublease, without any liability to Subtenant.

3. Rent.

3.1 Rent Payments.

(a) Generally. From and after March 15, 2008 (the "Rent Commencement Date") (as the Rent Commencement Date may be extended pursuant to Section 3.1(c) below), Subtenant shall pay to Sublandlord as base rent for the Subleased Premises during the Term ("Base Rent") the following:

Period	Monthly Base Rent Per Rentable Square Foot	Monthly Base Rent
March 15, 2008 - March 14, 2009	$1.55	$116,732.05
March 15, 2009 - March 14, 2010	$1.60	$120,234.01
March 15, 2010 - March 14, 2011	$1.64	$123,841.03
March 15, 2011 - March 14, 2012	$1.69	$127,556.26
March 15, 2012 - July 31, 2012	$1.74	$131,382.95

Base Rent shall be paid on the first day of each month of the Term following the Rent Commencement Date, except that Subtenant shall pay the first month's Base Rent to Sublandlord within five (5) days following the Effective Date. If the Term does not end on the last day of a calendar month, the Base Rent and Additional Rent (hereinafter defined) for any partial month shall be prorated by multiplying the monthly Base Rent and Additional Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. **All Rent (hereinafter defined) shall be payable in lawful money of the United States, by regular bank check of Subtenant, to Sublandlord at the following address:**

1001 Sunset Boulevard
Rocklin, CA 95765
Attn: Lease Administration

or to such other persons or at such other places as Sublandlord may designate in writing.

(b) Adjustment to Rent Commencement Date. Sublandlord agrees to use diligent efforts to procure the Consent as soon as reasonably possible following the date of mutual execution and delivery of this Sublease. Additionally, Sublandlord agrees to use diligent efforts to procure Landlord's consent to Subtenant's proposed Initial Subtenant Alterations ("Landlord's Construction Consent") as soon as reasonably possible following the mutual execution and delivery of this Sublease. In connection therewith, if and only if Subtenant delivers to Sublandlord and to Landlord complete Plans (defined in Section 15.2(a) below) for Subtenant's Initial Alterations on or before the date that is thirty (30) days following the date of mutual execution and delivery of this Sublease ("Plans Submission Date"), time being of the essence, and subject to the provisions of this Section 3.1(b) set forth below, if Landlord has not issued Landlord's Construction Consent on or before the date that is twenty-one (21) days following the date on which such Plans are submitted to Landlord ("Outside Construction Consent Date"), then for each day beyond the Outside Construction Consent Date that Landlord does not issue Landlord's Construction Consent, the Rent Commencement Date will be delayed on a day-for-day basis. Notwithstanding the foregoing:

(1) if Landlord or Sublandlord disapproves Subtenant's Plans prior to or after the Outside Construction Consent Date, Subtenant will submit revised Plans to Sublandlord and Landlord addressing the reasons specified by Landlord or Sublandlord as the basis for such disapproval within five (5) business days after the date of delivery of notice of such disapproval, and during any period beyond such five (5) business day period that Subtenant fails to submit revised Plans, the Rent Commencement Date will not be delayed; and

(2) if Subtenant submits revised Plans following Landlord's or Sublandlord's disapproval of same and either Sublandlord or Landlord once again disapproves such revised Plans, then (x) if such disapproval occurs on or prior to the Outside Construction Consent Date, there will be no delay in the Rent Commencement Date as described above, and (y) if such disapproval occurs after the Outside Construction Consent Date, then as of the date of such disapproval, the Rent Commencement Date will not be subject to any further delay.

The parties acknowledge that the purpose of the foregoing provision is to protect Subtenant solely from the possibility that Landlord does not promptly respond to Subtenant's initial submission of proposed Plans, but is not intended to grant Subtenant the opportunity to delay the Rent Commencement Date as a means of allowing Subtenant to dispute design issues (aesthetic or functional, as the case may be) with Landlord or Sublandlord or for any other purpose.

3.2 Operating Costs. Except as expressly set forth herein, it is intended that this Sublease be a "net" sublease, such that all Base Rent payable by Subtenant to Sublandlord hereunder will be "net" of all costs to Sublandlord of operating and maintaining the Subleased Premises, the Building and the Project. Accordingly, from and after the Rent Commencement Date, Subtenant will be responsible for the payment of Subtenant's Percentage Share (defined below) of both those costs of operation and maintenance of the Building and Project which are payable by Sublandlord to Landlord under the Master Lease, as well as those costs of operation and maintenance of the Subleased Premises, Building and Project which are Sublandlord's direct responsibility under the Master Lease. The definitions and procedures set forth in this Section 3.2 will govern Subtenant's payment to Sublandlord of such costs.

(a) Definitions. The following terms shall have the meanings set forth below:

(1) "Additional Rent" shall mean the sums payable pursuant to Section 3.2(b) below.

(2) "Operating Costs" shall mean the aggregate of (i) Landlord Operating Costs and (ii) Sublandlord Operating Costs, each defined below.

(A) "Landlord Operating Costs" shall mean (i) Reimbursable Operating Costs (as such term is defined in the Master Lease) attributable to the Building, as described in Section 8.E of the Original Master Lease; (ii) Reimbursable Operating Costs attributable to the Project, as described in Section 8.E of the Original Master Lease, (iii) taxes payable by Sublandlord pursuant to Section 10 of the Original Master Lease, as well as (iv) costs payable by Sublandlord pursuant to Section 21.W of the Original Master Lease.

(B) "Sublandlord Operating Costs" shall mean (i) costs incurred by Sublandlord in complying with Sublandlord's obligations as set forth in Section 8.B of the Original Master Lease (subject to the limitations set forth in the final sentence of Section 15.2(d) below), (ii) costs of utilities paid by Sublandlord pursuant to Section 11 of the Original Master Lease, and (iii) all other costs of Sublandlord incurred in the operation, maintenance,

repair and replacement of any portion of the Building and/or Project (including, without limitation, any property management fee paid by Sublandlord to any entity performing management services at the Property and the fair market rental value of any property management office serving the Project), as well as the cost of providing the Project Amenities (described in Section 3.3 below). Notwithstanding the foregoing to the contrary, Sublandlord Operating Costs will not include the following:

(i) the cost of capital improvements constructed by Sublandlord, except that Sublandlord Operating Costs will include the amortized cost of capital improvements constructed by Sublandlord (x) in order to comply with laws, rules or regulations first enacted or enforced against the Building or Project after the Commencement Date, or (y) to cause a reduction in one or more components in Sublandlord Operating Costs if Sublandlord in good faith believes the amortized cost of such improvements will approximate or be less than the cost savings over the useful life of the item in question or (z) to replace items which Sublandlord is obligated to maintain under the Master Lease or this Sublease. As used in this Section 3.2(a)(2)(B)(i), "amortization" shall mean allocation of the cost (together with reasonable financing charges) of the item being amortized equally to each year of the useful life of such item, as reasonably determined by Sublandlord. Notwithstanding the foregoing, however, Sublandlord may treat as an expense (chargeable in the year incurred), and not as a capital cost, any item costing less than two percent (2%) of estimated Sublandlord Operating Costs for the year in question;

(ii) any costs or expenses for which Sublandlord is reimbursed by insurance or condemnation proceeds or by a third party (other than by subtenants as part of Operating Costs);

(iii) costs in connection with subleasing space in the Building or Project, including brokerage commissions and legal expenses;

(iv) lease concessions, including rental abatements and construction allowances, granted to specific subtenants;

(v) any penalties or damages that Sublandlord pays to Subtenant under this Sublease or to other occupants in the Project under their respective subleases;

(vi) costs incurred in connection with disputes between Sublandlord and its employees or between Sublandlord and other subtenants or Project occupants;

(vii) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-á-vis time spent on matters unrelated to operating and managing the Project;

(viii) any amounts paid by Sublandlord to its parent organization or to a subsidiary or affiliate of Sublandlord for supplies and/or services rendered in connection with the Project to the extent the same materially exceed the costs of such

supplies and/or services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(ix) any amount paid by Sublandlord for items and services for which Subtenant or any other occupant in the Project directly reimburses Sublandlord pursuant to their respective subleases (i.e., other than by payment of Operating Costs);

(x) acquisition costs (not including those incurred in ordinary maintenance and repair) for sculpture, paintings or other objects of art;

(xi) costs arising from the clean-up or remediation of any Hazardous Materials, except to the extent necessitated by Subtenant or anyone claiming by or through Subtenant or by the employees, agents or contractors of any of them;

(xii) penalties, interest and fines incurred as a result of Sublandlord's failure to make payments and/or to file any tax or informational returns when due; and

(xiii) any personal property taxes of Sublandlord for equipment or items not used in the operation or maintenance of the Building or Project, nor connected therewith.

(C) If, for thirty (30) or more days during any calendar year, less than ninety-five percent (95%) of the rentable area of the Building is occupied by subtenants, then the Sublandlord Operating Costs for such calendar year shall be deemed to be an amount equal to the Sublandlord Operating Costs which would normally be expected to have been incurred had the Building been at least ninety-five percent (95%) occupied throughout such year, as reasonably determined by Sublandlord (i.e., taking into account that certain expenses depend on occupancy (e.g., janitorial) and certain expenses do not (e.g., landscaping)). Furthermore, if Sublandlord shall not furnish any item or items of service the cost of which is included in Sublandlord Operating Costs to any portions of the Building because such portions are not occupied or because such item is not required by the occupant of such portion of the Building or such occupant is providing such service independently, then, for the purposes of computing Sublandlord Operating Costs, an equitable adjustment shall be made so that the cost of the item in question shall be shared only by occupants actually receiving the benefits thereof.

(3) "Rent" shall mean, collectively, Base Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as "rent", all of which are deemed and designated as rent pursuant to the terms of this Sublease. Base Rent and Additional Rent are payable hereunder in advance without setoff, deduction, notice or demand. Unless expressly set forth to the contrary in this Sublease, all other amounts payable by Subtenant hereunder are payable within ten (10) business days following Sublandlord's delivery of an invoice therefor to Subtenant.

(4) "Subtenant's Percentage Share" shall mean, as applicable given the context, Subtenant's Building Percentage Share and/or Subtenant's Project Percentage Share, as follows:

(A) "Subtenant's Building Percentage Share" shall mean 44.96%, which is derived by dividing the rentable area of the Subleased Premises by the rentable area of the Building and multiplying the quotient by 100. Subtenant's Building Percentage Share will be applicable to Landlord Operating Costs attributable to the Building and Sublandlord Operating Costs attributable to the Building.

(B) "Subtenant's Project Percentage Share" shall mean 16.72%, which is derived by dividing the rentable area of the Subleased Premises by the rentable area of the Project and multiplying the quotient by 100. Subtenant's Project Percentage Share will be applicable to Landlord Operating Costs attributable to the Project and Sublandlord Operating Costs attributable to the Project.

(b) Payment of Operating Costs. In addition to the Base Rent payable hereunder, from and after the Rent Commencement Date, for each full or partial calendar year of the Term, Subtenant, as Additional Rent, shall pay the applicable Subtenant's Percentage Share of Operating Costs for the then current calendar year.

(c) Procedure. The determination and adjustment of Additional Rent payable hereunder shall be made in accordance with the following procedures:

(1) Landlord Operating Costs. Sublandlord shall give Subtenant written notice of its estimate of the amount of Subtenant's Percentage Share of Landlord Operating Costs payable for each calendar year; such estimate may be aggregated with Sublandlord's estimate of Sublandlord Operating Costs payable for such year. Subtenant may amend such estimate in good faith from time to time during any calendar year. On or before the first day of each calendar month during each full or partial calendar year throughout the Term, Subtenant shall pay to Sublandlord as Additional Rent one-twelfth (1/12th) of such estimated amount. If for any reason Sublandlord has not provided Subtenant with an estimate of the amount of Subtenant's Percentage Share of Landlord Operating Costs on or before the first day of January of any calendar year during the Term, then (a) until the first day of the calendar month following the month in which Sublandlord delivers such estimate, Subtenant shall continue to pay to Sublandlord on the first day of each calendar month the sum payable by Subtenant under this Section 3.2(c)(1) for the month of December of the preceding year, and (b) together with such estimate, Sublandlord shall give notice to Subtenant stating whether the installments of Landlord Operating Costs payments previously made for such year were greater or less than the installments of Landlord Operating Costs payments to be made for such year, and (i) if there shall be a deficiency, Subtenant shall pay the amount thereof to Sublandlord within ten (10) business days after the delivery of Sublandlord's estimate, or (ii) if there shall have been an overpayment, Sublandlord shall apply such overpayment as a credit against the next accruing monthly installment(s) of Subtenant's Percentage Share of Landlord Operating Costs due from Subtenant until fully credited to Subtenant or, at Sublandlord's discretion, Sublandlord may pay the amount thereof to Subtenant by check, and (c) on the first (1st) day of the calendar month following the month in which Sublandlord's estimate is given to Subtenant and on the first day

of each calendar month throughout the remainder of such calendar year, Subtenant shall pay to Sublandlord an amount equal to one-twelfth (1/12th) of the new Landlord Operating Costs payment, as described above. Subtenant's estimated payments of Subtenant's Percentage Share of Landlord Operating Costs shall be reconciled from time to time with the actual amounts thereof due as and when Sublandlord is notified by Landlord of the actual amounts of Landlord Operating Costs; and Sublandlord will deliver to Subtenant a copy of any such notice(s) from Landlord upon which such reconciliation may be based.

(2) Sublandlord Operating Costs.

(A) Sublandlord's Estimate. On or about the Commencement Date, and on the first day of January of each subsequent full or partial calendar year during the Term, or as soon thereafter as is practicable, Sublandlord shall furnish Subtenant with a statement setting forth in reasonable detail Sublandlord's estimate of Sublandlord Operating Costs for the calendar year in which the Commencement Date occurs or the forthcoming calendar year, as applicable; such estimate may be aggregated with Sublandlord's estimate of Sublandlord Operating Costs payable for such year. On or before the first day of each calendar month during such year, Subtenant shall pay to Sublandlord as Additional Rent (i) one-twelfth (1/12th) of Subtenant's Building Percentage Share of the estimated Sublandlord Operating Costs and (ii) one twelfth (1/12) of Subtenant's Project Percentage Share of the estimated Sublandlord Operating Costs (as such estimate may be modified from time to time by Sublandlord). If for any reason Sublandlord has not provided Subtenant with an estimate of Sublandlord Operating Costs on or before the first day of January of any calendar year during the Term, then (a) until the first day of the calendar month following the month in which Subtenant is given Sublandlord's estimate, Subtenant shall continue to pay to Sublandlord on the first day of each calendar month the sum payable by Subtenant under this Section 3.2(c)(2) for the month of December of the preceding year, and (b) promptly after Sublandlord's estimate is furnished to Subtenant, Sublandlord shall give notice to Subtenant stating whether the installments of Sublandlord Operating Costs payments previously made for such year were greater or less than the installments of Sublandlord Operating Costs payments to be made for such year, and (i) if there shall be a deficiency, Subtenant shall pay the amount thereof to Sublandlord within ten (10) business days after the delivery of Sublandlord's estimate, or (ii) if there shall have been an overpayment, Sublandlord shall apply such overpayment as a credit against the next accruing monthly installment(s) of Subtenant's Percentage Share of Sublandlord Operating Costs due from Subtenant until fully credited to Subtenant or, at Sublandlord's discretion, Sublandlord may pay the amount thereof to Subtenant by check, and (c) on the first (1st) day of the calendar month following the month in which Sublandlord's estimate is given to Subtenant and on the first day of each calendar month throughout the remainder of such calendar year, Subtenant shall pay to Sublandlord an amount equal to one-twelfth (1/12th) of the new Sublandlord Operating Costs payment, as described above.

(B) Reconciliation of Sublandlord Operating Costs. On or about the first day of March of each calendar year, or as soon thereafter as is reasonably practicable, Sublandlord will furnish Subtenant with a statement of the actual Sublandlord Operating Costs for the preceding year, reconciling the actual amounts paid pursuant to Sublandlord's estimate and the actual amounts payable hereunder. Within ten (10) business days after Sublandlord's delivery of such statement, Subtenant shall make a lump sum payment to

Sublandlord in the amount, if any, by which Subtenant's Percentage Share of Sublandlord Operating Costs for such preceding year, as shown on such statement, exceeds the aggregate of the monthly installments of Subtenant's Percentage Share of Sublandlord Operating Costs paid during such preceding year. If Subtenant's Percentage Share of Sublandlord Operating Costs, as shown on such statement, is less than the aggregate of the monthly installments of Subtenant's Percentage Share of Sublandlord Operating Costs actually paid by Subtenant during such preceding year, then Sublandlord shall apply such amount to the next accruing monthly installment(s) of Subtenant's Percentage Share of Sublandlord Operating Costs due from Subtenant until fully credited to Subtenant. Sublandlord's failure to deliver or delay in delivering a statement of actual Sublandlord Operating Costs with respect to any calendar year shall in no event be construed as Sublandlord's waiver of the right to so deliver such statement or collect Subtenant's Percentage Share of Sublandlord Operating Costs as described herein, nor shall it be construed as a waiver of Subtenant's obligation to pay such amounts.

(d) Survival. The expiration or earlier termination of this Sublease shall not affect the rights and obligations of Sublandlord and Subtenant pursuant to this Section 3.2, and such obligations shall survive any expiration or earlier termination of this Sublease.

3.3 Project Amenities Costs. Sublandlord will provide certain Project amenities (the "Project Amenities") to occupants of the Project, including a fitness center (located in Building 2), conference room (anticipated to be located in Building 3), cafeteria (located in Building 1) and, at Sublandlord's discretion, a day care center. It is anticipated that once occupancy in the Project equals 100,000 rentable square feet or more, Sublandlord will commence operations of the proposed fitness center, conference room and limited cafeteria operations (limited operations means that pre-cooked or pre-prepared food and beverages will be available for sale, but full kitchen cooking operations will not yet commence); at such point as occupancy levels meet or exceed 250,000 rentable square feet, full cafeteria operations are anticipated to commence. Subtenant will pay its pro-rata share of the cost of providing the Project Amenities ("Project Amenities Costs") as part of Sublandlord Operating Costs; provided that for the purpose of such payment, such pro-rata share will be determined by dividing the rentable area of the Subleased Premises into the rentable area of the Project, net of the rentable area of the Project Amenities. Notwithstanding the foregoing, each employee of any Project occupant who desires to use the fitness center, will be required to pay a monthly fee (initially, $25.00 per month, but such fee may be adjusted from time to time by Sublandlord to account for increases in costs of operation of the fitness center) for the right to use the fitness center. Sublandlord will offset all such fees collected against the portion of Project Amenities Costs attributable to the fitness center and which would otherwise be included in Sublandlord Operating Costs.

4. Security Deposit.

(a) Initial Letter of Credit. As a condition precedent to Subtenant's right to commence any work of construction of the Initial Subtenant Alterations, Subtenant shall deliver to Sublandlord an unconditional, irrevocable, transferable standby letter of credit (the "Initial Letter of Credit") in the form attached hereto as **Exhibit C** in the amount of $395,020.50 and issued by a financial institution acceptable to Landlord (which must have a

credit rating of "AA" or better from both Moody's and Standard & Poor's), as security for the full and faithful performance of Subtenant's obligations under this Sublease. Sublandlord may draw upon the Initial Letter of Credit or any Replacement Letter of Credit (as that term is defined below) on or after the occurrence of either: (i) an uncured event of default under this Sublease; (ii) any failure by Subtenant to deliver to Sublandlord a Replacement Letter of Credit as and when required pursuant to this Section 4; (iii) an uncured failure by Subtenant to perform one or more of its obligations under this Sublease and the existence of circumstances in which Sublandlord is enjoined or otherwise prevented by operation of law from giving to Subtenant a written notice which would be necessary for such failure of performance to constitute an event of default, or (iv) the appointment of a receiver to take possession of all or substantially all of the assets of Subtenant, or an assignment of Subtenant for the benefit of creditors, or any action taken or suffered by Subtenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted; provided that in the event of (i) or (iii), Sublandlord may, at Sublandlord's sole option, draw upon a portion of the face amount of the Initial Letter of Credit or any Replacement Letter of Credit, as applicable, as required to compensate Sublandlord for damages incurred (with subsequent demands at Sublandlord's sole election as Sublandlord incurs further damage).

(b) Delivery of Replacement Letter of Credit. Subtenant shall deliver to Sublandlord a new letter of credit (a "Replacement Letter of Credit", and the Initial Letter of Credit and any Replacement Letter of Credit being referred to generally herein as a "Letter of Credit") at least thirty (30) days prior to the expiry date of the Initial Letter of Credit or of any Replacement Letter of Credit held by Sublandlord. Each Replacement Letter of Credit delivered by Subtenant to Sublandlord shall: (i) be issued by a banking institution acceptable to Sublandlord in its reasonable judgment; (ii) be in the same form as the letter of credit attached to this Sublease as Exhibit D; (iii) bear an expiry date not earlier than one (1) year from the date when such Replacement Letter of Credit is delivered to Sublandlord; and (iv) be in an amount not less than the amount specified in Section 4(a) (subject to the provisions of Section 4(e) below). Upon the delivery to Sublandlord of a Replacement Letter of Credit as described in this Section 4(b), Sublandlord shall return the Initial Letter of Credit or any previous Replacement Letter of Credit then held by Sublandlord to the issuing bank. In any event, Subtenant will be obligated to maintain either the Initial Letter of Credit or a Replacement Letter of Credit until the earlier to occur of (x) the date that is thirty (30) days following the date of expiration of the Master Lease and (y) the date upon which Sublandlord determines that Subtenant has satisfied all of its obligations under the Sublease (including any restoration obligations).

(c) Draw Upon Letter of Credit. All proceeds of a draw upon the Initial Letter of Credit or any Replacement Letter of Credit shall be, at Sublandlord's sole election, either: (i) applied by Sublandlord to damages incurred by Sublandlord as a result of the event giving rise to the draw, or (ii) held by Sublandlord as a security deposit, and, at the sole election of Sublandlord, applied on one or more occasions to compensate Sublandlord for any foreseeable or unforeseeable loss or damage caused by the act or omission of Subtenant or Subtenant's officers, agents, employees, independent contractors, or invitees (including, without limitation, to remedy defaults in the payment of rent, to repair damage caused by Subtenant or to clean the Subleased Premises.) In such event, Subtenant hereby waives any and all rights under and the benefits of Section 1950.7 of the California Civil Code, and all other provisions of law now in force or that become in force after the date of execution of this Sublease, to the extent

that such laws provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Subtenant, or to clean the Subleased Premises. Sublandlord and Subtenant agree that Sublandlord may, in addition, claim those sums reasonably necessary to compensate Sublandlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Subtenant or Subtenant's officers, agents, employees, independent contractors, or invitees.

(d) Sublandlord's Transfer. If Sublandlord conveys or transfers its interest in the Subleased Premises and, as a part of such conveyance or transfer, Sublandlord assigns its interest in this Sublease: (i) the Initial Letter of Credit or any Replacement Letter of Credit shall be transferred to Sublandlord's successor; (ii) Sublandlord shall be released and discharged from any further liability to Subtenant with respect to such Initial Letter of Credit and any Replacement Letter of Credit; (iii) Subtenant will be responsible for the payment of any transfer fee or charge imposed by the issuing bank and (iv) any Replacement Letter of Credit thereafter delivered by Subtenant shall state the name of the successor to Sublandlord as the beneficiary of such Replacement Letter of Credit and shall contain such modifications in the text of the Replacement Letter of Credit as are required to appropriately reflect the transfer of Sublandlord's interest in the Subleased Premises.

5. Use and Occupancy.

5.1 Use. The Subleased Premises shall be used and occupied only for general office use, and for no other use or purpose.

5.2 Compliance with Master Lease.

(a) By Subtenant. Subtenant agrees that it will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Except as expressly set forth herein to the contrary, Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including attorneys fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Subtenant's failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay Landlord arising out of a request by Subtenant for, or use by Subtenant of, additional or over-standard Building services from Landlord (for example, but not by way of limitation, charges associated with after-hours HVAC usage and overstandard electrical charges).

(b) By Sublandlord. Sublandlord agrees that it will perform its obligations under the Master Lease during the Term and will not amend or modify the Master Lease in any way or knowingly take any action under the Master Lease which would increase Sublandlord's obligations hereunder (other than in a de minimus way, such as requiring Subtenant to send notices to an additional address, etc.) or materially adversely affect Subtenant's rights hereunder. Without limitation, Sublandlord agrees that it will not terminate

the Master Lease without the prior written consent of Subtenant, except as Sublandlord may be entitled to terminate the Master Lease in the event of casualty or condemnation. Sublandlord represents to Subtenant that the Master Lease is in full force and effect and Sublandlord has neither given nor received a notice of default under the Master Lease. Sublandlord agrees to indemnify Subtenant against and hold Subtenant harmless from claims, demands, actions, proceedings, suits, liabilities, losses, judgments, expenses (including attorneys' fees) and damages arising out of Sublandlord's default under the Master Lease (provided that such default is not the result of the act or omission of Subtenant in violation of the terms of this Sublease or the Master Lease).

(c) Master Lease Renewal. Sublandlord will not exercise its rights to renew the Master Lease.

5.3 Rules and Regulations. Subtenant shall comply with the rules and regulations for the Building attached hereto as **Exhibit D** and such amendments or supplements thereto as Sublandlord may adopt from time to time with prior notice to Subtenant (the "Rules and Regulations"), as well as any applicable CC&R's. Sublandlord agrees that (i) any Rules and Regulations promulgated by Sublandlord shall not be unreasonably modified or amended or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Subtenant's business and no Rule or Regulation shall unreasonably or materially interfere with Subtenant's permitted use, (ii) Sublandlord shall provide Subtenant with reasonable advance notice of any modification or amendment of the Rules and Regulations, and (iii) in the event of a conflict between the Rules and Regulations and the provisions of this Sublease, the provisions of this Sublease will control. Without limitation on the foregoing, Subtenant acknowledges that CC&R's may provide for some or all of the Project common areas to be transferred to a property owners' association which will assume the obligation to cause to be operated and maintained some or all of the Project common areas (typically, through a property management/maintenance company retained by the property owners' association in respect of such obligations); in such event, any costs incurred by Sublandlord to pay such property owners' association fee will be included in Operating Costs. Sublandlord shall not be liable to Subtenant for or in connection with the failure of any other tenant of the Building or Project to comply with any rules and regulations applicable to such other occupant under its lease or sublease except if such tenant is controlled by, or under common control with, Sublandlord.

5.4 Landlord's Obligations. Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Landlord under the Master Lease. Except as expressly set forth herein, Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building or Project by Landlord, and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant's obligations under this Sublease, or (ii) liability on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall promptly take such action as may reasonably be indicated, under the circumstances, to

secure such performance upon Subtenant's request to Sublandlord to do so and shall thereafter use diligent efforts to secure timely completion of such performance by Landlord.

5.5 Maintenance.

(a) Sublandlord's Maintenance. Sublandlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) all structural elements and components of the Building (except to the extent that the responsibility for such work is Landlord's pursuant to the Master Lease); (2) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (3) the "Building Common Areas" (i.e., those areas within the Building devoted to corridors, elevator lobbies, vending areas and lobby areas (whether at ground level or otherwise), and other similar facilities provided for the common use or benefit of tenants generally and/or the public (excluding those areas within the Building used for elevator shafts, flues, vents, stacks, pipe shafts, risers and other vertical penetrations, mechanical rooms, elevator mechanical rooms, janitorial closets, electrical and telephone closets, mail rooms and similar areas in the Building not designated for the exclusive use of a particular tenant or for the common use of tenants in general); (4) exterior windows of the Building; (5) elevators serving the Building; and (6) Building standard lighting fixtures (i.e., lamp and ballasts) within the Subleased Premises. Sublandlord shall not be responsible for, and Subtenant shall reimburse Sublandlord within ten (10) business days after demand from Sublandlord, for the cost of any repairs, together with an administrative charge in an amount equal to 10% of the cost thereof, for damage caused by any negligent or intentional act or omission of Subtenant or any person claiming through or under Subtenant or any of Subtenant's employees, contractors or agents or because of use of the Subleased Premises for other than normal and customary office operations. Sublandlord shall perform its obligations under this Section 5.5(a) within a reasonable time (considering the nature and urgency of the repair) after Sublandlord receives written notice of the need for such repairs or maintenance. Notwithstanding anything to the contrary contained in this Sublease, except as provided in Section 6.2 below or as otherwise expressly provided in this Sublease, Sublandlord shall not be liable for and there shall be no abatement of rent with respect to, any injury to or interference with Subtenant's business arising from any performance or nonperformance of any repair, maintenance, alteration or improvement in and to any portion of the Project, Building or the Subleased Premises, no actual or constructive eviction of Subtenant shall result from such performance or nonperformance, Subtenant shall not have the right to terminate this Sublease, and Subtenant shall not be relieved from the performance of any covenant or agreement in this Sublease by reason thereof. Subtenant hereby waives and releases its right to make repairs at Sublandlord's expense under Sections 1932(1), 1933(4), 1941 and 1942 of the California Civil Code or any similar or successor laws now or hereinafter in effect.

(b) Subtenant's Maintenance. Subtenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Subleased Premises that are not Sublandlord's express responsibility under this Sublease and Landlord's express responsibility under the Master Lease, and shall keep the Subleased Premises in good condition and repair, reasonable wear and tear and repairs that are the express responsibility of Sublandlord under this Sublease excepted. Subtenant's repair obligations include, without limitation, repairs to: (1) the interior side of demising walls; (2) doors; (3) floor coverings; (4) interior partitions, interior glass, interior window treatments, ceiling tiles, shelving, cabinets, millwork and other

tenant improvements; (5) electronic, phone and data cabling and related switches and transmission lines (collectively, "Network Cabling") that is installed by or for the exclusive benefit of Subtenant and located in the Subleased Premises or other portions of the Building or Project; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing and similar facilities serving Subtenant exclusively (Subtenant will provide Sublandlord with written copies of all maintenance contracts for such work); and (7) alterations or Subtenant Alterations approved by Sublandlord (and, if required, Landlord) and performed by contractors retained by Subtenant, including related HVAC balancing. All work shall be performed in accordance with the rules and procedures described in this Sublease, the Master Lease, or as may otherwise be issued from time to time by Landlord or Sublandlord. If Subtenant fails to make any repairs to the Subleased Premises for more than fifteen (15) days after written notice from Sublandlord (although notice shall not be required if there is an emergency), Sublandlord may make the repairs, and Subtenant shall pay the reasonable cost of the repairs to Sublandlord within ten (10) business days after receipt of an invoice, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

5.6 Compliance with Laws. Subtenant shall comply with all laws, including, without limitation, the Americans with Disabilities Act, regarding the operation of Subtenant's business and the use, condition, configuration and occupancy of the Subleased Premises and any Subtenant Alterations in the Subleased Premises; provided, however, that Subtenant shall have no obligation to comply with laws requiring improvements to the common areas or the Building structure, except to the extent the same are necessitated by any Subtenant Alterations or Subtenant's use of the Subleased Premises for other than general office purposes. Sublandlord shall comply with all laws relating to the common areas and the base Building (except to the extent that such compliance is the responsibility of Landlord under the Master Lease), provided that compliance with such laws is not necessitated by Subtenant Alterations or Subtenant's use of the Subleased Premises for other than general office purposes and is not otherwise the responsibility of Subtenant as expressly provided in this Sublease, and provided further that Sublandlord's failure to comply therewith would prohibit Subtenant from obtaining or maintaining a certificate of occupancy for the Subleased Premises, would unreasonably and materially affect the safety of Subtenant or Subtenant's employees, would create a significant health hazard for Subtenant or Subtenant's employees or would otherwise materially interfere with Subtenant or Subtenant's employees' use and enjoyment of the Subleased Premises. Sublandlord shall be permitted to include in Operating Costs any costs or expenses incurred by Sublandlord under this Section 5.6 to the extent allowed pursuant to the terms of Section 3.2 above, and amortized to the extent required by, Section 3.2(a)(2)(b)(i) above. Subtenant, within ten (10) days after receipt, shall provide Sublandlord with copies of any notices it receives regarding a violation or alleged violation of any laws. Subtenant shall comply with the rules and regulations of the Building and such other reasonable rules and regulations adopted by Sublandlord from time to time and with all recorded covenants, conditions and restrictions now or hereafter affecting the Building or the Project (collectively, "CC&Rs") that do not prohibit Subtenant's use of the Subleased Premises for general office use and to the extent the same do not materially adversely increase Subtenant's obligations or materially adversely decrease Subtenant's rights under this Sublease.

6. Services.

6.1 Generally. Sublandlord agrees to furnish Subtenant with the following services on all days, 24-hours per day (except as otherwise stated), all of which shall be included in Operating Costs except as otherwise provided in this Sublease with respect to excess usage:

(a) Water. Running City water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas on each floor on which the Subleased Premises are located. If Subtenant desires water in the Subleased Premises for any approved reason, including for kitchen areas in the Subleased Premises, running City water shall be supplied, at Subtenant's sole cost and expense, from the Building water main through a line and fixtures installed at Subtenant's sole cost and expense with the prior reasonable consent of Sublandlord. If Subtenant desires hot water in the Subleased Premises, Subtenant, at its sole cost and expense and subject to the prior reasonable consent of Sublandlord, may install a hot water heater in the Subleased Premises;

(b) HVAC. Heating, ventilation and air conditioning ("HVAC") in season during Building Hours (i.e., 8:00 a.m. to 6:00 p.m., Monday through Friday, holidays excepted), at such temperatures and in such amounts as required by governmental authority. Subtenant shall have the right to receive HVAC service during hours other than Building Hours using Sublandlord's "after-hours" access card system. Subtenant shall pay Sublandlord the standard charge established from time to time by Sublandlord for the additional service, which charge Subtenant acknowledges for after-hours HVAC service is currently $116.53 per floor (or partial floor) per hour as of the date of this Sublease, and which cost may be increased to the extent that Sublandlord's actual cost (hereinafter defined) of providing such "after hours" HVAC increases from time to time. The minimum time period for after hours HVAC usage shall be one (1) hour. For purpose of this Section 6.1(b), "actual cost" shall mean the actual cost incurred by Sublandlord, as reasonably determined by Sublandlord, inclusive of a reasonable allocation for wear and tear, depreciation, provided that, notwithstanding the foregoing, any amount actually charged by any unrelated third party to Sublandlord for the supply of HVAC shall be deemed Sublandlord's "actual cost". When determining the actual cost of Subtenant's utility usage pursuant to the terms of this Section 6.1(b), Sublandlord agrees that it shall use the monthly average rate paid by Sublandlord for a particular utility;

(c) Janitorial. Janitor service five (5) days per week (except on dates of the observation of holidays); provided that if Subtenant's use, floor covering or other improvements require special services in excess of the standard services for the Building, Subtenant shall pay the additional cost attributable to the special services;

(d) Elevators and Access. Nonexclusive, non-attended automatic passenger elevator service during Building Hours, and at least one elevator available at all other times to provide service to the Subleased Premises. Freight elevator access is available, but the vestibules for the freight elevator on each floor will require card key access. Key card access shall be provided to the Building and passenger elevators and Subtenant shall have access to the Subleased Premises 24-hours per day, 7 days a week, subject to temporary closures due to

emergency, casualty, Sublandlord's security requirements and maintenance, repair or changes to the Building or Project (provided, however, that Sublandlord will use reasonable efforts to minimize disturbance to Subtenant's business operations during the performance of any such work);

(e) Electricity. Electricity to the Subleased Premises for general office use, in accordance with and subject to the terms and conditions of Section 7 below;

(f) Security. On-site Project (as opposed to Building) security equipment, personnel and procedures, if any, as Sublandlord may elect in its sole discretion to establish from time to time. The Project's main security station will be located in the Building. Project Security will initially be comprised of two (2) security guards on duty (one "roving" and one stationed at the main Security Station);

(g) Other. Such other services as Sublandlord reasonably determines are necessary or appropriate for the Building or Project; and

6.2 Interruption of Service. Sublandlord's failure to furnish, or any interruption or termination of, services due to the application of laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Sublandlord, shall not render Sublandlord liable to Subtenant, constitute a constructive eviction of Subtenant, give rise to an abatement of rent (except as expressly set forth herein), nor relieve Subtenant from the obligation to fulfill any covenant or agreement; provided that if any interruption in services to the Subleased Premises (i) continues for five (5) consecutive business days or more, (ii) is due to the act or omission of Sublandlord or Sublandlord's employees or agents, (iii) is not attributable to the acts or omissions of Subtenant or Subtenant's employees, invitees or agents and (iv) prevents Subtenant from occupying any material portion of the Subleased Premises, Base Rent shall abate from and after the fifth (5th) consecutive business day of the interruption to the extent the Subleased Premises are rendered unusable and are actually not used by Subtenant as a result thereof. In no event, however, shall Sublandlord be liable to Subtenant for any loss or damage, direct or indirect, special or consequential, including loss of business or theft of Subtenant's property, arising out of or in connection with the failure of any security services, personnel or equipment.

7. Use of Electrical Services by Subtenant.

7.1 Normal Electrical Usage. The Building has been designed to accommodate electrical receptacle (120/208v) loads of three and one-half (3.5) watts per usable square foot and an average lighting load of two (2.0) watts per usable square foot during Building Hours, with such average determined on a monthly basis (the "Standard Electrical Usage"), which electrical usage shall be subject to applicable laws, including Title 24. Subtenant will design Subtenant's electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. Engineering plans shall include a calculation of Subtenant's fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads.

Electrical service to the Subleased Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Sublandlord shall have the exclusive right to select any company providing electrical service to the Subleased Premises, to aggregate the electrical service for the Project, Building or Subleased Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity. Subtenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Subleased Premises. Sublandlord, as part of Operating Costs, shall bear the cost of lamps, starters and ballasts for Building standard lighting fixtures within the Subleased Premises.

7.2 Excess Usage. Subtenant's use of electrical service shall not exceed, either in voltage, rated capacity or overall load, the Standard Electrical Usage. If Subtenant requests permission to consume excess electrical service, Sublandlord may refuse to consent or may condition consent upon conditions that Sublandlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by law), installation and maintenance costs shall be paid by Subtenant. Sublandlord shall have the right to separately meter or submeter electrical usage for the Subleased Premises and to measure electrical usage by survey or other commonly accepted methods; if Subtenant is consuming in excess of Standard Electrical Usage, such meter or submeter will be installed at Subtenant's cost.

8. Master Lease and Sublease Terms.

8.1 Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease. Additionally, Subtenant's rights under this Sublease shall be subject to the terms of the Consent. During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertain to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease.

8.2 Incorporation of Terms of Master Lease. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used it shall be deemed to mean Sublandlord and wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean Subtenant, except for those circumstances expressly set forth herein, if any, where Sublandlord expressly retains the Tenant's obligations under the Master Lease. Except as expressly set forth herein to the contrary, any non-liability, release, indemnity or hold harmless provision in the Master Lease for

the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease (a) of access or inspection, (b) to do work in the Master Lease Premises or in the Building, or (c) in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

8.3 Clarifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(a) Approvals. In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

(b) Deliveries. In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.

(c) Damage; Condemnation. Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain; provided that if and to the extent the Subleased Premises contain improvements which constitute "Alterations" or "Tenant Improvements", as said terms are described in the Master Lease, and Sublandlord, as the Tenant under the Master Lease, is required to restore such Tenant Improvements or Alterations, Sublandlord will perform such work in accordance with the terms of the Master Lease. Sublandlord will not, however, have any obligation to repair or service any Subtenant Alterations.

(d) Insurance. In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.

8.4 Exclusions. Notwithstanding the terms of Section 8.2 above and except as expressly set forth herein, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease:

(a) Original Master Lease: Article 1, Section 2.A.iv (second paragraph), Section 2.A.vi, Section 2.C, Section 3.A (first, third, fourth and fifth sentences only), Section 3.C, Sections 4.A, 4.B. and 4.D, Article 5, Sections 6.A, 6.B (clauses vi, vii, and viii and final sentence only), Sections 6.C, 7.A (third sentence only, and provided that the reference to "Landlord" in the seventh sentence will be deemed a reference to Landlord only, not Sublandlord), 8.A, 8.B, 8.C, 8.D, 8.E, 8.G, 9.B, Article 11, Sections 14.B (final sentence only), 17.B (clause (ii) and references to "Monthly Amortized Costs" only), Article 18, Article 19, Article 20, Sections 21.C, 21.M, 21.T, 21.W.

(b) First Amendment: All.

(c) Second Amendment: All.

8.5 Modifications. Notwithstanding the terms of Section 8.2 above, the following provisions of the Master Lease are modified as described below for the purpose of their incorporation into this Sublease:

(a) With respect to Article 15 of the Original Master Lease, if Landlord elects to terminate the Master Lease pursuant to Section 15.B of the Original Master Lease or if Sublandlord elects to terminate the Master Lease pursuant to Section 15.C of the Original Master Lease, Sublandlord will promptly notify Subtenant and this Sublease will terminate concurrently with the termination of the Master Lease. If neither Landlord nor Sublandlord elects to terminate the Master Lease, Sublandlord will nonetheless provide Subtenant with a copy of Landlord's notice of the time necessary to complete repairs as provided in Section 15.C of the Original Master Lease, as well as an estimate of the additional time necessary for Sublandlord to complete any repairs required of Sublandlord pursuant to the provisions of Article 15 of the Original Master Lease, and (x) Subtenant will have the same right to terminate the Sublease as Sublandlord has to terminate the Master Lease as described in the second (2nd) sentence of Section 15.C of the Original Master Lease as incorporated herein; provided that for such purposes references in the fourth (4th) sentence of Section 15.C to "Landlord" or "Landlord's" will be deemed to reference to "Sublandlord" or "Sublandlord's".

(b) With respect to Section 17.A of the Original Master Lease, the second (2nd) clause (i) is modified to provide that Sublandlord may terminate this Sublease with respect to an assignment of this Sublease or a proposed sublease of any portion of the Subleased Premises for substantially the remainder of the Term (but in the case of a proposed sublease of a portion of the Subleased Premises, such termination will only be with respect to the portion of the Subleased Premises which Subtenant proposes to sublease, and effective as of the date of such termination, the Base Rent payable hereunder, as well as Subtenant's Building Percentage Share and Subtenant's Project Percentage Share, will be adjusted to reflect the reduction in the size of the Subleased Premises).

(c) With respect to Section 17.E of the Original Master Lease, in clauses (ii) and (iii), in each case the phrase "has a net worth at the time of and thereafter sufficient to enable it to meet its obligations under this Lease" is deleted and restated, for the purposes of incorporation herein, as follows: "has a net worth which, in Sublandlord's reasonable determination, is equal to or in excess of the net worth of Subtenant as of the date immediately preceding the proposed assignment and is sufficient to enable it to meet its obligations under this Lease."

(d) Except as set forth in Section 8.5(a) above, references in the following provisions of the Master Lease to "Landlord" shall mean "Landlord": Articles 15 and 16.

(e) With respect to Section 21(g) of the Original Master Lease, Sublandlord will be permitted to enter the Subleased Premises in order to perform any

maintenance and repair tasks applicable to the Subleased Premises or the Building or to facilitate the construction of improvements within the Building (for example, access may be necessary in order to install connections between rooftop facilities and the premises of Building occupants on other floors who are served by such facilities) which work will not require Subtenant's prior consent, to access the Telecom Riser Room and Mechanical Room and other similar facilities located on the floor(s) on which the Subleased Premises are located; Sublandlord agrees to use reasonable efforts to minimize disturbance to Subtenant's business operations in the Subleased Premises as a result of any such entry and to provide reasonable (i.e., at least twenty-four (24) hours) advance notice (which may be telephonic) to Subtenant of any such entry, except in the case of emergency.

9. Assignment and Subletting.

9.1 Generally. Subtenant shall not assign this Sublease or further sublet all or any part of the Subleased Premises except subject to and in compliance with all of the terms and conditions of Article 17 of the Original Master Lease, and Sublandlord (in addition to Landlord) shall have the same rights with respect to assignment and subleasing as Landlord has under such Article 17; provided, however, that:

(a) fifty percent (50%) of all excess rent (calculated as provided in Section 17.C of the Original Master Lease) in connection with any such assignment or sublease shall be payable to Sublandlord as and when received by Subtenant; and

(b) in connection with any proposed assignment or subletting by Subtenant, Sublandlord will have the right, to be exercised by written notice delivered within twenty (20) days after Subtenant's submission of all necessary materials requesting Sublandlord's consent to such assignment or sublease, to terminate this Sublease with respect to the space that is the subject of such proposed assignment or sublease, effective as of the proposed effective date of such proposed assignment or sublease; and

(c) in no event will any sublease by Subtenant subdivide a floor of the Building into a multi-occupant floor.

9.2 Fees and Costs. Subtenant shall pay all fees and costs payable to Master Landlord pursuant to the Master Lease in connection with any proposed assignment, sublease or transfer of the Subleased Premises, together with all of Sublandlord's reasonable out-of-pocket costs relating to Subtenant's request for such consent, regardless of whether such consent is granted, and the effectiveness of any such consent shall be conditioned upon Master Landlord's and Sublandlord's receipt of all such fees and costs. The sale of shares of Subtenant's stock on a nationally recognized securities exchange in the normal course of trading (as opposed to the transfer of shares in connection with a merger or acquisition) will not constitute an assignment of Subtenant's interest in this Sublease.

9.3 Building 2 Sublease. In no event may Subtenant assign its interest in this Sublease unless Subtenant concurrently assigns its interest in the Building 2 Sublease to the same assignee.

10. Default. Except as expressly set forth herein, Subtenant shall perform all obligations in respect of the Subleased Premises that Sublandlord would be required to perform pursuant to the Master Lease, to the extent incorporated herein. It shall constitute an event of default hereunder if Subtenant fails to perform any obligation hereunder (including, without limitation, the obligation to pay Rent), or any obligation under the Master Lease which has been incorporated herein by reference, and, in each instance, Subtenant has not remedied such failure after delivery of any written notice required under this Sublease and passage of the cure periods prescribed in Section 13 of the Master Lease as incorporated herein, provided that with respect to non-monetary defaults, Subtenant's cure period shall be longer of (A) one-half of, or (B) five (5) calendar days less than, the actual cure period provided for such non-monetary default under the Master Lease. Additionally, at Sublandlord's option, any event of default on the part of Subtenant under the Building 2 Sublease will constitute an event of default under this Sublease without the necessity of additional notice or the passage of additional grace periods.

11. Remedies. In the event of any default hereunder by Subtenant, Sublandlord shall have all remedies provided to the "Landlord" in the Master Lease as if an event of default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Without limiting the generality of the foregoing, Sublandlord may continue this Sublease in effect after Subtenant's breach and abandonment and recover Rent as it becomes due. Sublandlord may resort to its remedies cumulatively or in the alternative.

12. Right to Cure Defaults. If Subtenant fails to perform any of its obligations under this Sublease after expiration of applicable grace or cure periods, then Sublandlord may, but shall not be obligated to, perform any such obligations for Subtenant's account. All costs and expenses incurred by Sublandlord in performing any such act for the account of Subtenant shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum rate allowable under law (the "Interest Rate") from the date of the expenditure until repaid. If Sublandlord undertakes to perform any of Subtenant's obligations for the account of Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublandlord's remedies. Subtenant hereby expressly waives its rights under any statute to make repairs at the expense of Sublandlord.

13. Sublandlord's Liability. Notwithstanding any other term or provision of this Sublease, but subject to the provisions of Section 6.2 above which allows for an abatement of Rent payable hereunder in certain circumstances, the liability of Sublandlord to Subtenant for any default in Sublandlord's obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for (a) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and /or assigns to perform or cause to be performed Landlord's obligations under the Master Lease (this clause (a) will not serve to diminish Sublandlord's agreement to indemnify Subtenant for Sublandlord's violation of the Master Lease as described in Section 5.2(b) above), (b) lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (c) any damages or other

liability arising from or incurred in connection with the condition of the Subleased Premises or suitability of the Subleased Premises for Subtenant's intended uses except to the extent that the condition of the Subleased Premises upon delivery to Subtenant is materially changed from the condition which existed as of Subtenant's pre-Sublease inspection. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against a party's stockholders, directors, officers, or partners on account of any of such party's obligations or actions under this Sublease. As used in this Sublease, the term "Sublandlord" means the holder of the tenant's interest under the Master Lease and the holder of Sublandlord's interest under this Sublease. In the event of any assignment or transfer of the Sublandlord's interest under this Sublease, which assignment or transfer may occur at any time during the Term in Sublandlord's sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing subsequent to the date of the transfer and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord may transfer and deliver any then existing Letter of Credit to the transferee of Sublandlord's interest under this Sublease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

14. Attorneys' Fees. If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to receive from the other party its costs associated therewith, including, without limitation, reasonable attorneys' fees and costs from the other party.

15. Delivery of Possession.

15.1 Generally. Promptly following the Effective Date, Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises in their "AS IS" condition as the Subleased Premises exists on the date of such delivery. As a condition precedent to Subtenant's acceptance of the Subleased Premises in their "AS IS" condition, there shall be no material change in condition based on Subtenant's pre-Sublease inspection. Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture other than the Furniture, defined below, fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant's occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the Building Common Areas. Subtenant acknowledges that it is not authorized to make or perform any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in the same condition as the Subleased Premises were at the Commencement Date, reasonable wear and tear and those Subtenant Alterations the removal of which is not required by the terms hereof

excepted (Subtenant acknowledges that except as expressly set forth herein, Subtenant Alterations, including Subtenant's Initial Alterations, are subject to potential removal requirements); in any event, at Subtenant's cost, Subtenant will remove all telecommunications and data cabling (including Network Cabling) installed by or for the benefit of Subtenant.

15.2 Subtenant's Alterations.

(a) Generally. The parties acknowledge that Subtenant intends to construct improvements within the Subleased Premises; said improvements which are initially constructed in anticipation of Subtenant's occupancy of the Subleased Premises (the "Initial Subtenant Alterations") or are constructed by or on behalf of Subtenant following Subtenant's occupancy of the Subleased Premises, being referred to as "Subtenant Alterations". All Subtenant Alterations shall be carried out in accordance with, and will be deemed "alterations" for the purpose of the Master Lease and will be subject to Landlord's prior written approval to the extent required under the Master Lease. Sublandlord will have the right to approve the Plans for any proposed Subtenant Alterations, as well as any contractors whom Subtenant proposes to retain to perform such work (provided that Sublandlord may designate the contractors who will perform work on the Building's electrical, HVAC or life-safety systems). Sublandlord's consent shall not be unreasonably withheld with respect to proposed Subtenant Alterations that (a) comply with all applicable laws; (b) are compatible with the Building, its architecture and its mechanical, electrical, HVAC and life safety systems; (c) do not interfere with the use and occupancy of any other portion of the Building by any other occupant or their invitees; (d) do not affect the structural portions of the Building; (e) do not and shall not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building; (f) do not reduce the value of the Subleased Premises or increase the cost to Sublandlord of reletting the Premises; and (g) do not affect the exterior appearance of the Building. Additionally, Sublandlord may require that Subtenant incorporate "Project-Standard" materials with respect to (i) ceiling tile, (ii) lighting, (iii) doors, frames and hardware and (iv) other similar finish components. In determining whether to consent to proposed Subtenant Alterations, Sublandlord shall have the right to review and approve Plans for proposed Subtenant Alterations, construction means and methods, the identity of any contractor or subcontractor to be employed on the work for Subtenant Alterations, and the time for performance of such work. In connection with any proposed Subtenant Alterations, Subtenant will be solely responsible for providing any security required by Landlord pursuant to Section 7.A of the Original Master Lease. Additionally, if Sublandlord in good faith determines that Sublandlord proposes to construct Subtenant Improvements which would be materially more expensive to remove than the typical office improvements located in the Building, Sublandlord, in Sublandlord's discretion, may require as a condition to granting its consent to any proposed Subtenant Alterations that Subtenant increase the face amount of the Letter of Credit by an amount reasonably determined by Sublandlord to be sufficient to secure the performance of Subtenant's obligation to restore or remove such Subtenant Alterations at the expiration or sooner termination of the Sublease (whether such restoration is required by Landlord or Sublandlord). Subtenant shall supply to Sublandlord any documents and information reasonably requested by Sublandlord in connection with any Subtenant Alterations. Sublandlord may hire outside consultants to review such documents and information and Subtenant shall reimburse Sublandlord for the cost thereof as well as Sublandlord's internal costs. All Subtenant Alterations permitted hereunder shall be made and performed by Subtenant without cost or

expense to Sublandlord, except with respect to Sublandlord's funding of the Allowance, described below. Upon completion of any Subtenant Alterations, Subtenant shall provide Sublandlord, at Subtenant's expense, with a complete set of "as built" plans on Mylar and specifications reflecting the actual conditions of the Subtenant Alterations as constructed in the Subleased Premises, together with a copy of such plans on diskette in AutoCAD format or such other format as may then be in common use for computer assisted design purposes; additionally, Subtenant will provide Sublandlord with the items required under clauses (i) through (iii) of Section 7.A of the Original Master Lease for delivery to Landlord. Sublandlord shall have the right to promulgate commercially reasonable rules and regulations regarding the performance of Subtenant Alterations; Subtenant's initial guidelines for construction are attached hereto as **Exhibit E**. Sublandlord will not charge any construction management fee with respect to the performance of the Initial Subtenant Alterations (as opposed to any subsequent Subtenant Alterations) carried out prior to Subtenant's initial occupancy of the Subleased Premises; however, if and to the extent that Landlord imposes a construction management fee with respect to any Subtenant Alterations, or otherwise passes through review fees and costs, Subtenant will be responsible for paying such sums. Sublandlord shall be responsible for all utility costs during the construction of the Initial Subtenant Alterations. As used herein, "Plans" will mean fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air-conditioning, ventilation and heating), and shall include, to the extent applicable: (i) electrical outlet locations, circuits and anticipated usage therefor, (ii) reflected ceiling plan, including lighting, switching, and any special ceiling specifications, (iii) duct locations for heating, ventilating and air-conditioning equipment, (iv) details of all millwork, (v) dimensions of all equipment and cabinets to be built in, (vi) furniture plan showing details of space occupancy, (vii) keying schedule, (viii) lighting arrangement, (ix) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air-conditioning, ventilation, electrical, plumbing, structural, fire-life safety or mechanical systems, (x) special heating, ventilating and air conditioning equipment and requirements, (xi) weight and location of heavy equipment, and anticipated loads for special usage rooms, (xii) demolition plan, (xiii) partition construction plan, (xiv) all requirements under the Americans with Disabilities Act and other governmental requirements, and (xv) final finish selections, and any other details or features reasonably required by Landlord.

(b) Code-Required Work. If the performance of any Subtenant Alterations or other work by Subtenant within the Subleased Premises "triggers" a requirement for code-related upgrades to or improvements of any portion of the Building or Project, Subtenant shall be responsible for the cost of such code-required upgrade or improvements.

(c) Allowance. Sublandlord hereby grants to Subtenant an allowance of Five and No/100 Dollars $5.00 per rentable square foot of the Subleased Premises (which, based upon 75,311 rentable square feet, equates to $376,555.00 (the "Allowance").

(1) Disbursement. The Allowance shall be paid in its entirety to Subtenant, within thirty (30) days following receipt by Sublandlord of (1) full and final unconditional waivers of lien from all contractors and vendors; and (2) as-built plans of the Initial Subtenant Alterations (as described in Section 15.2(a) above). The Allowance shall be

disbursed in the amount reflected on the receipted bills meeting the requirements above. Notwithstanding anything herein to the contrary, Sublandlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under this Sublease, and Sublandlord's obligation to disburse shall only resume when and if such default is cured.

(d) End of Term. Subtenant expressly acknowledges that Landlord or Sublandlord may require Subtenant to remove some or all Subtenant Alterations at the expiration or sooner termination of the Term. Subtenant will also be responsible for the performance of the items of work required by clauses (i), (ii), (iii), (iv) and (v) (to the extent Tenant installs cabling) of Section 6.B of the Original Master Lease, to the extent applicable to the Subleased Premises. Subtenant acknowledges that Landlord may notify Sublandlord following the scheduled expiration of this Sublease of Landlord's determination that certain alterations performed by Subtenant must be removed. Sublandlord agrees to attempt to procure Landlord's determination in this regard as soon as reasonably possible; however, the parties acknowledge that Subtenant's obligation to remove any Subtenant Alterations which Landlord requires the removal of will survive the expiration or sooner termination of this Sublease. Notwithstanding any other term or provision of this Sublease, Sublandlord shall be responsible for the removal or restoration of any Alterations (as defined in the Master Lease) or improvements existing in the Subleased Premises prior to the Early Access Date, if and to the extent such removal or restoration is required by Landlord.

16. Holding Over. If Subtenant holds over after the expiration or earlier termination of this Sublease with the express or implied consent of Sublandlord, such tenancy shall be from month-to-month only and shall not constitute a renewal hereof or an extension for any further term. Such month-to-month tenancy shall be subject to all the terms and provisions of this Sublease, except that Subtenant shall pay Base Rent and Additional Rent in an amount equal to 150% of the Base Rent due for the period immediately preceding the holdover. Nothing contained in this Section 16 shall be construed as consent by Sublandlord to any holding over by Subtenant, and Sublandlord expressly reserves the right to recover immediate possession of the Subleased Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Sublandlord is unable to deliver possession of the Subleased Premises to a new subtenant or to Landlord, as the case may be, or to perform improvements for a new subtenant, as a result of Subtenant's holdover, Subtenant shall be liable to Sublandlord for all damages, including, without limitation, consequential damages, that Sublandlord suffers from the holdover; Subtenant expressly acknowledges that such damages may include all of the holdover rent charged by Landlord under the Master Lease as a result of Subtenant's holdover, which Master Lease holdover rent may apply to the entire Master Lease Premises. Notwithstanding any other term or provision of this Sublease, if the Term expires on the Expiration Date (as opposed to an early termination for any reason), Subtenant shall be entitled to hold over, without any payment of Base Rent and Additional Rent, solely for the purpose of performing any repair/restoration obligations of Subtenant under this Sublease, so long as (x) Subtenant's work of repair/restoration does not interfere with Sublandlord's restoration work, if any, which is concurrently being performed in the Building and (y) in no event will Subtenant have any right to remain in the Subleased Premises for any reason whatsoever following the date which precedes the date of expiration of the term of the Master Lease.

17. Parking. During the Term Subtenant shall be permitted to use 285 (i.e., 3.78 spaces per 1,000 rentable square feet in the Subleased Premises) of the parking spaces allocated to Sublandlord in the Master Lease. Such parking shall be provided on an unreserved basis, except that as part of such parking allocation, Subtenant shall have the exclusive right to the two (2) reserved exterior spaces located as shown on **Exhibit A-3** attached hereto. Sublandlord reserves the right in the future to designate reserved parking spaces at Sublandlord's sole discretion.

18. Notices: Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next business day delivery, or (c) sent by United States certified or registered mail, return receipt requested, addressed: (i) if to Sublandlord, at the following addresses:

Oracle USA, Inc.
c/o Oracle Corporation
1001 Sunset Boulevard
Rocklin, California 95765
Attn: Lease Administration

with a copy to:

Oracle USA, Inc.
c/o Oracle Corporation
500 Oracle Parkway
Box 5OP7
Redwood Shores, California 94065
Attn: Legal Department

and (ii) if to Subtenant, at the following address:

701 Gateway Boulevard
Suite 600
So. San Francisco, CA 94080
Attn: Dan Gaudreau
Chief Financial Officer
(prior to Commencement Date)

2207 Bridgepointe Parkway
San Mateo, CA 94404
Attn: Dan Gaudreau
Chief Financial Officer
(after Commencement Date)

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.

19. Furniture. During the Term, at no charge to Subtenant, Subtenant shall be permitted to use the existing modular and office furniture and cabling and network equipment (other than any network equipment located in the Telecom Riser Rooms) located in the Subleased Premises and described in more particular detail in **Exhibit F** attached hereto (the "Furniture"). Additionally, if and to the extent that Subtenant desires additional modular or office furniture and Sublandlord has such furniture available, Subtenant shall have the right, by written notice to Sublandlord, to have any such additional items of furniture added to the description of the "Furniture" at no additional cost to Subtenant (provided, however, that Subtenant will pay for any costs associated with the relocation of any such additional Furniture from its then-current location to the Subleased Premises, and all costs of installation of same within the Subleased Premises). Subtenant shall accept the Furniture in its current condition without any warranty of fitness from Sublandlord (Subtenant expressly acknowledges that no warranty is made by Sublandlord with respect to the condition of any cabling currently located in or serving the Subleased Premises); for purposes of documenting the current condition of the Furniture, Subtenant and Sublandlord shall, prior to the Commencement Date, conduct a joint walk-through of the Subleased Premises in order to inventory items of damage or disrepair in the Furniture. Subtenant shall use the Furniture only for the purposes for which such Furniture is intended and shall be responsible for the proper maintenance, care and repair of the Furniture, at Subtenant's sole cost and expense, and using maintenance contractors specified by Sublandlord. No item of Furniture shall be removed from the Subleased Premises without Sublandlord's prior written consent. On or about the date of expiration of the Term, the parties shall once again conduct a walk-through of the Subleased Premises to catalog any items of damage, disrepair, misuse or loss among the Furniture (reasonable wear and tear excepted), and Subtenant shall be responsible, at Subtenant's sole cost and expense, for curing any such items (including, with respect to loss, replacing any lost item with a substantially similar new item reasonably acceptable to Sublandlord). Subtenant shall not modify, reconfigure or relocate any furniture except with the advance written permission of Sublandlord, and any work of modifying any Furniture (including, without limitation, changing the configuration of, "breaking down" or reassembly of cubicles or other modular furniture) shall be performed at Subtenant's sole cost using Sublandlord's specified vendors or an alternate vendor approved in writing by Sublandlord (such approval to be granted or withheld in Sublandlord's good faith discretion, based upon Sublandlord's assessment of factors which include, without limitation, whether the performance by such vendor will void applicable warranties for such furniture and whether such vendor is sufficiently experienced in the design of such furniture). At Subtenant's election, to be set forth in a written notice delivered to Sublandlord no later than the date that is six (6) months following the mutual execution and delivery of this Sublease, Sublandlord will remove from the Subleased Premises any portion of the Furniture which Subtenant does not desire to remain in the Subleased Premises, which removal will take place within two (2) weeks following the delivery of Subtenant's notice specifying the items to be removed; from and after any such removal, the

items removed will no longer be deemed a part of the Furniture and the parties shall prepare a revised **Exhibit F** reflecting the revised Furniture inventory.

20. Access System. Subtenant acknowledges that Sublandlord currently has an access system monitoring access to the Project and the Building. Subtenant acknowledges that there are card readers installed throughout the Building and Project which are part of Sublandlord's Project. Additionally, if and to the extent that there are existing card readers installed within, or at the entrances to, the Subleased Premises, Subtenant shall have the right to "tie in" Subtenant's security system to such card readers, in order to allow Subtenant to regulate access among the various suites within the Subleased Premises (Sublandlord and Sublandlord's property manager will, at all times, be provided with a "master" card key providing Sublandlord and Sublandlord's property manager with access to the Subleased Premises, which master card-keys will be programmed to be operable on all such card readers). Subtenant may also install its own card readers. To the fullest extent permitted under applicable law, Subtenant hereby acknowledges that, except for making the card key reader system available for Subtenant's use with card keys initially at no cost to Subtenant (Sublandlord will have a right to charge a reasonable fee for lost or replacement card keys) and except for servicing and maintaining the system, Sublandlord shall not be responsible for providing access or security services to Subtenant, and that Subtenant shall be solely responsible for providing its own security service, if any.

21. Signage.

21.1 Monument Sign. Subject to the prior written consent of Landlord and the procurement of any approvals or permits required by City, Subtenant will be entitled to an equitable allocation of space on shared monument signage, if any, serving the Building (a "Monument Sign") for the purpose of displaying Subtenant's name only, in Project standard lettering. Subtenant acknowledges that no such Monument Sign exists as of the date of this Sublease but Sublandlord will install a Monument Sign on or before June 30, 2007. Subtenant's tradename will be the top listing on the Monument Sign. Any signage of Subtenant installed on the Monument Sign is referred to herein as "Subtenant's Monument Signage". Any such signage will be installed at Subtenant's sole cost and expense by contractors designated by Sublandlord. The graphics, materials, color, design, lettering, lighting, size, specifications, location and manner of affixing the Subtenant's Monument Signage shall be subject to Sublandlord's prior approval, which shall not be unreasonably withheld, and will be further subject to compliance with all laws, ordinances, restrictions of record and easements affecting same (collectively, "Sign Laws"). Sublandlord's approval of Subtenant's Monument Signage shall not constitute a representation by Sublandlord that Subtenant's Monument Signage complies with any applicable Sign Laws. Any such signage will be removed by Subtenant at Subtenant's expense at the earlier to occur of (a) the Expiration Date and (b) the date upon which the signage rights granted herein are terminated. The rights granted pursuant to this Section 21.1 are personal to Actuate Corporation, and may not be transferred or assigned to any other individual or entity (other than an assignee of Subtenant's interest in this Sublease qualifying pursuant to the provisions of Section 17.E of the Original Master Lease, as amended for the purpose of incorporation herein by the provisions of Section 8(c) above).

21.2 Building Lobby Signage. Subject to the prior written consent of Landlord, Subtenant will be entitled to install a separate plaque in the east lobby of the Building, in an area designated by Sublandlord behind the guard station, depicting Subtenant's corporate logo, in Subtenant's corporate colors (the "Building Lobby Sign"). The Building Lobby Sign will be installed at Subtenant's sole cost and expense by GNU, Sublandlord's signage contractor. The graphics, materials, color, design, lettering, lighting, size, specifications, location and manner of affixing the Building Lobby Sign shall be subject to Sublandlord's prior approval, which shall not be unreasonably withheld. Any Building Lobby Sign will be removed by Subtenant at Subtenant's expense at the earlier to occur of (a) the Expiration Date and (b) the date upon which the rights to such Building Lobby Sign granted herein are terminated. The rights granted pursuant to this Section 21.2 are personal to Actuate Corporation, and may not be transferred or assigned to any other individual or entity (other than an assignee of Subtenant's interest in this Sublease qualifying pursuant to the provisions of Section 17.E of the Original Master Lease, as amended for the purpose of incorporation herein by the provisions of Section 8(c) above.

21.3 Termination of Signage Rights. Subtenant's rights to Subtenant's Monument Signage and the Building Lobby Sign shall expire and terminate upon the earlier to occur of (i) the termination of this Sublease or Subtenant's right to possession of the Subleased Premises; (ii) the occurrence of a default by Subtenant hereunder (i.e., beyond the giving of any applicable notice and the passage of any applicable grace periods); (iii) the transfer by Subtenant of all or part of its interest in this Sublease or the Subleased Premises other than pursuant to an assignment meeting the requirements of Section 17.E of the Original Master Lease, as amended for the purpose of incorporation herein by Section 8(c) above. In addition, Subtenant's rights with respect to Subtenant's Monument Signage will terminate if Subtenant does not install Subtenant's Monument Signage prior to the 1st anniversary of the later to occur of (a) the Commencement Date, and (b) the date Sublandlord first installs the Monument Sign and notifies Subtenant of its availability. Upon termination of such rights (and in any event upon termination of this Sublease), Subtenant shall pay to Sublandlord, Sublandlord's estimate of the cost to remove Subtenant's Monument Signage and Building Lobby Sign (if installed) and repair all damage caused thereby. Subtenant's obligations hereunder shall survive the termination of this Sublease.

22. Telecom Riser Rooms. Each floor of the Building has a separate room (each, a "Telecom Riser Room") which was used by the prior occupant of the Building to connect with the main telecommunications distribution frame ("MDF") serving the Building and the Project; the Telecom Riser Rooms serve as the central point of distribution for telecommunications fiber for all floors in the Building. As of the date of this Sublease, the Telecom Riser Rooms serving the Subleased Premises shall remain locked unless otherwise determined by Sublandlord, but considered common space accessible to Sublandlord and, if separately scheduled with Sublandlord or Sublandlord's property manager for the Project, other Building occupants (including Subtenant). Other Building occupants who wish to use the telecom riser fiber in the Building may require access to all Telecom Riser Rooms (including Telecom Riser rooms on floors other than the floors on which their separate subleased premises are located). Subtenant may elect to use the Telecom Riser Rooms serving the Subleased Premises for connecting to the MDF, however, Subtenant may not interfere with any pre-existing Building fiber installed in or connected to any Telecom Riser Room nor may Subtenant prevent

Sublandlord (or any other Building occupants) from accessing the Telecom Riser Rooms serving the Subleased Premises; however, Subtenant will have the right to supervise the performance of any other occupants' work in the Telecom Riser Rooms on the floor(s) where the Subleased Premises are located (and, similarly, if Subtenant wishes to have access to the Telecom Riser Rooms on any floor in the Building where the Subleased Premises is not located, Subtenant may be subject to the supervision of the occupant(s) of such floor during the performance of any such work). All work performed by or on behalf of Subtenant in any Telecom Riser Room will be performed in strict compliance with such guidelines as Sublandlord may, from time to time, promulgate. Alternatively, Subtenant may elect to relocate Subtenant's voice and data cabling to another location within the Subleased Premises at Subtenant's sole cost and expense. All additional vertical cabling installed by Subtenant shall be in such room in a location designated and approved by Sublandlord and Sublandlord may need future access to allow other Subtenants to core drill and pull additional fiber.

23. Mechanical Room. The parties acknowledge that there is a mechanical room located on the fifth (5th) floor of the Building which serves all of the Building (the "Mechanical Room"). Sublandlord will require periodic access to the Mechanical Room for the purposes of performing maintenance work and routine or other repairs; Sublandlord agrees to use reasonable efforts to coordinate and calendar any such access to the Mechanical Room with Subtenant, so as to minimize interference with Subtenant's business operations within the Subleased Premises.

24. Project Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Subleased Premises, Building, or any part thereof and that no representations respecting the condition of the Subleased Premises or the Building have been made by Sublandlord to Subtenant except as specifically set forth herein. However, Subtenant hereby acknowledges that Sublandlord is currently renovating or may during the Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project, the Building and/or the Subleased Premises. Subtenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Subtenant nor, except as expressly set forth in Section 6.2 above, entitle Subtenant to any abatement of Rent. Sublandlord shall have no responsibility and shall not be liable to Subtenant for any injury to or interference with Subtenant's business arising from the Renovations, nor shall Subtenant be entitled to any compensation or damages from Sublandlord for loss of the use of the whole or any part of the Subleased Premises or of Subtenant's personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.

25. Brokers. Subtenant represents that it has dealt directly with and only with Studley ("Subtenant's Broker"), as a broker in connection with this Sublease. Sublandlord represents that it has dealt directly with and only with Colliers International ("Sublandlord's Broker"), as a broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify and hold each other harmless from all claims of any brokers other than Subtenant's Broker and Sublandlord's Broker claiming to have represented Sublandlord or Subtenant in connection with this Sublease. Subtenant and Sublandlord agree that Subtenant's Broker and Sublandlord's Broker shall be paid commissions by Sublandlord in connection with this Sublease pursuant to a separate agreement.

26. Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease or the Building 2 Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

27. USA Patriot Act Disclosures. Subtenant is currently in compliance with and shall at all times during the Term remain in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

28. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

29. Counterparts. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.

SUBLANDLORD: ORACLE USA, INC.,
a Colorado corporation

By: [signature]
Print Name: Randall W. Smith
Title: VP Real Estate & Facilities

SUBTENANT: ACTUATE CORPORATION
a Delaware corporation

By: [signature]
Print Name: Dan Gaudreau
Title: CFO

EXHIBIT A-1

Subleased Premises - - Fourth Floor


EXHIBIT A-1
Sublease Premises
Building Common Area Rooms

2266\053G\JKENNEDY\1424178.6

EXHIBIT A-2

Subleased Premises - - Fifth Floor


EXHIBIT A-2
Sublease Premises
Building Common Area Rooms

2266\053G\JKENNEDY\1424178.6

EXHIBIT A-3

Location of Reserved Parking Spaces



EXHIBIT A-3
Parking

2266\053G\JKENNEDY\1424178.6

EXHIBIT B

Commencement Agreement

Date ______________________

Subtenant ______________________
Address ______________________
____
____

Re: Commencement Letter with respect to that certain Sublease dated as of the _____ day of __________, _____, by and between **ORACLE USA, INC., a Colorado corporation**, as Sublandlord, and **ACTUATE CORPORATION, a Delaware corporation**, as Subtenant, for 75,311 rentable square feet on the fourth (4th) and fifth (5th) floors of the Building located at 2207 Bridgepointe Parkway, San Mateo, California.

Dear ___________________:

In accordance with the terms and conditions of the above referenced Sublease, Subtenant accepts possession of the Subleased Premises and agrees:

1. The Commencement Date is _________________________;

2. The Rent Commencement Date is _________________________; and

3. The Expiration Date is _____________________________.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

____
Authorized Signatory

Agreed and Accepted:

Subtenant: ACTUATE CORPORATION

By: ______________________
Name: ______________________
Title: ______________________
Date: ______________________

EXHIBIT C

Letter of Credit

ISSUING BANK
ADDRESS OF ISSUING BANK

DATE: __________

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: ________

BENEFICIARY:

____
____

APPLICANT:

____
____

AMOUNT: USD $_______________

EXPIRATION: ___________ AT OUR COUNTERS

WE HEREBY ESTABLISH IN YOUR FAVOR OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER ________ WHICH IS AVAILABLE WITH [ISSUING BANK] BY PAYMENT AGAINST PRESENTATION OF THE ORIGINAL OF THIS LETTER OF CREDIT AND YOUR DRAFTS AT SIGHT DRAWN ON [ISSUING BANK] AT THE ADDRESS ABOVE, ACCOMPANIED BY THE DOCUMENTS DETAILED BELOW:

A LETTER SIGNED BY A PURPORTED AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY STATING THAT BENEFICIARY IS ENTITLED TO DRAW ON THIS LETTER OF CREDIT PURSUANT TO THAT SUBLEASE AGREEMENT BETWEEN ____________________ AND _______________, AS IT MAY BE AMENDED.

THIS LETTER OF CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT YOUR WRITTEN CONSENT OF BENEFICIARY.

SPECIAL CONDITIONS:

THIS LETTER OF CREDIT SHALL AUTOMATICALLY RENEW WITHOUT AMENDMENT FOR AN ADDITIONAL ONE YEAR PERIOD FROM THE CURRENT OR FOR ANY FUTURE EXPIRATION DATE, UNLESS WE SHALL NOTIFY YOU IN WRITING BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED OR OVERNIGHT COURIER AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE THAT THIS LETTER OF CREDIT WILL NOT BE RENEWED. FOLLOWING SUCH NOTIFICATION AND PRIOR TO THE EXPIRATION OF THIS LETTER OF CREDIT, YOU MAY DRAW UPON THIS LETTER OF CREDIT BY PRESENTATION OF THE SIGHT DRAFT(S) MENTIONED ABOVE, ACCOMPANIED BY A LETTER SIGNED BY A PURPORTED AUTHORIZED REPRESENTATIVE OF BENEFICIARY STATING THAT BENEFICIARY HAS NOT BEEN PRESENTED WITH A SUBSTITUTE LETTER OF

CREDIT IN THE SAME PRINCIPAL AMOUNT, AND ON THE SAME TERMS AS THIS LETTER OF CREDIT FROM AN ISSUER REASONABLY SATISFACTORY TO YOU.

THIS LETTER OF CREDIT IS TRANSFERABLE AND MAY BE TRANSFERRED ONE OR MORE TIMES BY THE NAMED BENEFICIARY HEREUNDER OR BY ANY TRANSFEREE HEREUNDER TO A SUCCESSOR TRANSFEREE. TRANSFER OF THIS LETTER OF CREDIT IS SUBJECT TO OUR RECEIPT OF BENEFICIARY'S INSTRUCTIONS IN THE FORM ATTACHED AS EXHIBIT A, ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

PARTIAL DRAWS ARE ALLOWED UNDER THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 AND ENGAGES US PURSUANT TO THE TERMS THEREIN.

[ISSUING BANK]

AUTHORIZED SIGNATURE AUTHORIZED SIGNATURE

EXHIBIT D

Rules and Regulations

1. Sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed by any tenant or used by them for purpose other than ingress to and egress from their respective Premises, and for going from one part of the Building to another part.

2. Plumbing fixtures shall be used only for their designated purpose, and no foreign substances of any kind shall be deposited therein. Damage to any such fixture resulting from misuse by Subtenant or any employee or invitee of Subtenant shall be repaired at the expense of Subtenant.

3. Nails, screws and other attachments to the Building require prior written consent from Sublandlord.

4. All contractors and technicians rendering any installation service to Subtenant shall be subject to Sublandlord's approval and supervision prior to performing services. This applies to all work performed in the Building, including, but not limited to, installation of telecommunications equipment, and electrical devices, as well as all installation affecting floors, walls, woodwork, windows, ceilings, and any other physical portion of the Building.

5. Movement in or out of the Building of furniture, office equipment, or other bulky material which requires the use of elevators, stairways, or Building entrance and lobby shall be restricted to hours established by Sublandlord. All such movement shall be under Sublandlord's supervision, and the use of an elevator for such movements shall be made restricted to the Building's freight elevators, or an elevator for such movements shall be made restricted to the Building's freight elevators. Prearrangements with Sublandlord shall be made regarding the time, method, and routing of such movement, and Subtenant shall assume all risks of damage and pay the cost of repairing or providing compensation for damage to the Building, to articles moved and injury to persons or public resulting from such moves. Sublandlord shall not be liable for any acts or damages resulting from any such activity. Freight elevator vestibules will be equipped with card readers, and users may only access floors in the Building for which their key cards are pre-procured.

6. Corridor doors, when not is use, shall be kept closed.

7. Subtenant shall cooperate with Sublandlord in maintaining the Subleased Premises. Except as expressly set forth in the Sublease, Subtenant shall not employ any person for the purpose of cleaning the Subleased Premises other than the Building's cleaning and maintenance personnel.

8. Deliveries of water, soft drinks, newspapers, or other such items to any Premises shall be restricted to hours established by Sublandlord and made by use of the freight elevators if Sublandlord so directs.

9. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, fish, or animals of any kind shall be brought into or kept in, on or about the Subleased Premises.

10. No cooking shall be done in the Subleased Premises except in connection with convenience lunch room or beverage service for employees and guests (on a noncommercial basis) in a manner which complies with all of the provisions of the Sublease and which does not produce fumes or odors.

11. Food, soft drink or other vending machines shall not be placed within the Subleased Premises without Sublandlord's prior written consent.

12. Subtenant shall not use or keep on its Subleased Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation and maintenance of office equipment.

13. Subtenant shall not tamper with or attempt to adjust temperature control thermostats in the Subleased Premises. Sublandlord shall make adjustments in thermostats on call from Subtenant.

14. Subtenant shall comply with all requirements necessary for the security of the Building, including the use of service passes issued by Sublandlord for after hours movement of office equipment/packages, and signing security register in Building lobby after hours.

15. Upon termination of this Lease, Subtenant shall surrender to Sublandlord all keys and access cards to the Subleased Premises, and give to Sublandlord the combination of all locks for safes and vault doors, if any, in the Subleased Premises.

16. Sublandlord retains the right, without notice or liability to any occupant, to change the name and street address of the Building.

17. Canvassing, peddling, soliciting, and distribution of handbills in the Building are prohibited and each tenant shall cooperate to prevent these activities.

18. Subtenant shall take reasonable steps to prevent the unnecessary generation of refuse (e.g., choosing and using products, packaging, or other materials in business that minimize solid waste or that are durable, reusable, or recyclable). Subtenant shall provide or obtain recycling containers in its business for use by employees and customers, shall recycle acceptable materials in the recycling containers provided by Sublandlord, and shall otherwise participate in the recycling program established by Sublandlord for the Building. Acceptable recyclable materials may include, but are not limited to, the following: newspaper, cardboard, paperboard, office paper and other mixed paper, aluminum, tin and other metal, glass, and #1 (PETE) and #2 (HDPE) plastics.

19. Subtenant shall not and shall cause its employees, agents, contractors, invitees, customers and visitors not to smoke in the Subleased Premises or in any portion of the Building, except those areas, if any, expressly designated as smoking areas by Sublandlord. Persons may smoke cigarettes in designated areas only if the smoker uses designated receptacles

for ashes and cigarette butts and does not annoy any nonsmoking persons using the area or interfere with access to the Building.

20. Sublandlord reserves the right to rescind or modify any of these rules and regulations and to make future rules and regulations required for the safety, protection, and maintenance of the Building, the operation and preservation of good order thereof, and the protection and comfort of the tenants and their employees and visitors. Such rules and regulations, when made and written notice given the Subtenant, shall be binding as if originally included herein.

EXHIBIT E

Construction Guidelines for Contracted Services

The following outlines the regulations and requirements, which will be required of contracted service personnel working at or in the Building. No deviation or exception will be permitted without the express written approval of Sublandlord or its property manager.

1. All contractors to perform work at the Project must be approved by Sublandlord prior to the commencement of any construction.

2. Prior to any entry onto the Building, Subtenant or any contractors, as applicable, shall have provided to Sublandlord certificates of insurance, in form and amount satisfactory to Sublandlord, evidencing the following insurance coverages:

a. Worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are reasonably required by Sublandlord.

b. Subtenant shall carry "Builder's All Risk" insurance in an amount approved by Sublandlord or Landlord covering the construction of the work in question, and such other insurance as Sublandlord or Landlord may reasonably require. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Sublandlord or Landlord.

All such policies of insurance must contain a provision that the company writing said policy will give Sublandlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. All policies shall insure Landlord, Sublandlord and Subtenant, as their interests may appear, as well as Subtenant's contractors, and shall name as additional insureds Sublandlord's property manager. All insurance, except Workers' Compensation, maintained by Subtenant's contractors shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.

c. Sublandlord must be named on all warranties and guaranties for all products being guarantied or warranted by any contractor, sub-contractor, and/or manufacturing supplier.

3. All workers must be properly, permanently and visually identified. The identification system must be approved prior to the start of any work and may take the form of badges for attachment to clothing. All companies will maintain an updated list of authorized workers with building management and notify management of each change.

4. All workers shall maintain their actions while in the Building in a professional manner to include but not limited to the following:

a. No abusive language.

b. No smoking, eating or drinking except in areas designated by the Building manager.

c. No use of radios.

5. Offenses that will result in immediate request for discharge include, but are not limited to the following:

a. Drinking alcoholic beverages on the job, or coming to work in an intoxicated condition.

b. Possession or consuming drugs or any other illegal substances while at the property.

c. Using or removing Building manager's, tenant's or subcontractor's possessions from the property without prior authorization.

d. Violating any state or federal statutes while working at the Building.

e. Possessing firearms or explosives while working at the Building.

f. Using property facilities for jobs other than specific work assignments.

g. Accepting commissions, fees or kickbacks from any vendors, tenants or contractors involved in providing a service or product to the Building.

h. Physically abusing or harming any individual who works at or visits the Building.

i. Duplicating any keys used in the Building.

j. Providing Building access at anytime to anyone not authorized by Building manager.

6. Contractor and contractor employee parking shall be only in areas reasonably designated by Sublandlord. The loading dock will not be used for parking. Oversized vehicles will use street parking as far as possible from public entries and operating retail facilities.

7. All construction staging storage and temporary contractor facilities will be located in specific areas assigned by the Building management. Contractors will be responsible for the maintenance, housekeeping and demolition of all temporary facilities.

8. The entrances lobbies passages corridors elevators stairways and other common areas will not be obstructed by any of the contractors agents during construction.

9. No storage of flammable substances will be allowed or stored in the Building unless approved by Building management and in accordance with approved building codes and regulations.

10. Any work that would cause an inconvenience (in Sublandlord's reasonable discretion) to other occupants in the Building or any work in an occupied lease space must be done after Building Hours or on the weekend. Any structural modifications or floor penetrations created with the use of core drilling machines pneumatic hammers etc. must be performed between the hours of 1 p.m. to 6:00 p.m. on Saturdays and 11:00 a.m. to 6:00 p.m. on Sundays or as otherwise permitted by law and the Building rules and regulations. Likewise any construction techniques causing excessive noise or vapors will be conducted only during these hours.

11. Prior to starting the work the general mechanical and electrical contractors will check in and go over the job with the chief Building engineer and will furnish to such building engineer mechanical and electrical shop drawings. All panels and transformers are to match the "Building Standard" systems and all materials and methods used to connect panels and transformers must be approved by Sublandlord. In connection therewith:

a. The Building is fed with Cutler Hammer Bus duct, any time a new 480 volt panel is added, Contractor must add a Cutler Hammer Bus duct disconnect;

b. The existing transformers serving the Building are Cutler Hammer; all transformers need to be copper and K13 rated;

c. The existing panels are Cutler Hammer. Any 120/208 and 277/480 volt panels need to be copper bus, bolt on breakers and 65K A/C rated. It is critical that any breakers installed in the panels at 65K rated; and

d. The fire alarm system is an Edwards addressable fire alarm panel; any contractor who performs who affecting this system must e approved in advance by Sublandlord.

12. Dust and air contamination are to be controlled with temporary partitions which are sealed adequately to prevent dust from entering leased areas or mechanical equipment. Floor sweep or a comparable material will be used when sweeping concrete or tile floors. If air conditioning is provided to construction space, air handler filters will be replaced at the completion of work at contractors' expense.

13. Contractors are prohibited from staining, painting (except wall painting), or lacquering during the working hours of 8:00 a.m. - 6:00 p.m. Monday - Friday and 8:00 a.m. - 2:00 p.m. Saturday [(except wall painting)]. All such work must be stopped by 5:00 a.m. on mornings of normal business days. Contractor shall provide and maintain deodorizing and air purifier machines during all painting applications and for a minimum of six (6) hours after all operations have stopped.

14. There will be absolutely no use of Sublandlord's property to include, but not be limited to, telephones, dollies, vending machines, copiers, etc. unless specifically approved in writing by the tenant in advance of their use. Any unauthorized telephone charges will be billed back to the Contractor.

15. No supplies, trash, or storage of these will be allowed in the dock area at any time.

16. No doors will be propped open or held open to the degree that such will cause an alarm or jeopardize security. Contractors shall be responsible for charges resulting from such alarms and/or security violations.

17. The Building's manager, at its sole discretion, may require General Contractor to use masonite to cover the floors. All moving companies will be required to cover the floors with masonite prior to any items entering or exiting the Building.

18. All work areas are to be broom cleaned daily of trash, debris and non-useful materials. Failure to do so will result in Building management providing this service and charging the Subtenant or Subtenant's general contractor accordingly. The general contractor is responsible for providing trash receptacles. The Building compactor will not be used unless prior approval has been granted by Building management. Walk-off mats, plastic tarping and Masonite will be used to avoid unnecessary debris and buildup. If cleanup does not meet with Building management satisfaction, building personnel will clean the area and back-charge the responsible contractor.

19. Fire alarm speakers must be installed and connected to the Building's existing system throughout the Premises in compliance with applicable Fire Code requirements. Contractor shall coordinate all Fire Alarm and Fire Sprinkler system related work with Building security and Building engineering. No Fire Alarm or Fire Sprinkler system related work will be performed until proper steps have been taken to assure that false alarms will not sound, that adequate building protection will be maintained, and that the proper agencies have been notified of Fire Safety system downtime. Contractor will also coordinate with Building Security and Building Engineering for the proper restoration of Fire Alarm and Fire Sprinkler systems to normal operation once work is complete. Under no circumstances will Contractor leave the property until all Fire Alarm and Fire Sprinkler systems, which they have affected, have been restored to their normal operating conditions.

20. The General Contractor shall maintain all applicable federal, state and local rules and regulations for each Building as required.

21. Since each job is different in scope, it may be necessary that the contractors set up job meetings according to the job needs. Each contractor must set their own time interval between meetings, notify Building management of their scheduling, and once the intervals are set, maintain them on a regular basis. This will help to coordinate and control attendance.

22. Any contractor who anticipates work on the Building's life safety systems (sprinklers, smoke detectors, fire command speakers, fire alarms, etc.) will notify Building management 24 hours in advance prior to commencement of work.

23. All work to be performed after hours must be scheduled with Building management art least 24 hours in advance and must be accompanied by a security clearance request.

24. Bobtails, semi-trailers, etc. are authorized to be parked in the loading dock only for the time necessary to unload equipment and material. Unless prior approval is obtained

from Building management vehicles left at the loading dock will be towed at owner's expense. No contractors or their employees are authorized to park in visitors parking or in any fire lanes at any time.

25. Material deliveries must be scheduled through Building management. Freight elevators will be the only elevators used by contractor or agents. When the freight elevator is used to move materials, contractors will required to release the elevator immediately after unloading is complete. The elevator will not be placed on independent service without prior approval of Building management. Landlord will cooperate with contractor regarding contractor's use of the freight elevators and loading docks and in the placement of dumpsters to be provided by contractor and Landlord will not charge a fee in connection with the use or accommodation thereof.

26. Contractor personnel are not to use tenant occupied areas, including vending machines and break-rooms, at any time. Restrooms on tenant occupied floors are not to be used by contractor personnel. Contractor personnel are to use only the restrooms specified by Building management. Unless on specific assignment which has been pre-approved by Building management. No contractor personnel are to enter tenant office areas.

27. Applicable keys and access cards are controlled and distributed by the security department. If a contractor wishes to check out keys or access cards, they must be prepared to surrender their driver's license on request. The driver's license will be returned when the equipment is returned. contractors will not issue keys or access cards for service areas, utility closets or other Building areas to anyone including tenants, telephone and utility personnel or other construction workers. Keys and access cards will not be taken off property for any reason. If any keys are lost, contractor will be subject to a replacement fee. This may also include the cost of re-keying the affected area or possibly the entire Building.

28. Any damage to other tenant spaces, public areas or common facilities of the building is to be reported immediately to Building management. Contractor is expected to repair any damage made by their personnel. If corrections are not made, Building personnel will make the necessary repairs and back-charge the responsible contractor.

29. Contractors shall check in and out with Building security on a daily basis.

30. Contractor shall take appropriate action to prevent false fire alarm or other unnecessary alarm, which may occur as a direct or indirect result of their work. This shall include protection of smoke detection devices from smoke, dust and debris during construction, use of sweeping compound when sweeping floors to prevent dust, and proper precautionary measures taken when working around other alarm initiating devices such as pull stations, water flow devices and Fire Safety related power devices. All work that, for any reason, may activate the Fire Alarm system must first be reported to Building security so that appropriate measure may be taken to prevent a false alarm. Such work includes, but is not limited to sweeping, painting, sanding, soldering, brazing, welding, sawing, etc.

31. Contractor is to provide, and pay all fees for, all permits, inspection, certificates of occupancy, maintenance and operation manuals, equipment warranties, etc.

32. Should the contractor perform any work that does not comply with the requirements of applicable laws, Subtenant shall bear all costs that arise in correcting such defects.

33. All contractors (including the general contractor) shall contact Sublandlord and schedule time periods during which they may use Building and Building facilities in connection with the Contractor of Subtenant Improvements (e.g., elevators, excess electricity, etc.).

34. Contractor shall maintain existing plumbing, HVAC, and fire alarm systems, as well as other existing systems, and must retain all existing functions in service except for scheduled interruptions approved by Building management 24-hours in advance.

35. Any Building-wide power shutdowns must be scheduled with Sublandlord and Landlord at least thirty (30) days prior to the shutdown in question.

All penetrations of piping, duct work, etc. through walls partitions and floors shall be sealed to Building management's satisfaction to maintain the integrity of the Building's fire safety rating. Also, any openings in walls and partitions made by the contractor for access to construction work shall be patched and/or repaired to Building management's satisfaction. All core drill pieces are to be removed by the contractor.

EXHIBIT F

Furniture

Furniture Inventory
2207 Bridgepointe, Bldg 3, 4th floor

Inventory & Definitions

(41) Standard Private Offices – Kimball Cetra/Footprint Furniture will contain:
(1) P-top worksurface, corner worksurface and (2) straight worksurface; (3) chairs and (1) short bookcase.



(124) Cubes - Standard Kimball Cetra/Footprint (8' x 8') Furniture will contain:
(2) 48" work surfaces – laminate; (1) Corner work surface – laminate; (2) wood file pedestals; (2) chairs; (1) overhead storage with built in desk light.



(4) Large Conference Rooms:
- Each conference room has (1) oval table, (10) office task chairs

(2) Lounge Areas
- Each lounge area has (3) club chairs and (1) occasional table

(3) Mail/Copy rooms
- Large mail room has (2) blue Hamilton mail sorters and (4) blue Hamilton tables w/ storage

2266\053G\JKENNEDY\1424178.6

- (2) Small mail rooms have (4) blue Hamilton tables w/ storage

Miscellaneous:

(97) lateral file cabinets

(25) FireKing file cabinets

Furniture Notes:

1. Number of lateral filing cabinets is an estimated number only. The actual number may be either higher or lower and neither party shall have any recourse or liability for such variance.
2. All furniture is "as is". Drawers may or may not include keys for all drawers.

Furniture Inventory
2207 Bridgepointe, Bldg 3, 5th floor

Inventory & Definitions

(40) Standard Private Offices – Kimball Cetra/Footprint Furniture will contain:
(1) P-top worksurface, corner worksurface and (2) straight worksurface; (3) chairs and (1) short bookcase.



(69) Cubes - Standard Kimball Cetra/Footprint (8' x 8') Furniture will contain:
(2) 48" work surfaces – laminate; (1) Corner work surface – laminate; (2) wood file pedestals; (2) chairs; (1) overhead storage with built in desk light.



(2) Executive Offices:
- Each office has a custom table
- Each office has a custom chair

(1) Executive Boardroom:
- Conference room has custom table
- (15) leather Via boardroom chairs

(1) Executive Conference Room:
- Conference room has custom oval table
- (8) high back conference table chairs

(1) Large Executive Conference Room:

- Conference room has custom square table, (16) office task chairs

(2) Large Conference Rooms

- Each conference room has (1) oval table, (10) office task chairs

(1) Small Conference Room

- Conference room has round table, (4) office task chairs

(2) Lounge Areas

- Each lounge area has (3) club chairs and (1) occasional table

(2) Mail/Copy Rooms

- Each mails room has (3) blue Hamilton tables and (1) sorter

(1) Reception Area:

- (2) white leather sofas

Miscellaneous:

(11) lateral file cabinets

(1) FireKing file cabinet

Furniture Notes:

1. Number of lateral filing cabinets is an estimated number only. The actual number may be either higher or lower and neither party shall have any recourse or liability for such variance.
2. All furniture is "as is". Drawers may or may not include keys for all drawers.

SUBLEASE

BETWEEN

ORACLE USA, INC.

AND

ACTUATE CORPORATION

2211 Bridgepointe Parkway,
San Mateo, California
("Bridgepointe Building 2")

Portion of First Floor

SUBLEASE

THIS SUBLEASE ("Sublease") is entered into as of __________, 2007, by and between ORACLE USA, INC., a Colorado corporation ("Sublandlord") and ACTUATE CORPORATION, a Delaware corporation ("Subtenant"), with reference to the following facts:

A. Pursuant to that certain Lease dated as of March 11, 1999 (the "Original Master Lease"), as the same has been amended by that certain First Amendment to Lease dated as of June 11, 1999 (the "First Amendment"), by that certain Second Amendment to Lease dated as of July 31, 2000 (the "Second Amendment") and by that certain Third Amendment to Lease dated as of August 11, 2006 (the "Third Amendment") (the Original Master Lease, as amended by the First Amendment, the Second Amendment and the Third Amendment, being referred to herein as the "Master Lease"), Sobrato Interests III ("Landlord"), as Landlord, leases to Sublandlord (successor in interest to Siebel Systems, Inc.), as tenant, certain space (the "Master Lease Premises") consisting of the entire 141,496 rentable square foot building (the "Building" or "Building 2") located at 2211 Bridgepointe Parkway in the City of San Mateo ("City"), State of California. The Building, together with (i) the 141,496 rentable square foot building located at 2215 Bridgepointe Parkway ("Building 1") and (ii) the 167,505 rentable square foot building located at 2207 Bridgepointe Parkway ("Building 3") comprise the "Project," as more particularly defined in the Master Lease. Pursuant to separate leases, Sublandlord has leased all of Building 1 and all of Building 3.

B. Subtenant wishes to sublease from Sublandlord, and Sublandlord wishes to sublease to Subtenant, a portion of the Master Lease Premises containing approximately 8,018 rentable square feet located on the first (1st) floor of the Building, as more particularly identified and described on the floor plan attached hereto as **Exhibit A** and incorporated herein by reference (collectively, the "Subleased Premises").

C. Concurrently with the parties' mutual execution and delivery of this Sublease, Sublandlord and Subtenant are also entering into that certain Sublease of even date herewith pursuant to which Subtenant will sublease from Sublandlord approximately 75,311 rentable square feet of space located in Building 3 (the "Building 3 Sublease").

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated by reference into this Sublease, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, Sublandlord and Subtenant hereby agree as follows:

1. Sublease. Sublandlord hereby subleases to Subtenant and Subtenant hereby subleases from Sublandlord for the term, at the rental, and upon all of the conditions set forth herein, the Subleased Premises.

2. Term.

2.1 Generally. The term of this Sublease ("Term") shall commence on the date (the "Commencement Date") that is the earlier to occur of (i) August 1, 2007 (the "Target Commencement Date") and (ii) the date upon which Sublandlord occupies any portion of the Subleased Premises for the purpose of transacting Subtenant's business operations therein

(as opposed to the construction of the Subtenant's Initial Alterations (defined in Section 15.2(a) below; provided, that in no event will the Commencement Date occur prior to the date upon which Sublandlord procures Landlord's consent to this Sublease (the "Consent", and the date upon which Sublandlord procures the Consent being the "Effective Date"). The Term will end on July 31, 2012 (the "Expiration Date"), unless sooner terminated pursuant to any provision hereof. Upon the determination of the Commencement Date, Sublandlord and Subtenant will enter into a letter agreement in the form of **Exhibit B** attached hereto.

2.2 Early Access. Subtenant and Subtenant's representatives shall have the right to enter the Subleased Premises during the period, if any, commencing on the Effective Date and ending on the day immediately preceding the Commencement Date (the date upon which Subtenant first has such access to the Subleased Premises being referred to herein as the "Early Access Date") for the sole purposes of installation of the Initial Subtenant Alterations, Subtenant's personal property and the testing of equipment, furniture, fixtures and voice and data cabling, all subject to the terms, conditions and requirements of this Sublease. All of the rights and obligations of the parties under this Sublease (other than Subtenant's obligation to pay Base Rent and Operating Costs, but expressly including, without limitation, Subtenant's obligation to pay utility charges described in Sections 7.2 and 7.3, Subtenant's obligation to carry insurance, Subtenant's indemnification obligations, and/or Subtenant's liability for damages, costs and expenses incurred by Sublandlord by reason of any default by Subtenant or failure on Subtenant's part to comply with the terms of this Sublease) shall commence upon the Early Access Date, and Subtenant shall be deemed to occupy the Subleased Premises from and after the Early Access Date. Subtenant shall be liable for any damages to the Subleased Premises caused by Subtenant's activities at the Subleased Premises from and after the Early Access Date and, prior to entering the Subleased Premises, Subtenant shall obtain all insurance it is required to obtain hereunder and shall provide certificates of such insurance to Sublandlord. Subtenant shall coordinate such entry with Sublandlord, and such entry shall be made in compliance with all terms and conditions of this Sublease, the Master Lease and the rules and regulations attached to the Master Lease.

2.3 Subtenant's Termination Right. Subtenant will have the right to terminate this Sublease (as well as the Building 3 Sublease) if Landlord withholds consent to the construction of Lab Space (defined in Section 7.3 below) in accordance with the provisions of this Section 2.3. If (w) Subtenant submits all Plans (defined in Section 15.2(a) below) for Subtenant's proposed Lab Space on or before the Plan Submission Date (defined in Section 3.1(c) below), and (x) Subtenant works diligently and in good faith to accommodate any commercially reasonable comments, conditions or proposed changes suggested by Landlord, and (y) Landlord withholds consent to such Plans on the basis of Landlord's prohibition on the construction of Lab Space within the Subleased Premises (Landlord's approval of the construction of Lab Space subject to commercially reasonable conditions or required changes in Tenant's design will not be deemed Landlord's disapproval) and (z) the parties fail to procure Landlord's consent to the construction of Lab Space within the Subleased Premises on or before the date that is sixty (60) days following the mutual execution and delivery of this Sublease, then Subtenant will have the right, without any liability to Subtenant, to terminate this Sublease (as well as the Building 3 Sublease), effective of the date of Subtenant's notice, by written notice to Sublandlord delivered on or before the date that is seventy-five (75) days following the date of mutual execution and delivery of this Sublease.

3. Rent.

3.1 Generally. From and after March 15, 2008 (the "Rent Commencement Date") (as the Rent Commencement Date may be extended pursuant to Section 3.1(c) below) Subtenant shall pay to Sublandlord as base rent for the Subleased Premises during the Term ("Base Rent") the following:

(a) 4,058 Rentable Square Feet.

Period	**Monthly Base Rent Per Rentable Square Foot**	**Monthly Base Rent**
March 15, 2008 - March 14, 2009	$1.55	$6,289.00
March 15, 2009 - March 14, 2010	$1.60	$6,478.60
March 15, 2010 - March 14, 2011	$1.64	$6,672.95
March 15, 2011 - March 14, 2012	$1.69	$6,873.14
March 15, 2012 - July 31, 2012	$1.74	$7,079.34

(b) 3,960 Rentable Square Feet.

Period	**Monthly Base Rent Per Rentable Square Foot**	**Monthly Base Rent**
March 15, 2008 - December 31, 2008	$.75	$2,970.00
January 1, 2009 - December 31, 2009	$.77	$3,059.10
January 1, 2010 - December 31, 2010	$.80	$3,150.87
January 1, 2011 - December 31, 2011	$.82	$3,245.40
January 1, 2012 - July 31, 2012	$.84	$3,242.76

Base Rent shall be paid on the first day of each month of the Term following the Rent Commencement Date, except that Subtenant shall pay the first month's Base Rent to Sublandlord (in the amount of $9,259.90) within five (5) days following the Effective Date. If the Term does not end on the last day of a calendar month, the Base Rent and Additional Rent (hereinafter defined) for any partial month shall be prorated by multiplying the monthly Base Rent and Additional Rent by a fraction, the numerator of which is the number of days of the partial month included in the Term and the denominator of which is the total number of days in the full calendar month. **All Rent (hereinafter defined) shall be payable in lawful money of the United States, by regular bank check of Subtenant, to Sublandlord at the following address:**

1001 Sunset Boulevard
Rocklin, CA 95765
Attn: Lease Administration

or to such other persons or at such other places as Sublandlord may designate in writing.

(c) Adjustment to Rent Commencement Date. Sublandlord agrees to use diligent efforts to procure the Consent as soon as reasonably possible following the date of mutual execution and delivery of this Sublease. Additionally, Sublandlord agrees to use diligent efforts to procure Landlord's consent to Subtenant's proposed Initial Subtenant Alterations ("Landlord's Construction Consent") as soon as reasonably possible following the mutual execution and delivery of this Sublease. In connection therewith, if and only if Subtenant delivers to Sublandlord and to Landlord complete Plans for Subtenant's Initial Alterations on or before the date that is thirty (30) days following the date of mutual execution and delivery of this Sublease ("Plans Submission Date"), time being of the essence, and subject to the provisions of this Section 3.1(c) set forth below, if Landlord has not issued Landlord's Construction Consent on or before the date that is twenty-one (21) days following the date such Plans are submitted to Landlord ("Outside Construction Consent Date"), then for each day beyond the Outside Construction Consent Date that Landlord does not issue Landlord's Construction Consent, the Rent Commencement Date will be delayed on a day-for-day basis. Notwithstanding the foregoing:

(1) if Landlord or Sublandlord disapproves Subtenant's Plans prior to or after the Outside Construction Consent Date, Subtenant will submit revised Plans to Sublandlord and Landlord addressing the reasons specified by Landlord or Sublandlord as the basis for such disapproval within five (5) business days after the date of delivery of notice of such disapproval, and during any period beyond such five (5) business day period that Subtenant fails to submit revised Plans, the Rent Commencement Date will not be delayed; and

(2) if Subtenant submits revised Plans following Landlord's or Sublandlord's disapproval of same and either Sublandlord or Landlord once again disapproves such revised Plans, then (x) if such disapproval occurs on or prior to the Outside Construction Consent Date, there will be no delay in the Rent Commencement Date as described above, and (y) if such disapproval occurs after the Outside Construction Consent Date, then as of the date of such disapproval, the Rent Commencement Date will not be subject to any further delay.

The parties acknowledge that the purpose of the foregoing provision is to protect Subtenant solely from the possibility that Landlord does not promptly respond to Subtenant's initial submission of proposed Plans, but is not intended to grant Subtenant the opportunity to delay the Rent Commencement Date as a means of allowing Subtenant to dispute design issues (aesthetic or functional, as the case may be) with Landlord or Sublandlord or for any other purpose.

3.2 Operating Costs. Except as expressly set forth herein, it is intended that this Sublease be a "net" sublease, such that all Base Rent payable by Subtenant to Sublandlord hereunder will be "net" of all costs to Sublandlord of operating and maintaining the

Subleased Premises, the Building and the Project. Accordingly, from and after the Rent Commencement Date, Subtenant will be responsible for the payment of Subtenant's Percentage Share (defined below) of both those costs of operation and maintenance of the Building and Project which are payable by Sublandlord to Landlord under the Master Lease, as well as those costs of operation and maintenance of the Subleased Premises, Building and Project which are Sublandlord's direct responsibility under the Master Lease. The definitions and procedures set forth in this Section 3.2 will govern Subtenant's payment to Sublandlord of such costs.

(a) Definitions. The following terms shall have the meanings set forth below:

(1) "Additional Rent" shall mean the sums payable pursuant to Section 3.2(b) below.

(2) "Operating Costs" shall mean the aggregate of (i) Landlord Operating Costs and (ii) Sublandlord Operating Costs, each defined below.

(A) "Landlord Operating Costs" shall mean (i) Reimbursable Operating Costs (as such term is defined in the Master Lease) attributable to the Building, as described in Section 8.E of the Original Master Lease; (ii) Reimbursable Operating Costs attributable to the Project, as described in Section 8.E of the Original Master Lease, (iii) taxes payable by Sublandlord pursuant to Section 10 of the Original Master Lease, as well as (iv) costs payable by Sublandlord pursuant to Section 21.W of the Original Master Lease.

(B) "Sublandlord Operating Costs" shall mean (i) costs incurred by Sublandlord in complying with Sublandlord's obligations as set forth in Section 8.B of the Original Master Lease (subject to the limitations set forth in the final sentence of Section 15.2(d)(1) below), (ii) costs of utilities paid by Sublandlord pursuant to Section 11 of the Original Master Lease, and (iii) all other costs of Sublandlord incurred in the operation, maintenance, repair and replacement of any portion of the Building and/or Project (including, without limitation, any property management fee paid by Sublandlord to any entity performing management services at the Property and the fair market rental value of any property management office serving the Project), as well as the cost of providing the Project Amenities (described in Section 3.3 below). Notwithstanding the foregoing to the contrary, Sublandlord Operating Costs will not include the following:

(i) the cost of capital improvements constructed by Sublandlord, except that Sublandlord Operating Costs will include the amortized cost of capital improvements constructed by Sublandlord (x) in order to comply with laws, rules or regulations first enacted or enforced against the Building or Project after the Commencement Date, or (y) to cause a reduction in one or more components in Sublandlord Operating Costs if Sublandlord in good faith believes the amortized cost of such improvements will approximate or be less than the cost savings over the useful life of the item in question or (z) to replace items which Sublandlord is obligated to maintain under the Master Lease or this Sublease. As used in this Section 3.2(a)(2)(B)(i), "amortization" shall mean allocation of the cost (together with reasonable financing charges) of the item being amortized equally to each year of the useful life of such item, as reasonably determined by Sublandlord. Notwithstanding the foregoing,

however, Sublandlord may treat as an expense (chargeable in the year incurred), and not as a capital cost, any item costing less than two percent (2%) of estimated Sublandlord Operating Costs for the year in question;

(ii) any costs or expenses for which Sublandlord is reimbursed by insurance or condemnation proceeds or by a third party (other than by subtenants as part of Operating Costs);

(iii) costs in connection with subleasing space in the Building or Project, including brokerage commissions and legal expenses;

(iv) lease concessions, including rental abatements and construction allowances, granted to specific subtenants;

(v) any penalties or damages that Sublandlord pays to Subtenant under this Sublease or to other occupants in the Project under their respective subleases;

(vi) costs incurred in connection with disputes between Sublandlord and its employees or between Sublandlord and other subtenants or Project occupants;

(vii) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-á-vis time spent on matters unrelated to operating and managing the Project;

(viii) any amounts paid by Sublandlord to its parent organization or to a subsidiary or affiliate of Sublandlord for supplies and/or services rendered in connection with the Project to the extent the same materially exceed the costs of such supplies and/or services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(ix) any amount paid by Sublandlord for items and services for which Subtenant or any other occupant in the Project directly reimburses Sublandlord pursuant to their respective subleases (i.e., other than by payment of Operating Costs);

(x) acquisition costs (not including those incurred in ordinary maintenance and repair) for sculpture, paintings or other objects of art;

(xi) costs arising from the clean-up or remediation of any Hazardous Materials, except to the extent necessitated by Subtenant or anyone claiming by or through Subtenant or by the employees, agents or contractors of any of them;

(xii) penalties, interest and fines incurred as a result of Sublandlord's failure to make payments and/or to file any tax or informational returns when due; and

(xiii) any personal property taxes of Sublandlord for equipment or items not used in the operation or maintenance of the Building or Project, nor connected therewith.

(C) If, for thirty (30) or more days during any calendar year, less than ninety-five percent (95%) of the rentable area of the Building is occupied by subtenants, then the Sublandlord Operating Costs for such calendar year shall be deemed to be an amount equal to the Sublandlord Operating Costs which would normally be expected to have been incurred had the Building been at least ninety-five percent (95%) occupied throughout such year, as reasonably determined by Sublandlord (i.e., taking into account that certain expenses depend on occupancy (e.g., janitorial) and certain expenses do not (e.g., landscaping)). Furthermore, if Sublandlord shall not furnish any item or items of service the cost of which is included in Sublandlord Operating Costs to any portions of the Building because such portions are not occupied or because such item is not required by the occupant of such portion of the Building or such occupant is providing such service independently, then, for the purposes of computing Sublandlord Operating Costs, an equitable adjustment shall be made so that the cost of the item in question shall be shared only by occupants actually receiving the benefits thereof.

(3) "Rent" shall mean, collectively, Base Rent, Additional Rent, and all other sums payable by Subtenant to Sublandlord under this Sublease, whether or not expressly designated as "rent", all of which are deemed and designated as rent pursuant to the terms of this Sublease. Base Rent and Additional Rent are payable hereunder in advance without setoff, deduction, notice or demand. Unless expressly set forth to the contrary in this Sublease, all other amounts payable by Subtenant hereunder are payable within ten (10) business days following Sublandlord's delivery of an invoice therefor to Subtenant.

(4) "Subtenant's Percentage Share" shall mean, as applicable given the context, Subtenant's Building Percentage Share and/or Subtenant's Project Percentage Share, as follows:

(A) "Subtenant's Building Percentage Share" shall mean 5.67%, which is derived by dividing the rentable area of the Subleased Premises by the rentable area of the Building and multiplying the quotient by 100. Subtenant's Building Percentage Share will be applicable to Landlord Operating Costs attributable to the Building and Sublandlord Operating Costs attributable to the Building.

(B) "Subtenant's Project Percentage Share" shall mean 1.78%, which is derived by dividing the rentable area of the Subleased Premises by the rentable area of the Project and multiplying the quotient by 100. Subtenant's Project Percentage Share will be applicable to Landlord Operating Costs attributable to the Project and Sublandlord Operating Costs attributable to the Project.

(b) Payment of Operating Costs. In addition to the Base Rent payable hereunder, from and after the Rent Commencement Date, for each full or partial calendar year of the Term, Subtenant, as Additional Rent, shall pay the applicable Subtenant's Percentage Share of Operating Costs for the then current calendar year.

(c) Procedure. The determination and adjustment of Additional Rent payable hereunder shall be made in accordance with the following procedures:

(1) Landlord Operating Costs. Sublandlord shall give Subtenant written notice of its estimate of the amount of Subtenant's Percentage Share of Landlord Operating Costs payable for each calendar year; such estimate may be aggregated with Sublandlord's estimate of Sublandlord Operating Costs payable for such year. Subtenant may amend such estimate in good faith from time to time during any calendar year. On or before the first day of each calendar month during each full or partial calendar year throughout the Term, Subtenant shall pay to Sublandlord as Additional Rent one-twelfth (1/12th) of such estimated amount. If for any reason Sublandlord has not provided Subtenant with an estimate of the amount of Subtenant's Percentage Share of Landlord Operating Costs on or before the first day of January of any calendar year during the Term, then (a) until the first day of the calendar month following the month in which Sublandlord delivers such estimate, Subtenant shall continue to pay to Sublandlord on the first day of each calendar month the sum payable by Subtenant under this Section 3.2(c)(1) for the month of December of the preceding year, and (b) together with such estimate, Sublandlord shall give notice to Subtenant stating whether the installments of Landlord Operating Costs payments previously made for such year were greater or less than the installments of Landlord Operating Costs payments to be made for such year, and (i) if there shall be a deficiency, Subtenant shall pay the amount thereof to Sublandlord within ten (10) business days after the delivery of Sublandlord's estimate, or (ii) if there shall have been an overpayment, Sublandlord shall apply such overpayment as a credit against the next accruing monthly installment(s) of Subtenant's Percentage Share of Landlord Operating Costs due from Subtenant until fully credited to Subtenant or, at Sublandlord's discretion, Sublandlord may pay the amount thereof to Subtenant by check, and (c) on the first (1st) day of the calendar month following the month in which Sublandlord's estimate is given to Subtenant and on the first day of each calendar month throughout the remainder of such calendar year, Subtenant shall pay to Sublandlord an amount equal to one-twelfth (1/12th) of the new Landlord Operating Costs payment, as described above. Subtenant's estimated payments of Subtenant's Percentage Share of Landlord Operating Costs shall be reconciled from time to time with the actual amounts thereof due as and when Sublandlord is notified by Landlord of the actual amounts of Landlord Operating Costs; and Sublandlord will deliver to Subtenant a copy of any such notice(s) from Landlord upon which such reconciliation may be based.

(2) Sublandlord Operating Costs.

(A) Sublandlord's Estimate. On or about the Commencement Date, and on the first day of January of each subsequent full or partial calendar year during the Term, or as soon thereafter as is practicable, Sublandlord shall furnish Subtenant with a statement setting forth in reasonable detail Sublandlord's estimate of Sublandlord Operating Costs for the calendar year in which the Commencement Date occurs or the forthcoming calendar year, as applicable; such estimate may be aggregated with Sublandlord's

estimate of Sublandlord Operating Costs payable for such year. On or before the first day of each calendar month during such year, Subtenant shall pay to Sublandlord as Additional Rent (i) one-twelfth (1/12th) of Subtenant's Building Percentage Share of the estimated Sublandlord Operating Costs and (ii) one twelfth (1/12) of Subtenant's Project Percentage Share of the estimated Sublandlord Operating Costs (as such estimate may be modified from time to time by Sublandlord). If for any reason Sublandlord has not provided Subtenant with an estimate of Sublandlord Operating Costs on or before the first day of January of any calendar year during the Term, then (a) until the first day of the calendar month following the month in which Subtenant is given Sublandlord's estimate, Subtenant shall continue to pay to Sublandlord on the first day of each calendar month the sum payable by Subtenant under this Section 3.2(c)(2) for the month of December of the preceding year, and (b) promptly after Sublandlord's estimate is furnished to Subtenant, Sublandlord shall give notice to Subtenant stating whether the installments of Sublandlord Operating Costs payments previously made for such year were greater or less than the installments of Sublandlord Operating Costs payments to be made for such year, and (i) if there shall be a deficiency, Subtenant shall pay the amount thereof to Sublandlord within ten (10) business days after the delivery of Sublandlord's estimate, or (ii) if there shall have been an overpayment, Sublandlord shall apply such overpayment as a credit against the next accruing monthly installment(s) of Subtenant's Percentage Share of Sublandlord Operating Costs due from Subtenant until fully credited to Subtenant or, at Sublandlord's discretion, Sublandlord may pay the amount thereof to Subtenant by check, and (c) on the first (1st) day of the calendar month following the month in which Sublandlord's estimate is given to Subtenant and on the first day of each calendar month throughout the remainder of such calendar year, Subtenant shall pay to Sublandlord an amount equal to one-twelfth (1/12th) of the new Sublandlord Operating Costs payment, as described above.

(B) Reconciliation of Sublandlord Operating Costs. On or about the first day of March of each calendar year, or as soon thereafter as is reasonably practicable, Sublandlord will furnish Subtenant with a statement of the actual Sublandlord Operating Costs for the preceding year, reconciling the actual amounts paid pursuant to Sublandlord's estimate and the actual amounts payable hereunder. Within ten (10) business days after Sublandlord's delivery of such statement, Subtenant shall make a lump sum payment to Sublandlord in the amount, if any, by which Subtenant's Percentage Share of Sublandlord Operating Costs for such preceding year, as shown on such statement, exceeds the aggregate of the monthly installments of Subtenant's Percentage Share of Sublandlord Operating Costs paid during such preceding year. If Subtenant's Percentage Share of Sublandlord Operating Costs, as shown on such statement, is less than the aggregate of the monthly installments of Subtenant's Percentage Share of Sublandlord Operating Costs actually paid by Subtenant during such preceding year, then Sublandlord shall apply such amount to the next accruing monthly installment(s) of Subtenant's Percentage Share of Sublandlord Operating Costs due from Subtenant until fully credited to Subtenant. Sublandlord's failure to deliver or delay in delivering a statement of actual Sublandlord Operating Costs with respect to any calendar year shall in no event be construed as Sublandlord's waiver of the right to so deliver such statement or collect Subtenant's Percentage Share of Sublandlord Operating Costs as described herein, nor shall it be construed as a waiver of Subtenant's obligation to pay such amounts.

(d) Survival. The expiration or earlier termination of this Sublease shall not affect the rights and obligations of Sublandlord and Subtenant pursuant to this

Section 3.2, and such obligations shall survive any expiration or earlier termination of this Sublease.

3.3 Project Amenities Costs. Sublandlord will provide certain Project amenities (the "Project Amenities") to occupants of the Project, including a fitness center (located in Building 2), conference room (anticipated to be located in Building 3), cafeteria (located in Building 1) and, at Sublandlord's discretion, a day care center. It is anticipated that once occupancy in the Project equals 100,000 rentable square feet or more, Sublandlord will commence operations of the proposed fitness center, conference room and limited cafeteria operations (limited operations means that pre-cooked or pre-prepared food and beverages will be available for sale, but full kitchen cooking operations will not yet commence); at such point as occupancy levels meet or exceed 250,000 rentable square feet, full cafeteria operations are anticipated to commence. Subtenant will pay its pro-rata share of the cost of providing the Project Amenities ("Project Amenities Costs") as part of Sublandlord Operating Costs; provided that for the purpose of such payment, such pro-rata share will be determined by dividing the rentable area of the Subleased Premises into the rentable area of the Project, net of the rentable area of the Project Amenities. Notwithstanding the foregoing, each employee of any Project occupant who desires to use the fitness center, will be required to pay a monthly fee (initially, $25.00 per month, but such fee may be adjusted from time to time by Sublandlord to account for increases in costs of operation of the fitness center) for the right to use the fitness center. Sublandlord will offset all such fees collected against the portion of Project Amenities Costs attributable to the fitness center and which would otherwise be included in Sublandlord Operating Costs.

4. Security Deposit.

(a) Initial Letter of Credit. As a condition precedent to Subtenant's right to commence any work of construction of the Initial Subtenant Alterations, Subtenant shall deliver to Sublandlord an unconditional, irrevocable, transferable standby letter of credit (the "Initial Letter of Credit") in the form attached hereto as **Exhibit C** in the amount of $31,000.00 and issued by a financial institution acceptable to Landlord (which must have a credit rating of "AA" or better from both Moody's and Standard & Poor's), as security for the full and faithful performance of Subtenant's obligations under this Sublease. Sublandlord may draw upon the Initial Letter of Credit or any Replacement Letter of Credit (as that term is defined below) on or after the occurrence of either: (i) an uncured event of default under this Sublease; (ii) any failure by Subtenant to deliver to Sublandlord a Replacement Letter of Credit as and when required pursuant to this Section 4; (iii) an uncured failure by Subtenant to perform one or more of its obligations under this Sublease and the existence of circumstances in which Sublandlord is enjoined or otherwise prevented by operation of law from giving to Subtenant a written notice which would be necessary for such failure of performance to constitute an event of default, or (iv) the appointment of a receiver to take possession of all or substantially all of the assets of Subtenant, or an assignment of Subtenant for the benefit of creditors, or any action taken or suffered by Subtenant under any insolvency, bankruptcy, reorganization or other debtor relief proceedings, whether now existing or hereafter amended or enacted; provided that in the event of (i) or (iii), Sublandlord may, at Sublandlord's sole option, draw upon a portion of the face amount of the Initial Letter of Credit or any Replacement Letter of Credit, as applicable, as

required to compensate Sublandlord for damages incurred (with subsequent demands at Sublandlord's sole election as Sublandlord incurs further damage).

(b) Delivery of Replacement Letter of Credit. Subtenant shall deliver to Sublandlord a new letter of credit (a "Replacement Letter of Credit", and the Initial Letter of Credit and any Replacement Letter of Credit being referred to generally herein as a "Letter of Credit") at least thirty (30) days prior to the expiry date of the Initial Letter of Credit or of any Replacement Letter of Credit held by Sublandlord. Each Replacement Letter of Credit delivered by Subtenant to Sublandlord shall: (i) be issued by a banking institution acceptable to Sublandlord in its reasonable judgment; (ii) be in the same form as the letter of credit attached to this Sublease as Exhibit D; (iii) bear an expiry date not earlier than one (1) year from the date when such Replacement Letter of Credit is delivered to Sublandlord; and (iv) be in an amount not less than the amount specified in Section 4(a) (subject to the provisions of Section 4(e) below). Upon the delivery to Sublandlord of a Replacement Letter of Credit as described in this Section 4(b), Sublandlord shall return the Initial Letter of Credit or any previous Replacement Letter of Credit then held by Sublandlord to the issuing bank. In any event, Subtenant will be obligated to maintain either the Initial Letter of Credit or a Replacement Letter of Credit until the earlier to occur of (x) the date that is thirty (30) days following the date of expiration of the Master Lease and (y) the date upon which Sublandlord determines that Subtenant has satisfied all of its obligations under this Sublease (including any restoration obligations).

(c) Draw Upon Letter of Credit. All proceeds of a draw upon the Initial Letter of Credit or any Replacement Letter of Credit shall be, at Sublandlord's sole election, either: (i) applied by Sublandlord to damages incurred by Sublandlord as a result of the event giving rise to the draw, or (ii) held by Sublandlord as a security deposit, and, at the sole election of Sublandlord, applied on one or more occasions to compensate Sublandlord for any foreseeable or unforeseeable loss or damage caused by the act or omission of Subtenant or Subtenant's officers, agents, employees, independent contractors, or invitees (including, without limitation, to remedy defaults in the payment of rent, to repair damage caused by Subtenant or to clean the Subleased Premises.) In such event, Subtenant hereby waives any and all rights under and the benefits of Section 1950.7 of the California Civil Code, and all other provisions of law now in force or that become in force after the date of execution of this Sublease, to the extent that such laws provide that Sublandlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Subtenant, or to clean the Subleased Premises. Sublandlord and Subtenant agree that Sublandlord may, in addition, claim those sums reasonably necessary to compensate Sublandlord for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Subtenant or Subtenant's officers, agents, employees, independent contractors, or invitees.

(d) Sublandlord's Transfer. If Sublandlord conveys or transfers its interest in the Subleased Premises and, as a part of such conveyance or transfer, Sublandlord assigns its interest in this Sublease: (i) the Initial Letter of Credit or any Replacement Letter of Credit shall be transferred to Sublandlord's successor; (ii) Sublandlord shall be released and discharged from any further liability to Subtenant with respect to such Initial Letter of Credit and any Replacement Letter of Credit; (iii) Subtenant will be responsible for the payment of any transfer fee or charge imposed by the issuing bank and (iv) any Replacement Letter of Credit thereafter delivered by Subtenant shall state the name of the

successor to Sublandlord as the beneficiary of such Replacement Letter of Credit and shall contain such modifications in the text of the Replacement Letter of Credit as are required to appropriately reflect the transfer of Sublandlord's interest in the Subleased Premises.

5. Use and Occupancy.

5.1 Use. The Subleased Premises shall be used and occupied only for uses which comply with the Master Lease.

5.2 Compliance with Master Lease.

(a) By Subtenant. Subtenant agrees that it will occupy the Subleased Premises in accordance with the terms of the Master Lease and will not suffer to be done or omit to do any act which may result in a violation of or a default under any of the terms and conditions of the Master Lease, or render Sublandlord liable for any damage, charge or expense thereunder. Except as expressly set forth herein to the contrary, Subtenant further covenants and agrees to indemnify Sublandlord against and hold Sublandlord harmless from any claim, demand, action, proceeding, suit, liability, loss, judgment, expense (including attorneys fees) and damages of any kind or nature whatsoever arising out of, by reason of, or resulting from, Subtenant's failure to perform or observe any of the terms and conditions of the Master Lease or this Sublease. Any other provision in this Sublease to the contrary notwithstanding, Subtenant shall pay to Sublandlord as Rent hereunder any and all sums which Sublandlord may be required to pay Landlord arising out of a request by Subtenant for, or use by Subtenant of, additional or over-standard Building services from Landlord (for example, but not by way of limitation, charges associated with after-hours HVAC usage and overstandard electrical charges).

(b) By Sublandlord. Sublandlord agrees that it will perform its obligations under the Master Lease during the Term and will not amend or modify the Master Lease in any way or knowingly take any action under the Master Lease which would increase Sublandlord's obligations hereunder (other than in a de minimus way, such as requiring Subtenant to send notices to an additional address, etc.) or materially adversely affect Subtenant's rights hereunder. Without limitation, Sublandlord agrees that it will not terminate the Master Lease without the prior written consent of Subtenant, except as Sublandlord may be entitled to terminate the Master Lease in the event of casualty or condemnation. Sublandlord represents to Subtenant that the Master Lease is in full force and effect and Sublandlord has neither given nor received a notice of default under the Master Lease. Sublandlord agrees to indemnify Subtenant against and hold Subtenant harmless from claims, demands, actions, proceedings, suits, liabilities, losses, judgments, expenses (including attorneys' fees) and damages arising out of Sublandlord's default under the Master Lease (provided that such default is not the result of the act or omission of Subtenant in violation of the terms of this Sublease or the Master Lease).

(c) Master Lease Renewal. Sublandlord will not exercise its rights to renew the Master Lease.

5.3 Rules and Regulations. Subtenant shall comply with the rules and regulations for the Building attached hereto as **Exhibit D** and such amendments or supplements

thereto as Sublandlord may adopt from time to time with prior notice to Subtenant (the "Rules and Regulations"), as well as any applicable CC&R's. Sublandlord agrees that (i) any Rules and Regulations promulgated by Sublandlord shall not be unreasonably modified or amended or enforced in a manner which will unreasonably interfere with the normal and customary conduct of Subtenant's business and no Rule or Regulation shall unreasonably or materially interfere with Subtenant's permitted use, (ii) Sublandlord shall provide Subtenant with reasonable advance notice of any modification or amendment of the Rules and Regulations, and (iii) in the event of a conflict between the Rules and Regulations and the provisions of this Sublease, the provisions of this Sublease will control. Without limitation on the foregoing, Subtenant acknowledges that CC&R's may provide for some or all of the Project common areas to be transferred to a property owners' association which will assume the obligation to cause to be operated and maintained some or all of the Project common areas (typically, through a property management/maintenance company retained by the property owners' association in respect of such obligations); in such event, any costs incurred by Sublandlord to pay such property owners' association fee will be included in Operating Costs. Sublandlord shall not be liable to Subtenant for or in connection with the failure of any other tenant of the Building or Project to comply with any rules and regulations applicable to such other occupant under its lease or sublease except if such tenant is controlled by, or under common control with, Sublandlord.

5.4 Landlord's Obligations. Subtenant agrees that Sublandlord shall not be required to perform any of the covenants, agreements and/or obligations of Landlord under the Master Lease and, insofar as any of the covenants, agreements and obligations of Sublandlord hereunder are required to be performed under the Master Lease by Landlord thereunder, Subtenant acknowledges and agrees that Sublandlord shall be entitled to look to Landlord for such performance. In addition, Sublandlord shall have no obligation to perform any repairs or any other obligation of Landlord under the Master Lease. Except as expressly set forth herein, Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building or Project by Landlord, and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (i) abatement, diminution or reduction of Subtenant's obligations under this Sublease, or (ii) liability on the part of Sublandlord. Notwithstanding the foregoing, Sublandlord shall promptly take such action as may reasonably be indicated, under the circumstances, to secure such performance upon Subtenant's request to Sublandlord to do so and shall thereafter use diligent efforts to secure timely completion of such performance by Landlord.

5.5 Maintenance.

(a) Sublandlord's Maintenance. Sublandlord shall keep and maintain in good repair and working order and make repairs to and perform maintenance upon: (1) all structural elements and components of the Building (except to the extent that the responsibility for such work is Landlord's pursuant to the Master Lease); (2) mechanical (including HVAC), electrical, plumbing and fire/life safety systems serving the Building in general; (3) the "Building Common Areas" (i.e., those areas within the Building devoted to corridors, elevator lobbies, vending areas and lobby areas (whether at ground level or otherwise), and other similar facilities provided for the common use or benefit of tenants generally and/or the public (excluding those areas within the Building used for elevator shafts, flues, vents, stacks, pipe shafts, risers and other vertical penetrations, mechanical rooms, elevator mechanical rooms,

janitorial closets, electrical and telephone closets, mail rooms and similar areas in the Building not designated for the exclusive use of a particular tenant or for the common use of tenants in general); (4) exterior windows of the Building; (5) elevators serving the Building; and (6) Building standard lighting fixtures (i.e., lamp and ballasts) within the Subleased Premises. Sublandlord shall not be responsible for, and Subtenant shall reimburse Sublandlord within ten (10) business days after demand from Sublandlord, for the cost of any repairs, together with an administrative charge in an amount equal to 10% of the cost thereof, for damage caused by any negligent or intentional act or omission of Subtenant or any person claiming through or under Subtenant or any of Subtenant's employees, contractors or agents or because of use of the Subleased Premises for other than normal and customary office operations. Sublandlord shall perform its obligations under this Section 5.5(a) within a reasonable time (considering the nature and urgency of the repair) after Sublandlord receives written notice of the need for such repairs or maintenance. Notwithstanding anything to the contrary contained in this Sublease, except as provided in Section 6.2 below or as otherwise expressly provided in this Sublease, Sublandlord shall not be liable for and there shall be no abatement of rent with respect to, any injury to or interference with Subtenant's business arising from any performance or nonperformance of any repair, maintenance, alteration or improvement in and to any portion of the Project, Building or the Subleased Premises, no actual or constructive eviction of Subtenant shall result from such performance or nonperformance, Subtenant shall not have the right to terminate this Sublease, and Subtenant shall not be relieved from the performance of any covenant or agreement in this Sublease by reason thereof. Subtenant hereby waives and releases its right to make repairs at Sublandlord's expense under Sections 1932(1), 1933(4), 1941 and 1942 of the California Civil Code or any similar or successor laws now or hereinafter in effect.

(b) Subtenant's Maintenance. Subtenant shall, at its sole cost and expense, promptly perform all maintenance and repairs to the Subleased Premises that are not Sublandlord's express responsibility under this Sublease and Landlord's express responsibility under the Master Lease, and shall keep the Subleased Premises in good condition and repair, reasonable wear and tear and repairs that are the express responsibility of Sublandlord under this Sublease excepted. Subtenant's repair obligations include, without limitation, repairs to: (1) the interior side of demising walls; (2) doors; (3) floor coverings; (4) interior partitions, interior glass, interior window treatments, ceiling tiles, shelving, cabinets, millwork and other tenant improvements; (5) electronic, phone and data cabling and related switches and transmission lines (collectively, "Network Cabling") that is installed by or for the exclusive benefit of Subtenant and located in the Subleased Premises or other portions of the Building or Project; (6) supplemental air conditioning units, private showers and kitchens, including hot water heaters, plumbing and similar facilities serving Subtenant exclusively (Subtenant will provide Sublandlord with written copies of all maintenance contracts for such work); (7) alterations or Subtenant Alterations approved by Sublandlord (and, if required, Landlord) and performed by contractors retained by Subtenant, including related HVAC balancing; and (8) all equipment installed by or on behalf of Subtenant which is located in or serves the Lab Space. All work shall be performed in accordance with the rules and procedures described in this Sublease, the Master Lease, or as may otherwise be issued from time to time by Landlord or Sublandlord. If Subtenant fails to make any repairs to the Subleased Premises for more than fifteen (15) days after written notice from Sublandlord (although notice shall not be required if there is an emergency), Sublandlord may make the repairs, and Subtenant shall pay the reasonable cost of the repairs to Sublandlord within ten (10) business days after receipt of an

invoice, together with an administrative charge in an amount equal to 10% of the cost of the repairs.

5.6 Compliance with Laws. Subtenant shall comply with all laws, including, without limitation, the Americans with Disabilities Act, regarding the operation of Subtenant's business and the use, condition, configuration and occupancy of the Subleased Premises and any Subtenant Alterations in the Subleased Premises; provided, however, that Subtenant shall have no obligation to comply with laws requiring improvements to the common areas or the Building structure, except to the extent the same are necessitated by any Subtenant Alterations or Subtenant's use of the Subleased Premises for other than general office purposes. Sublandlord shall comply with all laws relating to the common areas and the base Building (except to the extent that such compliance is the responsibility of Landlord under the Master Lease), provided that compliance with such laws is not necessitated by Subtenant Alterations or Subtenant's use of the Subleased Premises for other than general office purposes and is not otherwise the responsibility of Subtenant as expressly provided in this Sublease, and provided further that Sublandlord's failure to comply therewith would prohibit Subtenant from obtaining or maintaining a certificate of occupancy for the Subleased Premises, would unreasonably and materially affect the safety of Subtenant or Subtenant's employees, would create a significant health hazard for Subtenant or Subtenant's employees or would otherwise materially interfere with Subtenant or Subtenant's employees' use and enjoyment of the Subleased Premises. Sublandlord shall be permitted to include in Operating Costs any costs or expenses incurred by Sublandlord under this Section 5.6 to the extent allowed pursuant to the terms of Section 3.2 above, and amortized to the extent required by, Section 3.2(a)(2)(b)(i) above. Subtenant, within ten (10) days after receipt, shall provide Sublandlord with copies of any notices it receives regarding a violation or alleged violation of any laws. Subtenant shall comply with the rules and regulations of the Building and such other reasonable rules and regulations adopted by Sublandlord from time to time and with all recorded covenants, conditions and restrictions now or hereafter affecting the Building or the Project (collectively, "CC&Rs") that do not prohibit Subtenant's use of the Subleased Premises for general office use and to the extent the same do not materially adversely increase Subtenant's obligations or materially adversely decrease Subtenant's rights under this Sublease.

6. Services.

6.1 Generally. Sublandlord agrees to furnish Subtenant with the following services on all days, 24-hours per day (except as otherwise stated), all of which shall be included in Operating Costs except as otherwise provided in this Sublease with respect to excess usage:

(a) Water. Running City water from the regular Building outlets for drinking, lavatory and toilet purposes in the Building Common Areas on each floor on which the Subleased Premises are located. If Subtenant desires water in the Subleased Premises for any approved reason, including for kitchen areas in the Subleased Premises, running City water shall be supplied, at Subtenant's sole cost and expense, from the Building water main through a line and fixtures installed at Subtenant's sole cost and expense with the prior reasonable consent of Sublandlord. If Subtenant desires hot water in the Subleased Premises,

Subtenant, at its sole cost and expense and subject to the prior reasonable consent of Sublandlord, may install a hot water heater in the Subleased Premises;

(b) HVAC.

(1) Generally. Heating, ventilation and air conditioning ("HVAC") in season during Building Hours (i.e., 8:00 a.m. to 6:00 p.m., Monday through Friday, holidays excepted), at such temperatures and in such amounts as required by governmental authority. Subtenant shall have the right to receive HVAC service during hours other than Building Hours using Sublandlord's "after-hours" access card system. Subtenant shall pay Sublandlord the standard charge established from time to time by Sublandlord for the additional service, which charge Subtenant acknowledges for after-hours HVAC service is currently $89.60 per floor (or partial floor) per hour as of the date of this Sublease, and which cost may be increased to the extent that Sublandlord's actual cost (hereinafter defined) of providing such "after hours" HVAC increases from time to time. The minimum time period for after hours HVAC usage shall be one (1) hour. For purpose of this Section 6.1(b), "actual cost" shall mean the actual cost incurred by Sublandlord, as reasonably determined by Sublandlord, inclusive of a reasonable allocation for wear and tear, depreciation, provided that, notwithstanding the foregoing, any amount actually charged by any unrelated third party to Sublandlord for the supply of HVAC shall be deemed Sublandlord's "actual cost". When determining the actual cost of Subtenant's utility usage pursuant to the terms of this Section 6.1(b), Sublandlord agrees that it shall use the monthly average rate paid by Sublandlord for a particular utility;

(2) Rooftop Chiller. Sublandlord shall provide Subtenant access to, and the right to the use of, the Building's rooftop supplemental chiller and associated systems, which will be maintained by Sublandlord. Subtenant will pay to Sublandlord as additional Rent hereunder, Sublandlord's estimate of Subtenant's proportionate share (i.e., Subtenant's consumption of chiller services as it relates to the aggregate consumption of such services by all subtenants in the Building) of the aggregate cost of operating such chiller, which aggregate cost Sublandlord initially estimates to be the sum of $72.00 per day; Sublandlord may revise such charges from time to time. Such charge will be payable by Subtenant on a monthly basis as and when Base Rent is payable hereunder.

(3) Chilled Water Riser. Subject to the terms of this Section 6.1(b)(3), Subtenant shall be permitted to install one or more supplemental HVAC units, with an aggregate size not to exceed fifteen (15) tons (subject to the provisions set forth below), which may be connected to the Building's chilled water riser, for use in the Subleased Premises. Subtenant will not be required to pay Sublandlord's standard fee for such hook-up to the Building's chilled water riser with respect to any installations requiring fifteen (15) tons or less of capacity. If Subtenant desires to connect any supplemental HVAC units to the Building's chilled water riser with a capacity in excess of fifteen (15) tons on any floor, then Subtenant will bear all costs associated with the provision of chilled water capacity in excess of fifteen (15) tons to such floor, including the cost of any additional piping or other infrastructure necessary to provide such additional capacity to Subtenant; provided that in no event will Subtenant exceed forty (40) tons of connected capacity. The size and design of the supplemental HVAC units, the manner in which the supplemental HVAC units will be vented and access outside air, if

applicable, as well as the manner in which Subtenant connects to the Building's chilled water riser, including, without limitation, the routing of any water lines, shall be subject to Sublandlord's prior written approval. Subtenant shall be responsible, at its cost, for maintaining and repairing the supplemental HVAC units to the reasonable satisfaction of Sublandlord and the cost of purchasing and installing a submeter for each of the supplemental HVAC unit(s) to measure electricity consumption in connection with the supplemental HVAC units, as well as the cost of all such electricity that is consumed. Upon expiration or earlier termination of this Sublease, Subtenant shall be entitled to remove the supplemental HVAC unit (or, if requested by Sublandlord, Subtenant will remove the supplemental HVAC units and for any additional infrastructure constructed or installed to serve such supplemental HVAC units).

(c) Janitorial. Janitor service five (5) days per week (except on dates of the observation of holidays); provided that if Subtenant's use, floor covering or other improvements require special services in excess of the standard services for the Building, Subtenant shall pay the additional cost attributable to the special services;

(d) Elevators and Access. Nonexclusive, non-attended automatic passenger elevator service during Building Hours, and at least one elevator available at all other times to provide service to the Subleased Premises. Freight elevator access is available, but the vestibules for the freight elevator on each floor will require card key access. Subtenant shall have access to the Subleased Premises 24-hours per day, 7 days a week, subject to temporary closures due to emergency, casualty, Sublandlord's security requirements and maintenance, repair or changes to the Building or Project (provided, however, that Sublandlord will use reasonable efforts to minimize disturbance to Subtenant's business operations during the performance of any such work);

(e) Electricity. Electricity to the Subleased Premises for general office use, in accordance with and subject to the terms and conditions of Section 7 below;

(f) Security. On-site Project (as opposed to Building) security equipment, personnel and procedures, if any, as Sublandlord may elect in its sole discretion to establish from time to time (the Project's main security station will be located in Building 3), which will initially be comprised of two (2) security guards on duty (one "roving", and one stationed at the main security station); and

(g) Other. Such other services as Sublandlord reasonably determines are necessary or appropriate for the Building or Project.

6.2 Interruption of Service. Sublandlord's failure to furnish, or any interruption or termination of, services due to the application of laws, the failure of any equipment, the performance of repairs, improvements or alterations, or the occurrence of any event or cause beyond the reasonable control of Sublandlord shall not render Sublandlord liable to Subtenant, constitute a constructive eviction of Subtenant, give rise to an abatement of rent (except as expressly set forth herein), nor relieve Subtenant from the obligation to fulfill any covenant or agreement, provided that if any interruption in services to the Subleased Premises (i) continues for five (5) consecutive business days or more, (ii) is due to the act or omission of

Sublandlord or Sublandlord's employees or agents, (iii) is not attributable to the acts or omissions of Subtenant or Subtenant's employees, invitees or agents and (iv) prevents Subtenant from occupying any material portion of the Subleased Premises, Base Rent shall abate from and after the fifth (5th) consecutive business day of the interruption to the extent the Subleased Premises are rendered unusable and are actually not used by Subtenant as a result thereof. In no event, however, shall Sublandlord be liable to Subtenant for any loss or damage, direct or indirect, special or consequential, including loss of business or theft of Subtenant's property, arising out of or in connection with the failure of any security services, personnel or equipment.

7. Use of Electrical Services by Subtenant.

7.1 Normal Electrical Usage. The Building has been designed to accommodate electrical receptacle (120/208v) loads of three and one-half (3.5) watts per usable square foot and an average lighting load of two (2.0) watts per usable square foot during Building Hours, with such average determined on a monthly basis (the "Standard Electrical Usage"), which electrical usage shall be subject to applicable laws, including Title 24. Subtenant will design Subtenant's electrical system serving any equipment producing nonlinear electrical loads to accommodate such nonlinear electrical loads, including, but not limited to, oversizing neutral conductors, derating transformers and/or providing power-line filters. Engineering plans shall include a calculation of Subtenant's fully connected electrical design load with and without demand factors and shall indicate the number of watts of unmetered and submetered loads. Electrical service to the Subleased Premises may be furnished by one or more companies providing electrical generation, transmission and distribution services, and the cost of electricity may consist of several different components or separate charges for such services, such as generation, distribution and stranded cost charges. Sublandlord shall have the exclusive right to select any company providing electrical service to the Subleased Premises, to aggregate the electrical service for the Project, Building or Subleased Premises with other buildings, to purchase electricity through a broker and/or buyers group and to change the providers and manner of purchasing electricity. Subtenant shall bear the cost of replacement of lamps, starters and ballasts for non-Building standard lighting fixtures within the Subleased Premises. Sublandlord, as part of Operating Costs, shall bear the cost of lamps, starters and ballasts for Building standard lighting fixtures within the Subleased Premises.

7.2 Excess Usage. Subtenant's use of electrical service shall not exceed, either in voltage, rated capacity or overall load, the Standard Electrical Usage. If Subtenant requests permission to consume excess electrical service, Sublandlord may refuse to consent or may condition consent upon conditions that Sublandlord reasonably elects (including, without limitation, the installation of utility service upgrades, meters, submeters, air handlers or cooling units), and the additional usage (to the extent permitted by law), installation and maintenance costs shall be paid by Subtenant. Sublandlord shall have the right to separately meter or submeter electrical usage for the Subleased Premises and to measure electrical usage by survey or other commonly accepted methods; if Subtenant is consuming in excess of Standard Electrical Usage, such meter or submeter will be installed at Subtenant's cost.

7.3 Lab Space. As part of the Initial Subtenant Alterations (defined in Section 15.2 below), Subtenant will install an electrical meter for the purpose of measuring the electricity consumed in the portion(s) of the Subleased Premises in which Subtenant's server lab

will be located (the "Lab Space"). Subtenant will pay to Sublandlord directly the cost of electricity consumed in the Lab Space as shown by such meter, on a monthly basis as Additional Rent hereunder within thirty (30) days following delivery of an invoice by Sublandlord.

8. Master Lease and Sublease Terms.

8.1 Subject to Master Lease. This Sublease is and shall be at all times subject and subordinate to the Master Lease. Subtenant acknowledges that Subtenant has reviewed and is familiar with all of the terms, agreements, covenants and conditions of the Master Lease. Additionally, Subtenant's rights under this Sublease shall be subject to the terms of the Consent. During the Term and for all periods subsequent thereto with respect to obligations which have arisen prior to the termination of this Sublease, Subtenant agrees to perform and comply with, for the benefit of Sublandlord and Landlord, the obligations of Sublandlord under the Master Lease which pertain to the Subleased Premises and/or this Sublease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease document shall control over the Master Lease.

8.2 Incorporation of Terms of Master Lease. The terms, conditions and respective obligations of Sublandlord and Subtenant to each other under this Sublease shall be the terms and conditions of the Master Lease, except for those provisions of the Master Lease which are directly contradicted by this Sublease, in which event the terms of this Sublease shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Landlord" is used it shall be deemed to mean Sublandlord and wherever in the Master Lease the word "Tenant" is used it shall be deemed to mean Subtenant, except for those circumstances expressly set forth herein, if any, where Sublandlord expressly retains the Tenant's obligations under the Master Lease. Except as expressly set forth herein to the contrary, any non-liability, release, indemnity or hold harmless provision in the Master Lease for the benefit of Landlord that is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease. Any right of Landlord under the Master Lease (a) of access or inspection, (b) to do work in the Master Lease Premises or in the Building, or (c) in respect of rules and regulations, which is incorporated herein by reference, shall be deemed to inure to the benefit of Sublandlord, Landlord, and any other person intended to be benefited by said provision, for the purpose of incorporation by reference in this Sublease.

8.3 Clarifications. For the purposes of incorporation herein, the terms of the Master Lease are subject to the following additional modifications:

(a) Approvals. In all provisions of the Master Lease (under the terms thereof and without regard to modifications thereof for purposes of incorporation into this Sublease) requiring the approval or consent of Landlord, Subtenant shall be required to obtain the approval or consent of both Sublandlord and Landlord.

(b) Deliveries. In all provisions of the Master Lease requiring Tenant to submit, exhibit to, supply or provide Landlord with evidence, certificates, or any other

matter or thing, Subtenant shall be required to submit, exhibit to, supply or provide, as the case may be, the same to both Landlord and Sublandlord.

(c) Damage; Condemnation. Sublandlord shall have no obligation to restore or rebuild any portion of the Subleased Premises after any destruction or taking by eminent domain; provided that if and to the extent the Subleased Premises contain improvements which constitute "Alterations" or "Tenant Improvements", as said terms are described in the Master Lease, and Sublandlord, as the Tenant under the Master Lease, is required to restore such Tenant Improvements or Alterations, Sublandlord will perform such work in accordance with the terms of the Master Lease. Sublandlord will not, however, have any obligation to repair or service any Subtenant Alterations.

(d) Insurance. In all provisions of the Master Lease requiring Tenant to designate Landlord as an additional or named insured on its insurance policy, Subtenant shall be required to so designate Landlord and Sublandlord on its insurance policy.

8.4 Exclusions. Notwithstanding the terms of Section 8.2 above and except as expressly set forth herein, Subtenant shall have no rights nor obligations under the following parts, Sections and Exhibits of the Master Lease:

(a) Original Master Lease: Article 1, Section 2.A.iv (second paragraph), Section 2.A.vi. Section 2.C, Section 3.A (first, third, fourth and fifth sentences only), Section 3.C, Sections 4.A, 4.B. and 4.D, Article 5, Sections 6.A, 6.B (clauses vi, vii, and viii and final sentence only), Sections 6.C, 7.A (third sentence only, and provided that the reference to "Landlord" in the seventh sentence will be deemed a reference to Landlord only, not Sublandlord), 8.A, 8.B, 8.C, 8.D, 8.E, 8.G, 9.B, Article 11, Sections 14.B (final sentence only), 17.B (clause (ii) and references to "Monthly Amortized Costs" only), Article 18, Article 19, Article 20, Sections 21.C, 21.M, 21.T, 21.W.

(b) First Amendment: All.

(c) Second Amendment: All.

(d) Third Amendment. All.

8.5 Modifications. Notwithstanding the terms of Section 8.2 above, the following provisions of the Master Lease are modified as described below for the purpose of their incorporation into this Sublease:

(a) With respect to Article 15 of the Original Master Lease, if Landlord elects to terminate the Master Lease pursuant to Section 15.B of the Original Master Lease or if Sublandlord elects to terminate the Master Lease pursuant to Section 15.C of the Original Master Lease, Sublandlord will promptly notify Subtenant and this Sublease will terminate concurrently with the termination of the Master Lease. If neither Landlord nor Sublandlord elects to terminate the Master Lease, Sublandlord will nonetheless provide Subtenant with a copy of Landlord's notice of the time necessary to complete repairs as provided in Section 15.C of the Original Master Lease, as well as an estimate of the additional time necessary for Sublandlord to complete any repairs required of Sublandlord pursuant to the

provisions of Article 15 of the Original Master Lease, and (x) Subtenant will have the same right to terminate the Sublease as Sublandlord has to terminate the Master Lease as described in the second (2nd) sentence of Section 15.C of the Original Master Lease as incorporated herein; provided that for such purposes references in the fourth (4th) sentence of Section 15.C to "Landlord" or "Landlord's" will be deemed to reference to "Sublandlord" or "Sublandlord's".

(b) With respect to Section 17.A of the Original Master Lease, the second (2nd) clause (i) is modified to provide that Sublandlord may terminate this Sublease with respect to an assignment of this Sublease or a proposed sublease of any portion of the Subleased Premises for substantially the remainder of the Term (but in the case of a proposed sublease of a portion of the Subleased Premises, such termination will only be with respect to the portion of the Subleased Premises which Subtenant proposes to sublease, and effective as of the date of such termination, the Base Rent payable hereunder, as well as Subtenant's Building Percentage Share and Subtenant's Project Percentage Share, will be adjusted to reflect the reduction in the size of the Subleased Premises).

(c) With respect to Section 17.E of the Original Master Lease, in clauses (ii) and (iii), in each case the phrase "has a net worth at the time of and thereafter sufficient to enable it to meet its obligations under this Lease" is deleted and restated, for the purposes of incorporation herein, as follows: "has a net worth which, in Sublandlord's reasonable determination, is equal to or in excess of the net worth of Subtenant as of the date immediately preceding the proposed assignment and is sufficient to enable it to meet its obligations under this Lease."

(d) Except as set forth in Section 8.5(a) above, references in the following provisions of the Master Lease to "Landlord" shall mean "Landlord": Articles 15 and 16.

(e) With respect to Section 21(g) of the Original Master Lease, Sublandlord will be permitted to enter the Subleased Premises in order to perform any maintenance and repair tasks applicable to the Subleased Premises or the Building or to facilitate the construction of improvements within the Building (for example, access may be necessary in order to install connections between rooftop facilities and the premises of Building occupants on other floors who are served by such facilities) which work will not require Subtenant's prior consent, to access the Telecom Riser Room and Mechanical Room and other similar facilities located on the floor(s) on which the Subleased Premises are located; Sublandlord agrees to use reasonable efforts to minimize disturbance to Subtenant's business operations in the Subleased Premises as a result of any such entry and to provide reasonable (i.e., at least twenty-four (24) hours) advance notice (which may be telephonic) to Subtenant of any such entry, except in the case of emergency.

9. Assignment and Subletting.

9.1 Generally. Subtenant shall not assign this Sublease or further sublet all or any part of the Subleased Premises except subject to and in compliance with all of the terms and conditions of Article 17 of the Original Master Lease, and Sublandlord (in addition

to Landlord) shall have the same rights with respect to assignment and subleasing as Landlord has under such Article 17; provided, however, that:

(a) fifty percent (50%) of all excess rent (calculated as provided in Section 17.C of the Original Master Lease) in connection with any such assignment or sublease shall be payable to Sublandlord as and when received by Subtenant; and

(b) in connection with any proposed assignment or subletting by Subtenant, Sublandlord will have the right, to be exercised by written notice delivered within twenty (20) days after Subtenant's submission of all necessary materials requesting Sublandlord's consent to such assignment or sublease, to terminate this Sublease with respect to the space that is the subject of such proposed assignment or sublease, effective as of the proposed effective date of such proposed assignment or sublease.

9.2 Fees and Costs. Subtenant shall pay all fees and costs payable to Master Landlord pursuant to the Master Lease in connection with any proposed assignment, sublease or transfer of the Subleased Premises, together with all of Sublandlord's reasonable out-of-pocket costs relating to Subtenant's request for such consent, regardless of whether such consent is granted, and the effectiveness of any such consent shall be conditioned upon Master Landlord's and Sublandlord's receipt of all such fees and costs. The sale of shares of Subtenant's stock on a nationally recognized securities exchange in the normal course of trading (as opposed to the transfer of shares in connection with a merger or acquisition) will not constitute an assignment of Subtenant's interest in this Sublease.

9.3 Building 3 Sublease. In no event may Subtenant assign its interest in this Sublease unless Subtenant concurrently assigns its interest in the Building 3 Sublease to the same assignee.

10. Default. Except as expressly set forth herein, Subtenant shall perform all obligations in respect of the Subleased Premises that Sublandlord would be required to perform pursuant to the Master Lease, to the extent incorporated herein. It shall constitute an event of default hereunder if Subtenant fails to perform any obligation hereunder (including, without limitation, the obligation to pay Rent), or any obligation under the Master Lease which has been incorporated herein by reference, and, in each instance, Subtenant has not remedied such failure after delivery of any written notice required under this Sublease and passage of the cure periods prescribed in Section 13 of the Master Lease as incorporated herein, provided that with respect to non-monetary defaults, Subtenant's cure period shall be longer of (A) one-half of, or (B) five (5) calendar days less than, the actual cure period provided for such non-monetary default under the Master Lease. Additionally, at Sublandlord's option, any event of default on the part of Subtenant under the Building 3 Sublease will constitute an event of default under this Sublease without the necessity of additional notice or the passage of additional grace periods.

11. Remedies. In the event of any default hereunder by Subtenant, Sublandlord shall have all remedies provided to the "Landlord" in the Master Lease as if an event of default had occurred thereunder and all other rights and remedies otherwise available at law and in equity. Without limiting the generality of the foregoing, Sublandlord may continue

this Sublease in effect after Subtenant's breach and abandonment and recover Rent as it becomes due. Sublandlord may resort to its remedies cumulatively or in the alternative.

12. Right to Cure Defaults. If Subtenant fails to perform any of its obligations under this Sublease after expiration of applicable grace or cure periods, then Sublandlord may, but shall not be obligated to, perform any such obligations for Subtenant's account. All costs and expenses incurred by Sublandlord in performing any such act for the account of Subtenant shall be deemed Rent payable by Subtenant to Sublandlord upon demand, together with interest thereon at the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum rate allowable under law (the "Interest Rate") from the date of the expenditure until repaid. If Sublandlord undertakes to perform any of Subtenant's obligations for the account of Subtenant pursuant hereto, the taking of such action shall not constitute a waiver of any of Sublandlord's remedies. Subtenant hereby expressly waives its rights under any statute to make repairs at the expense of Sublandlord.

13. Sublandlord's Liability. Notwithstanding any other term or provision of this Sublease, but subject to the provisions of Section 6.2 above which allows for an abatement of Rent payable hereunder in certain circumstances, the liability of Sublandlord to Subtenant for any default in Sublandlord's obligations under this Sublease shall be limited to actual, direct damages, and under no circumstances shall Subtenant, its partners, members, shareholders, directors, agents, officers, employees, contractors, sublessees, successors and/or assigns be entitled to recover from Sublandlord (or otherwise be indemnified by Sublandlord) for (a) any losses, costs, claims, causes of action, damages or other liability incurred in connection with a failure of Landlord, its partners, members, shareholders, directors, agents, officers, employees, contractors, successors and /or assigns to perform or cause to be performed Landlord's obligations under the Master Lease (this clause (a) will not serve to diminish Sublandlord's agreement to indemnify Subtenant for Sublandlord's violation of the Master Lease as described in Section 5.2(b) above), (b) lost revenues, lost profit or other consequential, special or punitive damages arising in connection with this Sublease for any reason, or (c) any damages or other liability arising from or incurred in connection with the condition of the Subleased Premises or suitability of the Subleased Premises for Subtenant's intended uses, except to the extent that the condition of the Subleased Premises upon delivery to Subtenant is materially changed from the condition which existed as of Subtenant's pre-Sublease inspection. Subtenant shall, however, have the right to seek any injunctive or other equitable remedies as may be available to Subtenant under applicable law. Notwithstanding any other term or provision of this Sublease, no personal liability shall at any time be asserted or enforceable against a party's stockholders, directors, officers, or partners on account of any of such party's obligations or actions under this Sublease. As used in this Sublease, the term "Sublandlord" means the holder of the tenant's interest under the Master Lease and the holder of Sublandlord's interest under this Sublease. In the event of any assignment or transfer of the Sublandlord's interest under this Sublease, which assignment or transfer may occur at any time during the Term in Sublandlord's sole discretion, Sublandlord shall be and hereby is entirely relieved of all covenants and obligations of Sublandlord hereunder accruing subsequent to the date of the transfer and it shall be deemed and construed, without further agreement between the parties hereto, that any transferee has assumed and shall carry out all covenants and obligations thereafter to be performed by Sublandlord hereunder. Sublandlord may transfer and deliver any then existing Letter of Credit to the

transferee of Sublandlord's interest under this Sublease, and thereupon Sublandlord shall be discharged from any further liability with respect thereto.

14. Attorneys' Fees. If Sublandlord or Subtenant brings an action to enforce the terms hereof or to declare rights hereunder, the prevailing party who recovers substantially all of the damages, equitable relief or other remedy sought in any such action on trial and appeal shall be entitled to receive from the other party its costs associated therewith, including, without limitation, reasonable attorneys' fees and costs from the other party.

15. Delivery of Possession.

15.1 Generally. Promptly following the Effective Date, Sublandlord shall deliver, and Subtenant shall accept, possession of the Subleased Premises in their "AS IS" condition as the Subleased Premises exists on the date of such delivery. As a condition precedent to Subtenant's acceptance of the Subleased Premises in their "AS IS" condition, there shall be no material change in condition based on Subtenant's pre-Sublease inspection. Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, materials, furniture other than the Furniture, defined below, fixtures, equipment, decorations or other items to make the Subleased Premises ready or suitable for Subtenant's occupancy. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made and has not relied on any representation or warranty concerning the Subleased Premises or the Building, except as expressly set forth in this Sublease. Subtenant acknowledges that Sublandlord has afforded Subtenant the opportunity for full and complete investigations, examinations and inspections of the Subleased Premises and the Building Common Areas. Subtenant acknowledges that it is not authorized to make or perform any alterations or improvements in or to the Subleased Premises except as permitted by the provisions of this Sublease and the Master Lease and that upon termination of this Sublease, Subtenant shall deliver the Subleased Premises to Sublandlord in the same condition as the Subleased Premises were at the Commencement Date, reasonable wear and tear and those Subtenant Alterations the removal of which is not required by the terms hereof excepted (Subtenant acknowledges that except as expressly set forth herein, Subtenant Alterations including Subtenant's Initial Alterations, are subject to potential removal requirements); in any event, at Subtenant's cost, Subtenant will remove all telecommunications and data cabling (including Network Cabling) installed by or for the benefit of Subtenant.

15.2 Subtenant's Alterations.

(a) Generally. The parties acknowledge that Subtenant intends to construct improvements within the Subleased Premises; said improvements which are initially constructed in anticipation of Subtenant's occupancy of the Subleased Premises (the "Initial Subtenant Alterations") or are constructed by or on behalf of Subtenant following Subtenant's occupancy of the Subleased Premises, being referred to as "Subtenant Alterations". All Subtenant Alterations shall be carried out in accordance with, and will be deemed "alterations" for the purpose of, the Master Lease and will be subject to Landlord's prior written approval to the extent required under the Master Lease. Sublandlord will have the right to approve the Plans for any proposed Subtenant Alterations, as well as any contractors whom Subtenant proposes to retain to perform such work (provided that Sublandlord may designate the contractors who will

perform work on the Building's electrical, HVAC or life-safety systems). Sublandlord's consent shall not be unreasonably withheld with respect to proposed Subtenant Alterations that (a) comply with all applicable laws; (b) are compatible with the Building, its architecture and its mechanical, electrical, HVAC and life safety systems; (c) do not interfere with the use and occupancy of any other portion of the Building by any other occupant or their invitees; (d) do not affect the structural portions of the Building; (e) do not and shall not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building; (f) do not reduce the value of the Subleased Premises or increase the cost to Sublandlord of reletting the Premises; and (g) do not affect the exterior appearance of the Building. Additionally, Sublandlord may require that Subtenant incorporate "Project-Standard" materials with respect to (i) ceiling tile, (ii) lighting, (iii) doors, frames and hardware and (iv) other similar finish components. In determining whether to consent to proposed Subtenant Alterations, Sublandlord shall have the right to review and approve Plans for proposed Subtenant Alterations, construction means and methods, the identity of any contractor or subcontractor to be employed on the work for Subtenant Alterations, and the time for performance of such work. In connection with any proposed Subtenant Alterations, Subtenant will be solely responsible for providing any security required by Landlord pursuant to Section 7.A of the Original Master Lease. Additionally, if Sublandlord in good faith determines that Sublandlord proposes to construct Subtenant Improvements which would be materially more expensive to remove than the typical office improvements located in the Building, Sublandlord, in Sublandlord's discretion, may require as a condition to granting its consent to any proposed Subtenant Alterations that Subtenant increase the face amount of the Letter of Credit by an amount reasonably determined by Sublandlord to be sufficient to secure the performance of Subtenant's obligation to restore or remove such Subtenant Alterations at the expiration or sooner termination of the Sublease (whether such restoration is required by Landlord or Sublandlord). Subtenant shall supply to Sublandlord any documents and information reasonably requested by Sublandlord in connection with any Subtenant Alterations. Sublandlord may hire outside consultants to review such documents and information and Subtenant shall reimburse Sublandlord for the cost thereof as well as Sublandlord's internal costs. All Subtenant Alterations permitted hereunder shall be made and performed by Subtenant without cost or expense to Sublandlord, except with respect to Sublandlord's funding of the Allowance, described below. Upon completion of any Subtenant Alterations, Subtenant shall provide Sublandlord, at Subtenant's expense, with a complete set of "as built" plans on Mylar and specifications reflecting the actual conditions of the Subtenant Alterations as constructed in the Subleased Premises, together with a copy of such plans on diskette in AutoCAD format or such other format as may then be in common use for computer assisted design purposes; additionally, Subtenant will provide Sublandlord with the items required under clauses (i) through (iii) of Section 7.A of the Original Master Lease for delivery to Landlord. Sublandlord shall have the right to promulgate commercially reasonable rules and regulations regarding the performance of Subtenant Alterations; Subtenant's initial guidelines for construction are attached hereto as **Exhibit E**. Sublandlord will not charge any construction management fee with respect to the performance of the Initial Subtenant Alterations (as opposed to any subsequent Subtenant Alterations) carried out prior to Subtenant's initial occupancy of the Subleased Premises; however, if and to the extent that Landlord imposes a construction management fee with respect to any Subtenant Alterations, or otherwise passes through review fees and costs, Subtenant will be responsible for paying such sums. Sublandlord shall be responsible for all utility costs during

the construction of the Initial Subtenant Alterations. As used herein, "Plans" will mean fully dimensioned architectural construction drawings and specifications, and any required engineering drawings (including mechanical, electrical, plumbing, air-conditioning, ventilation and heating), and shall include, to the extent applicable: (i) electrical outlet locations, circuits and anticipated usage therefor, (ii) reflected ceiling plan, including lighting, switching, and any special ceiling specifications, (iii) duct locations for heating, ventilating and air-conditioning equipment, (iv) details of all millwork, (v) dimensions of all equipment and cabinets to be built in, (vi) furniture plan showing details of space occupancy, (vii) keying schedule, (viii) lighting arrangement, (ix) location of print machines, equipment in lunch rooms, concentrated file and library loadings and any other equipment or systems (with brand names wherever possible) which require special consideration relative to air-conditioning, ventilation, electrical, plumbing, structural, fire-life safety or mechanical systems, (x) special heating, ventilating and air conditioning equipment and requirements, (xi) weight and location of heavy equipment, and anticipated loads for special usage rooms, (xii) demolition plan, (xiii) partition construction plan, (xiv) all requirements under the Americans with Disabilities Act and other governmental requirements, and (xv) final finish selections, and any other details or features reasonably required by Landlord.

(b) Code-Required Work. If the performance of any Subtenant Alterations or other work by Subtenant within the Subleased Premises "triggers" a requirement for code-related upgrades to or improvements of any portion of the Building or Project, Subtenant shall be responsible for the cost of such code-required upgrade or improvements.

(c) Allowance. Sublandlord hereby grants to Subtenant:

(1) Base Allowance. An allowance of $11,510.00 to be applied towards the construction of the Initial Subtenant Alterations in the portions of the Subleased Premises outside of the Lab Space (the "Base Allowance"); and

(2) Lab Allowance. An allowance of $185,000.00 to be applied towards the construction of the Initial Tenant Improvements in the Lab Space (the "Lab Allowance") (the Base Allowance and the Lab Allowance are collectively referred to herein as the "Allowance").

(3) Disbursement. The Allowance shall be paid to Subtenant within thirty (30) days following receipt by Sublandlord of (1) full and final unconditional waivers of lien from all contractors and vendors performing work on Initial Subtenant Alterations; and (2) as-built plans of the Initial Subtenant Alterations (as described in Section 15.2(a) above).

(4) Default. Notwithstanding anything herein to the contrary, Sublandlord shall not be obligated to disburse any portion of the Allowance during the continuance of an uncured default under this Sublease, and Sublandlord's obligation to disburse shall only resume when and if such default is cured.

(5) Expiration of Allowance. Any Allowance not applied by Subtenant as of the first (1st) anniversary of the Delivery Date will be deemed waived by Subtenant and will be retained by Sublandlord.

(d) End of Term.

(1) Restoration Requirements. Subtenant expressly acknowledges that Landlord or Sublandlord may require Subtenant to remove some or all Subtenant Alterations at the expiration or sooner termination of the Term. Subtenant will also be responsible for the performance of the items of work required by clauses (i), (ii), (iii), (iv) and (v) (to the extent Tenant installs cabling) of Section 6.B of the Original Master Lease, to the extent applicable to the Subleased Premises. Subtenant acknowledges that Landlord may notify Sublandlord following the scheduled expiration of this Sublease of Landlord's determination that certain alterations performed by Subtenant must be removed. Sublandlord agrees to attempt to procure Landlord's determination in this regard as soon as reasonably possible; however, the parties acknowledge that Subtenant's obligation to remove any Subtenant Alterations which Landlord requires the removal of will survive the expiration or sooner termination of this Sublease. Notwithstanding any other term or provision of this Sublease, Sublandlord shall be responsible for the removal or restoration of any Alterations (as defined in the Master Lease) or improvements existing in the Subleased Premises prior to the Early Access Date, if and to the extent such removal or restoration is required by Landlord.

(2) Lab Space Restoration. If Landlord notifies Sublandlord that Landlord will require the restoration of the server lab depicted as the "Lab Space" in **Exhibit A** attached hereto, and provided Subtenant is not then in default hereunder or under the Building 3 Sublease, Sublandlord will provide Subtenant with a credit equal to (x) one-half (1/2) of one (1) month's Base Rent payable for the Subleased Premises as well as (y) one-half (1/2) of one (1) month's Base Rent payable for the premises demised under the Building 3 Sublease, in order to assist Subtenant in defraying the cost of restoration of such Lab Space. The provisions of this Section 15(d)(2) will only apply if Landlord requires the restoration of the specified Lab Space depicted in **Exhibit A** attached hereto, and if Landlord does not require such restoration but requires restoration of any other portion of the Subleased Premises (including, without limitation, any other lab area which Subtenant may elect to construct), this Section 15(d)(2) will not apply.

16. Holding Over. If Subtenant holds over after the expiration or earlier termination of this Sublease with the express or implied consent of Sublandlord, such tenancy shall be from month-to-month only and shall not constitute a renewal hereof or an extension for any further term. Such month-to-month tenancy shall be subject to all the terms and provisions of this Sublease, except that Subtenant shall pay Base Rent and Additional Rent in an amount equal to 150% of the Base Rent due for the period immediately preceding the holdover. Nothing contained in this Section 16 shall be construed as consent by Sublandlord to any holding over by Subtenant, and Sublandlord expressly reserves the right to recover immediate possession of the Subleased Premises by summary proceedings or otherwise. In addition to the payment of the amounts provided above, if Sublandlord is unable to deliver possession of the Subleased Premises to a new subtenant or to Landlord, as the case may be, or to perform improvements for a new subtenant, as a result of Subtenant's holdover, Subtenant shall be liable to Sublandlord for

all damages, including, without limitation, consequential damages, that Sublandlord suffers from the holdover; Subtenant expressly acknowledges that such damages may include all of the holdover rent charged by Landlord under the Master Lease as a result of Subtenant's holdover, which Master Lease holdover rent may apply to the entire Master Lease Premises. Notwithstanding any other term or provision of this Sublease, if the Term expires on the Expiration Date (as opposed to an early termination for any reason), Subtenant shall be entitled to hold over, without any payment of Base Rent and Additional Rent, solely for the purpose of performing any repair/restoration obligations of Subtenant under this Sublease, so long as (x) Subtenant's work of repair/restoration does not interfere with Sublandlord's restoration work, if any, which is concurrently being performed in the Building and (y) in no event will Subtenant have any right to remain in the Subleased Premises for any reason whatsoever following the date which precedes the date of expiration of the term of the Master Lease.

17. Parking. During the Term Subtenant shall be permitted to use 30 (i.e., 3.78 spaces per 1,000 rentable square feet in the Subleased Premises) of the parking spaces allocated to Sublandlord in the Master Lease. Such parking shall be provided on an unreserved basis. Sublandlord reserves the right in the future to designate reserved parking spaces at Sublandlord's sole discretion.

18. Notices: Any notice by either party to the other required, permitted or provided for herein shall be valid only if in writing and shall be deemed to be duly given only if (a) delivered personally, or (b) sent by means of Federal Express, UPS Next Day Air or another reputable express mail delivery service guaranteeing next business day delivery, or (c) sent by United States certified or registered mail, return receipt requested, addressed: (i) if to Sublandlord, at the following addresses:

Oracle USA, Inc.
c/o Oracle Corporation
1001 Sunset Boulevard
Rocklin, California 95765
Attn: Lease Administration

with a copy to:

Oracle USA, Inc.
c/o Oracle Corporation
500 Oracle Parkway
Box 5OP7
Redwood Shores, California 94065
Attn: Legal Department

and (ii) if to Subtenant, at the following address:

701 Gateway Boulevard
Suite 600
So. San Francisco, CA 94080
Attn: Dan Gaudreau
Chief Financial Officer
(prior to Commencement Date)

2207 Bridgepointe Parkway
San Mateo, CA 94404
Attn: Dan Gaudreau
Chief Financial Officer
(after Commencement Date)

or at such other address for either party as that party may designate by notice to the other. A notice shall be deemed given and effective, if delivered personally, upon hand delivery thereof (unless such delivery takes place after hours or on a holiday or weekend, in which event the notice shall be deemed given on the next succeeding business day), if sent via overnight courier, on the business day next succeeding delivery to the courier, and if mailed by United States certified or registered mail, three (3) business days following such mailing in accordance with this Section.

19. Furniture. During the Term, at no charge to Subtenant, Subtenant shall be permitted to use the existing modular and office furniture and cabling located in the Subleased Premises and described in more particular detail in **Exhibit F** attached hereto (the "Furniture"). Additionally, if and to the extent that Subtenant desires additional modular or office furniture and Sublandlord has such furniture available, Subtenant shall have the right, by written notice to Sublandlord, to have any such additional items of furniture added to the description of the "Furniture" at no additional cost to Subtenant (provided, however, that Subtenant will pay for any costs associated with the relocation of any such additional Furniture from its then-current location to the Subleased Premises, and all costs of installation of same within the Subleased Premises). Subtenant shall accept the Furniture in its current condition without any warranty of fitness from Sublandlord (Subtenant expressly acknowledges that no warranty is made by Sublandlord with respect to the condition of any cabling currently located in or serving the Subleased Premises); for purposes of documenting the current condition of the Furniture, Subtenant and Sublandlord shall, prior to the Commencement Date, conduct a joint walk-through of the Subleased Premises in order to inventory items of damage or disrepair in the Furniture. Subtenant shall use the Furniture only for the purposes for which such Furniture is intended and shall be responsible for the proper maintenance, care and repair of the Furniture, at Subtenant's sole cost and expense, and using maintenance contractors specified by Sublandlord. No item of Furniture shall be removed from the Subleased Premises without Sublandlord's prior written consent. On or about the date of expiration of the Term, the parties shall once again conduct a walk-through of the Subleased Premises to catalog any items of damage, disrepair, misuse or loss among the Furniture (reasonable wear and tear excepted), and Subtenant shall be responsible, at Subtenant's sole cost and expense, for curing any such items (including, with respect to loss,

replacing any lost item with a substantially similar new item reasonably acceptable to Sublandlord). Subtenant shall not modify, reconfigure or relocate any furniture except with the advance written permission of Sublandlord, and any work of modifying any Furniture (including, without limitation, changing the configuration of, "breaking down" or reassembly of cubicles or other modular furniture) shall be performed at Subtenant's sole cost using Sublandlord's specified vendors or an alternate vendor approved in writing by Sublandlord (such approval to be granted or withheld in Sublandlord's good faith discretion, based upon Sublandlord's assessment of factors which include, without limitation, whether the performance by such vendor will void applicable warranties for such furniture and whether such vendor is sufficiently experienced in the design of such furniture). At Subtenant's election, to be set forth in a written notice delivered to Sublandlord no later than the date that is six (6) months following the mutual execution and delivery of this Sublease, Sublandlord will remove from the Subleased Premises any portion of the Furniture which Subtenant does not desire to remain in the Subleased Premises, which removal will take place within two (2) weeks following the delivery of Subtenant's notice specifying the items to be removed; from and after any such removal, the items removed will no longer be deemed a part of the Furniture and the parties shall prepare a revised **Exhibit F** reflecting the revised Furniture inventory.

20. Access System. Subtenant acknowledges that Sublandlord currently has an access system monitoring access to the Project and the Building. Subtenant acknowledges that there are card readers installed throughout the Building and Project which are part of Sublandlord's access system. Additionally, if and to the extent that there are existing card readers installed within, or at the entrances to, the Subleased Premises, Subtenant shall have the right to "tie in" Subtenant's security system to such card readers, in order to allow Subtenant to regulate access among the various suites within the Subleased Premises (Sublandlord and Sublandlord's property manager will, at all times, be provided with a "master" card key providing Sublandlord and Sublandlord's property manager with access to the Subleased Premises, which master card-keys will be programmed to be operable on all such card readers). Subtenant may also install its own card readers. To the fullest extent permitted under applicable law, Subtenant hereby acknowledges that, except for making the card key reader system available for Subtenant's use with card keys initially at no cost to Subtenant (Sublandlord will have a right to charge a reasonable fee for lost or replacement card keys) and except for servicing and maintaining the system, Sublandlord shall not be responsible for providing access or security services to Subtenant, and that Subtenant shall be solely responsible for providing its own security service, if any.

21. **[INTENTIONALLY OMITTED]**.

22. Telecom Riser Rooms. Each floor of the Building has a separate room (each, a "Telecom Riser Room") which was used by the prior occupant of the Building to connect with the main telecommunications distribution frame ("MDF") serving the Building and the Project; the Telecom Riser Rooms serve as the central point of distribution for telecommunications fiber for all floors in the Building. As of the date of this Sublease, the Telecom Riser Rooms serving the Subleased Premises shall remain locked unless otherwise determined by Sublandlord, but considered common space accessible to Sublandlord and, if separately scheduled with Sublandlord or Sublandlord's property manager for the Project, other Building occupants (including Subtenant). Other Building occupants who wish to use the

telecom riser fiber in the Building may require access to all Telecom Riser Rooms (including Telecom Riser rooms on floors other than the floors on which their separate subleased premises are located). Subtenant may elect to use the Telecom Riser Rooms serving the Subleased Premises for connecting to the MDF, however, Subtenant may not interfere with any pre-existing Building fiber installed in or connected to any Telecom Riser Room nor may Subtenant prevent Sublandlord (or any other Building occupants) from accessing the Telecom Riser Rooms serving the Subleased Premises; however, Subtenant will have the right to supervise the performance of any other occupants' work in the Telecom Riser Rooms on the floor(s) where the Subleased Premises are located (and, similarly, if Subtenant wishes to have access to the Telecom Riser Rooms on any floor in the Building where the Subleased Premises is not located, Subtenant may be subject to the supervision of the occupant(s) of such floor during the performance of any such work). All work performed by or on behalf of Subtenant in any Telecom Riser Room will be performed in strict compliance with such guidelines as Sublandlord may, from time to time, promulgate. Alternatively, Subtenant may elect to relocate Subtenant's voice and data cabling to another location within the Subleased Premises at Subtenant's sole cost and expense. All additional vertical cabling installed by Subtenant shall be in such room in a location designated and approved by Sublandlord and Sublandlord may need future access to allow other Subtenants to core drill and pull additional fiber.

23. Project Renovations. It is specifically understood and agreed that Landlord has no obligation and has made no promises to alter, remodel, improve, renovate, repair or decorate the Subleased Premises, Building, or any part thereof and that no representations respecting the condition of the Subleased Premises or the Building have been made by Sublandlord to Subtenant except as specifically set forth herein. However, Subtenant hereby acknowledges that Sublandlord is currently renovating or may during the Term renovate, improve, alter, or modify (collectively, the "Renovations") the Project, the Building and/or the Subleased Premises. Subtenant hereby agrees that such Renovations shall in no way constitute a constructive eviction of Subtenant nor, except as expressly set forth in Section 6.2 above, entitle Subtenant to any abatement of Rent. Sublandlord shall have no responsibility and shall not be liable to Subtenant for any injury to or interference with Subtenant's business arising from the Renovations, nor shall Subtenant be entitled to any compensation or damages from Sublandlord for loss of the use of the whole or any part of the Subleased Premises or of Subtenant's personal property or improvements resulting from the Renovations, or for any inconvenience or annoyance occasioned by such Renovations.

24. Brokers. Subtenant represents that it has dealt directly with and only with Studley ("Subtenant's Broker"), as a broker in connection with this Sublease. Sublandlord represents that it has dealt directly with and only with Colliers International ("Sublandlord's Broker"), as a broker in connection with this Sublease. Sublandlord and Subtenant shall indemnify and hold each other harmless from all claims of any brokers other than Subtenant's Broker and Sublandlord's Broker claiming to have represented Sublandlord or Subtenant in connection with this Sublease. Subtenant and Sublandlord agree that Subtenant's Broker and Sublandlord's Broker shall be paid commissions by Sublandlord in connection with this Sublease pursuant to a separate agreement.

25. Complete Agreement. There are no representations, warranties, agreements, arrangements or understandings, oral or written, between the parties or their

representatives relating to the subject matter of this Sublease which are not fully expressed in this Sublease or the Building 3 Sublease. This Sublease cannot be changed or terminated nor may any of its provisions be waived orally or in any manner other than by a written agreement executed by both parties.

26. USA Patriot Act. Subtenant is currently in compliance with and shall at times during the Term remain in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on OFAC's Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action relating thereto.

27. Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of California. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease or any part thereof to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same, not dependent on any other provision of this Sublease unless otherwise expressly provided. All terms and words used in this Sublease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. The word "person" as used in this Sublease shall mean a natural person or persons, a partnership, a corporation or any other form of business or legal association or entity.

28. Counterparts. This Sublease may be executed in separate counterparts, each of which shall constitute an original and all of which together shall constitute one and the same instrument. This Sublease shall be fully executed when each party whose signature is required has signed and delivered to each of the parties at least one counterpart, even though no single counterpart contains the signatures of all parties hereto.

IN WITNESS WHEREOF, the parties hereto hereby execute this Sublease as of the day and year first above written.

SUBLANDLORD: ORACLE USA, INC.,
a Colorado corporation

By: Randall W. Smith
Print Name: Randall W. Smith
Title: VP Real Estate & Facilities

SUBTENANT: ACTUATE CORPORATION
a Delaware corporation

By: Dan Gaudreau
Print Name: Dan Gaudreau
Title: CFO

EXHIBIT A

Subleased Premises (Designating Location of Lab Space)


EXHIBIT A
Sublease Premises
Lab Space
Sublease Premises

2266\053G\JKENNEDY\1425399.6

EXHIBIT B

Commencement Agreement

Date ______________________

Subtenant ______________________
Address ______________________
____
____

Re: Commencement Letter with respect to that certain Sublease dated as of the _____ day of __________, _____, by and between **ORACLE USA, INC., a Colorado corporation**, as Sublandlord, and **ACTUATE CORPORATION, a(n) ___________________ corporation**, as Subtenant, for 8,018 rentable square feet on the first (1st) floor of the Building located at 2211 Bridgepointe Parkway, San Mateo, California.

Dear __________________:

In accordance with the terms and conditions of the above referenced Sublease, Subtenant accepts possession of the Subleased Premises and agrees:

1. The Commencement Date is ________________________;

2. The Expiration Date is ____________________________.

Please acknowledge your acceptance of possession and agreement to the terms set forth above by signing all 3 counterparts of this Commencement Letter in the space provided and returning 2 fully executed counterparts to my attention.

Sincerely,

____
Authorized Signatory

Agreed and Accepted:

Subtenant: ACTUATE CORPORATION

By: ______________________
Name: ______________________
Title: ______________________
Date: ______________________

EXHIBIT C

Letter of Credit

ISSUING BANK
ADDRESS OF ISSUING BANK

DATE: __________

IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER: _______

BENEFICIARY: APPLICANT:

___________________ ___________________
___________________ ___________________

AMOUNT: USD $_____________

EXPIRATION: ___________ AT OUR COUNTERS

WE HEREBY ESTABLISH IN YOUR FAVOR OUR IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER _______ WHICH IS AVAILABLE WITH [ISSUING BANK] BY PAYMENT AGAINST PRESENTATION OF THE ORIGINAL OF THIS LETTER OF CREDIT AND YOUR DRAFTS AT SIGHT DRAWN ON [ISSUING BANK] AT THE ADDRESS ABOVE, ACCOMPANIED BY THE DOCUMENTS DETAILED BELOW:

A LETTER SIGNED BY A PURPORTED AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY STATING THAT BENEFICIARY IS ENTITLED TO DRAW ON THIS LETTER OF CREDIT PURSUANT TO THAT SUBLEASE AGREEMENT BETWEEN ___________________ AND _______________, AS IT MAY BE AMENDED.

THIS LETTER OF CREDIT CANNOT BE MODIFIED OR REVOKED WITHOUT YOUR WRITTEN CONSENT OF BENEFICIARY.

SPECIAL CONDITIONS:

THIS LETTER OF CREDIT SHALL AUTOMATICALLY RENEW WITHOUT AMENDMENT FOR AN ADDITIONAL ONE YEAR PERIOD FROM THE CURRENT OR FOR ANY FUTURE EXPIRATION DATE, UNLESS WE SHALL NOTIFY YOU IN WRITING BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED OR OVERNIGHT COURIER AT LEAST 60 DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE THAT THIS LETTER OF CREDIT WILL NOT BE RENEWED. FOLLOWING SUCH NOTIFICATION AND PRIOR TO THE EXPIRATION OF THIS LETTER OF CREDIT, YOU MAY DRAW UPON THIS LETTER OF CREDIT BY PRESENTATION OF THE SIGHT DRAFT(S) MENTIONED ABOVE, ACCOMPANIED BY A LETTER SIGNED BY A PURPORTED AUTHORIZED REPRESENTATIVE OF BENEFICIARY STATING THAT BENEFICIARY HAS NOT BEEN PRESENTED WITH A SUBSTITUTE LETTER OF

CREDIT IN THE SAME PRINCIPAL AMOUNT, AND ON THE SAME TERMS AS THIS LETTER OF CREDIT FROM AN ISSUER REASONABLY SATISFACTORY TO YOU.

THIS LETTER OF CREDIT IS TRANSFERABLE AND MAY BE TRANSFERRED ONE OR MORE TIMES BY THE NAMED BENEFICIARY HEREUNDER OR BY ANY TRANSFEREE HEREUNDER TO A SUCCESSOR TRANSFEREE. TRANSFER OF THIS LETTER OF CREDIT IS SUBJECT TO OUR RECEIPT OF BENEFICIARY'S INSTRUCTIONS IN THE FORM ATTACHED AS EXHIBIT A, ACCOMPANIED BY THE ORIGINAL LETTER OF CREDIT AND AMENDMENT(S), IF ANY.

PARTIAL DRAWS ARE ALLOWED UNDER THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS SUBJECT TO THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 AND ENGAGES US PURSUANT TO THE TERMS THEREIN.

[ISSUING BANK]

AUTHORIZED SIGNATURE AUTHORIZED SIGNATURE

EXHIBIT D

Rules and Regulations

1. Sidewalks, doorways, halls, stairways, vestibules and other similar areas shall not be obstructed by any tenant or used by them for purpose other than ingress to and egress from their respective Premises, and for going from one part of the Building to another part.

2. Plumbing fixtures shall be used only for their designated purpose, and no foreign substances of any kind shall be deposited therein. Damage to any such fixture resulting from misuse by Subtenant or any employee or invitee of Subtenant shall be repaired at the expense of Subtenant.

3. Nails, screws and other attachments to the Building require prior written consent from Sublandlord.

4. All contractors and technicians rendering any installation service to Subtenant shall be subject to Sublandlord's approval and supervision prior to performing services. This applies to all work performed in the Building, including, but not limited to, installation of telecommunications equipment, and electrical devices, as well as all installation affecting floors, walls, woodwork, windows, ceilings, and any other physical portion of the Building.

5. Movement in or out of the Building of furniture, office equipment, or other bulky material which requires the use of elevators, stairways, or Building entrance and lobby shall be restricted to hours established by Sublandlord. All such movement shall be under Sublandlord's supervision, and the use of an elevator for such movements shall be made restricted to the Building's freight elevators, or an elevator for such movements shall be made restricted to the Building's freight elevators. Prearrangements with Sublandlord shall be made regarding the time, method, and routing of such movement, and Subtenant shall assume all risks of damage and pay the cost of repairing or providing compensation for damage to the Building, to articles moved and injury to persons or public resulting from such moves. Sublandlord shall not be liable for any acts or damages resulting from any such activity.

6. Corridor doors, when not is use, shall be kept closed.

7. Subtenant shall cooperate with Sublandlord in maintaining the Subleased Premises. Except as expressly set forth in the Sublease, Subtenant shall not employ any person for the purpose of cleaning the Subleased Premises other than the Building's cleaning and maintenance personnel.

8. Deliveries of water, soft drinks, newspapers, or other such items to any Premises shall be restricted to hours established by Sublandlord and made by use of the freight elevators if Sublandlord so directs.

9. Nothing shall be swept or thrown into the corridors, halls, elevator shafts, or stairways. No birds, fish, or animals of any kind shall be brought into or kept in, on or about the Subleased Premises.

10. No cooking shall be done in the Subleased Premises except in connection with convenience lunch room or beverage service for employees and guests (on a noncommercial basis) in a manner which complies with all of the provisions of the Sublease and which does not produce fumes or odors.

11. Food, soft drink or other vending machines shall not be placed within the Subleased Premises without Sublandlord's prior written consent.

12. Subtenant shall not use or keep on its Subleased Premises any kerosene, gasoline, or inflammable or combustible fluid or material other than limited quantities reasonably necessary for the operation and maintenance of office equipment.

13. Subtenant shall not tamper with or attempt to adjust temperature control thermostats in the Subleased Premises. Sublandlord shall make adjustments in thermostats on call from Subtenant.

14. Subtenant shall comply with all requirements necessary for the security of the Building, including the use of service passes issued by Sublandlord for after hours movement of office equipment/packages, and signing security register in Building lobby after hours.

15. Upon termination of the Sublease, Subtenant shall surrender to Sublandlord all keys and access cards to the Subleased Premises, and give to Sublandlord the combination of all locks for safes and vault doors, if any, in the Subleased Premises.

16. Sublandlord retains the right, without notice or liability to any occupant, to change the name and street address of the Building.

17. Canvassing, peddling, soliciting, and distribution of handbills in the Building are prohibited and each tenant shall cooperate to prevent these activities.

18. Subtenant shall take reasonable steps to prevent the unnecessary generation of refuse (e.g., choosing and using products, packaging, or other materials in business that minimize solid waste or that are durable, reusable, or recyclable). Subtenant shall provide or obtain recycling containers in its business for use by employees and customers, shall recycle acceptable materials in the recycling containers provided by Sublandlord, and shall otherwise participate in the recycling program established by Sublandlord for the Building. Acceptable recyclable materials may include, but are not limited to, the following: newspaper, cardboard, paperboard, office paper and other mixed paper, aluminum, tin and other metal, glass, and #1 (PETE) and #2 (HDPE) plastics.

19. Subtenant shall not and shall cause its employees, agents, contractors, invitees, customers and visitors not to smoke in the Subleased Premises or in any portion of the Building, except those areas, if any, expressly designated as smoking areas by Sublandlord. Persons may smoke cigarettes in designated areas only if the smoker uses designated receptacles for ashes and cigarette butts and does not annoy any nonsmoking persons using the area or interfere with access to the Building.

20. Sublandlord will have the right to prevent access to the plaza level visitor parking areas after business hours.

21. Sublandlord reserves the right to rescind or modify any of these rules and regulations and to make future rules and regulations required for the safety, protection, and maintenance of the Building, the operation and preservation of good order thereof, and the protection and comfort of the tenants and their employees and visitors. Such rules and regulations, when made and written notice given the Subtenant, shall be binding as if originally included herein.

EXHIBIT E

Construction Guidelines for Contracted Services

The following outlines the regulations and requirements, which will be required of contracted service personnel working at or in the Building. No deviation or exception will be permitted without the express written approval of Sublandlord or its property manager.

1. All contractors to perform work at the Project must be approved by Sublandlord prior to the commencement of any construction.

2. Prior to any entry onto the Building, Subtenant or any contractors, as applicable, shall have provided to Sublandlord certificates of insurance, in form and amount satisfactory to Sublandlord, evidencing the following insurance coverages:

a. Worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are reasonably required by Sublandlord.

b. Subtenant shall carry "Builder's All Risk" insurance in an amount approved by Sublandlord or Landlord covering the construction of the work in question, and such other insurance as Sublandlord or Landlord may reasonably require. Such insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Sublandlord or Landlord.

All such policies of insurance must contain a provision that the company writing said policy will give Sublandlord thirty (30) days prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. All policies shall insure Landlord, Sublandlord and Subtenant, as their interests may appear, as well as Subtenant's contractors, and shall name as additional insureds Sublandlord's property manager. All insurance, except Workers' Compensation, maintained by Subtenant's contractors shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the owner and that any other insurance maintained by owner is excess and noncontributing with the insurance required hereunder.

c. Sublandlord must be named on all warranties and guaranties for all products being guarantied or warranted by any contractor, sub-contractor, and/or manufacturing supplier.

3. All workers must be properly, permanently and visually identified. The identification system must be approved prior to the start of any work and may take the form of badges for attachment to clothing. All companies will maintain an updated list of authorized workers with building management and notify management of each change.

4. All workers shall maintain their actions while in the Building in a professional manner to include but not limited to the following:

a. No abusive language.

b. No smoking, eating or drinking except in areas designated by the Building manager.

c. No use of radios.

5. Offenses that will result in immediate request for discharge include, but are not limited to the following:

a. Drinking alcoholic beverages on the job, or coming to work in an intoxicated condition.

b. Possession or consuming drugs or any other illegal substances while at the property.

c. Using or removing Building manager's, tenant's or subcontractor's possessions from the property without prior authorization.

d. Violating any state or federal statutes while working at the Building.

e. Possessing firearms or explosives while working at the Building.

f. Using property facilities for jobs other than specific work assignments.

g. Accepting commissions, fees or kickbacks from any vendors, tenants or contractors involved in providing a service or product to the Building.

h. Physically abusing or harming any individual who works at or visits the Building.

i. Duplicating any keys used in the Building.

j. Providing Building access at anytime to anyone not authorized by Building manager.

6. Contractor and contractor employee parking shall be only in areas reasonably designated by Sublandlord. The loading dock will not be used for parking. Oversized vehicles will use street parking as far as possible from public entries and operating retail facilities.

7. All construction staging storage and temporary contractor facilities will be located in specific areas assigned by the Building management. Contractors will be responsible for the maintenance, housekeeping and demolition of all temporary facilities.

8. The entrances lobbies passages corridors elevators stairways and other common areas will not be obstructed by any of the contractors agents during construction.

9. No storage of flammable substances will be allowed or stored in the Building unless approved by Building management and in accordance with approved building codes and regulations.

10. Any work that would cause an inconvenience (in Sublandlord's reasonable discretion) to other occupants in the Building or any work in an occupied lease space must be done after Building Hours or on the weekend. Any structural modifications or floor penetrations created with the use of core drilling machines pneumatic hammers etc. must be performed between the hours of 1 p.m. to 6:00 p.m. on Saturdays and 11:00 a.m. to 6:00 p.m. on Sundays or as otherwise permitted by law and the Building rules and regulations. Likewise any construction techniques causing excessive noise or vapors will be conducted only during these hours.

11. Prior to starting the work the general mechanical and electrical contractors will check in and go over the job with the chief Building engineer and will furnish to such building engineer mechanical and electrical shop drawings. All panels and transformers are to match the "Building Standard" systems and all materials and methods used to connect panels and transformers must be approved by Sublandlord. In connection therewith:

a. The Building is fed with Cutler Hammer Bus duct, any time a new 480 volt panel is added, Contractor must add a Cutler Hammer Bus duct disconnect;

b. The existing transformers serving the Building are Cutler Hammer; all transformers need to be copper and K13 rated;

c. The existing panels are Cutler Hammer. Any 120/208 and 277/480 volt panels need to be copper bus, bolt on breakers and 65K A/C rated. It is critical that any breakers installed in the panels at 65K rated; and

d. The fire alarm system is an Edwards addressable fire alarm panel; any contractor who performs who affecting this system must e approved in advance by Sublandlord.

12. Dust and air contamination are to be controlled with temporary partitions which are sealed adequately to prevent dust from entering leased areas or mechanical equipment. Floor sweep or a comparable material will be used when sweeping concrete or tile floors. If air conditioning is provided to construction space, air handler filters will be replaced at the completion of work at contractors' expense.

13. Contractors are prohibited from staining, painting (except wall painting), or lacquering during the working hours of 8:00 a.m. - 6:00 p.m. Monday - Friday and 8:00 a.m. - 2:00 p.m. Saturday [(except wall painting)]. All such work must be stopped by 5:00 a.m. on mornings of normal business days. Contractor shall provide and maintain deodorizing and air purifier machines during all painting applications and for a minimum of six (6) hours after all operations have stopped.

14. There will be absolutely no use of Sublandlord's property to include, but not be limited to, telephones, dollies, vending machines, copiers, etc. unless specifically approved in writing by the tenant in advance of their use. Any unauthorized telephone charges will be billed back to the Contractor.

15. No supplies, trash, or storage of these will be allowed in the dock area at any time.

16. No doors will be propped open or held open to the degree that such will cause an alarm or jeopardize security. Contractors shall be responsible for charges resulting from such alarms and/or security violations.

17. The Building's manager, at its sole discretion, may require General Contractor to use masonite to cover the floors. All moving companies will be required to cover the floors with masonite prior to any items entering or exiting the Building.

18. All work areas are to be broom cleaned daily of trash, debris and non-useful materials. Failure to do so will result in Building management providing this service and charging the Subtenant or Subtenant's general contractor accordingly. The general contractor is responsible for providing trash receptacles. The Building compactor will not be used unless prior approval has been granted by Building management. Walk-off mats, plastic tarping and Masonite will be used to avoid unnecessary debris and buildup. If cleanup does not meet with Building management satisfaction, building personnel will clean the area and back-charge the responsible contractor.

19. Fire alarm speakers must be installed and connected to the Building's existing system throughout the Premises in compliance with applicable Fire Code requirements. Contractor shall coordinate all Fire Alarm and Fire Sprinkler system related work with Building security and Building engineering. No Fire Alarm or Fire Sprinkler system related work will be performed until proper steps have been taken to assure that false alarms will not sound, that adequate building protection will be maintained, and that the proper agencies have been notified of Fire Safety system downtime. Contractor will also coordinate with Building Security and Building Engineering for the proper restoration of Fire Alarm and Fire Sprinkler systems to normal operation once work is complete. Under no circumstances will Contractor leave the property until all Fire Alarm and Fire Sprinkler systems, which they have affected, have been restored to their normal operating conditions.

20. The General Contractor shall maintain all applicable federal, state and local rules and regulations for each Building as required.

21. Since each job is different in scope, it may be necessary that the contractors set up job meetings according to the job needs. Each contractor must set their own time interval between meetings, notify Building management of their scheduling, and once the intervals are set, maintain them on a regular basis. This will help to coordinate and control attendance.

22. Any contractor who anticipates work on the Building's life safety systems (sprinklers, smoke detectors, fire command speakers, fire alarms, etc.) will notify Building management 24 hours in advance prior to commencement of work.

23. All work to be performed after hours must be scheduled with Building management art least 24 hours in advance and must be accompanied by a security clearance request.

24. Bobtails, semi-trailers, etc. are authorized to be parked in the loading dock only for the time necessary to unload equipment and material. Unless prior approval is obtained

from Building management vehicles left at the loading dock will be towed at owner's expense. No contractors or their employees are authorized to park in visitors parking or in any fire lanes at any time.

25. Material deliveries must be scheduled through Building management. Freight elevators will be the only elevators used by contractor or agents. When the freight elevator is used to move materials, contractors will required to release the elevator immediately after unloading is complete. The elevator will not be placed on independent service without prior approval of Building management. Landlord will cooperate with contractor regarding contractor's use of the freight elevators and loading docks and in the placement of dumpsters to be provided by contractor and Landlord will not charge a fee in connection with the use or accommodation thereof.

26. Contractor personnel are not to use tenant occupied areas, including vending machines and break-rooms, at any time. Restrooms on tenant occupied floors are not to be used by contractor personnel. Contractor personnel are to use only the restrooms specified by Building management. Unless on specific assignment which has been pre-approved by Building management. No contractor personnel are to enter tenant office areas.

27. Applicable keys and access cards are controlled and distributed by the security department. If a contractor wishes to check out keys or access cards, they must be prepared to surrender their driver's license on request. The driver's license will be returned when the equipment is returned. contractors will not issue keys or access cards for service areas, utility closets or other Building areas to anyone including tenants, telephone and utility personnel or other construction workers. Keys and access cards will not be taken off property for any reason. If any keys are lost, contractor will be subject to a replacement fee. This may also include the cost of re-keying the affected area or possibly the entire Building.

28. Any damage to other tenant spaces, public areas or common facilities of the building is to be reported immediately to Building management. Contractor is expected to repair any damage made by their personnel. If corrections are not made, Building personnel will make the necessary repairs and back-charge the responsible contractor.

29. Contractors shall check in and out with Building security on a daily basis.

30. Contractor shall take appropriate action to prevent false fire alarm or other unnecessary alarm, which may occur as a direct or indirect result of their work. This shall include protection of smoke detection devices from smoke, dust and debris during construction, use of sweeping compound when sweeping floors to prevent dust, and proper precautionary measures taken when working around other alarm initiating devices such as pull stations, water flow devices and Fire Safety related power devices. All work that, for any reason, may activate the Fire Alarm system must first be reported to Building security so that appropriate measure may be taken to prevent a false alarm. Such work includes, but is not limited to sweeping, painting, sanding, soldering, brazing, welding, sawing, etc.

31. Contractor is to provide, and pay all fees for, all permits, inspection, certificates of occupancy, maintenance and operation manuals, equipment warranties, etc.

32. Should the contractor perform any work that does not comply with the requirements of applicable laws, Subtenant shall bear all costs that arise in correcting such defects.

33. All contractors (including the general contractor) shall contact Sublandlord and schedule time periods during which they may use Building and Building facilities in connection with the Contractor of Subtenant Improvements (e.g., elevators, excess electricity, etc.).

34. Contractor shall maintain existing plumbing, HVAC, and fire alarm systems, as well as other existing systems, and must retain all existing functions in service except for scheduled interruptions approved by Building management 24-hours in advance.

35. Any Building-wide power shutdowns must be scheduled with Sublandlord and Landlord at least thirty (30) days prior to the shutdown in question.

All penetrations of piping, duct work, etc. through walls partitions and floors shall be sealed to Building management's satisfaction to maintain the integrity of the Building's fire safety rating. Also, any openings in walls and partitions made by the contractor for access to construction work shall be patched and/or repaired to Building management's satisfaction. All core drill pieces are to be removed by the contractor.

EXHIBIT F

Furniture

Exhibit C
Furniture Inventory
2211 Bridgepointe, Bldg 2, 1st floor

Inventory & Definitions

(9) Cubes - Standard Kimball Cetra/Footprint (8' x 8') Furniture will contain:
(2) 48" work surfaces – laminate; (1) Corner work surface – laminate; (2) wood file pedestals; (2) chairs; (1) overhead storage with built in desk light.



(1) Large Mailroom:
- (5) assorted Kimball cubes
- (15) blue Hamilton tables, (3) blue Hamilton mailsorters
- (11) various metal vertical cabinets
- (16) chairs
- (15) dismantled Metro shelves

(1) Lab Room
- (4) rows of custom lab shelves
- (11) free standing lab tables
- (4) stools
- (20) chairs
- (1) rolling table
- (60) Metro shelves

(1) Reception Station
- Receptionist desk
- Wooden display stand
- Lounge area with (2) chairs and occasional table

Furniture Notes:

1. Number of lateral filing cabinets is an estimated number only. The actual number may be either higher or lower and neither party shall have any recourse or liability for such variance.

2. All furniture is "as is". Drawers may or may not include keys for all drawers.